As filed with the Securities and Exchange Commission on August 31, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARBIZ INC.
(Name of small business issuer in its charter)

Ontario, Canada	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address and telephone number of principal executive offices)

William Guerrant, Esq.
Hill, Ward & Henderson P.A.
101 East Kennedy Blvd.
Suite 3700
Tampa, Florida 33602
(813) 221-3900
(Name, address and telephone number of agent for service)

Copy to:

Peter V. Hogan, Esq.
Yaphett K. Powell, Esq.
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Tel (310) 208-1182
Fax (310) 208-1154

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          Carbiz Inc. previously filed registration statement No. 333-142142 on April 16, 2007 (the “Registration Statement”) and an amendment to the Registration Statement on July 9, 2007 (“Amendment No. 1”) to register 11,852,514 common shares. This pre-effective amendment further amends Amendment No. 1 to update certain information contained therein.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT CARBIZ INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PROSPECTUS DATED AUGUST 31, 2007

PROSPECTUS

11,852,514
COMMON SHARES

OF

CARBIZ INC.

Offered by Selling Shareholders

          This prospectus covers the sale of up to 11,852,514 common shares, no par value, of Carbiz Inc. by the selling shareholders (“Selling Shareholders”) identified in this prospectus under the section titled “Selling Shareholders.” These shares consist of:

          8,446,664 common shares that are issuable upon conversion of certain secured convertible debentures as described herein;

          653,509 common shares that are issuable upon the exercise of certain warrants as described herein; and

          2,752,341 common shares that are currently issued and outstanding and held by the Selling Shareholders.

          The shares are being registered to permit the Selling Shareholders to sell the shares from time to time in the public market. We will not receive any proceeds from the sale of the shares by any Selling Shareholder. Assuming that all warrants held by the Selling Shareholders are exercised for cash, we will receive proceeds of approximately $97,921. We have agreed to bear all expenses of registration of the shares offered hereby under federal and state securities laws.

          We currently have a separate, concurrent offering of 52,229,902 of our common shares by certain selling shareholders which offering is being registered to cover the resale of currently outstanding shares and shares issuable upon the exercise of certain warrants. However, neither offering is contingent upon the consummation or completion of the other offering.

          As of October 3, 2006, our common shares were quoted on the United States Over-The-Counter Bulletin Board under the symbol “CBZFF.OB” and were voluntarily delisted on the TSX Venture Exchange. The last reported sale price of our common shares as reported on the Over-The-Counter Bulletin Board on August 30, 2007, was $0.21 per share. The Selling Shareholders, directly or through agents, brokers or dealers designated from time to time, may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. See the section of this document titled “Plan of Distribution.” Our common shares, warrants and convertible debentures are more fully described in the section of this prospectus entitled “Description of Securities.”

          We are an Ontario, Canada corporation incorporated in March 1998. Our principal executive offices are located at 7405 North Tamiami Trail, Sarasota, Florida 34243, and our telephone number is (941) 952-9255.

Before purchasing any of the common shares covered by this prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on page 5. Investing in our common shares is speculative, and you could lose all of your investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2007

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. If the Securities and Exchange Commission declares the registration statement effective, the Selling Shareholders identified herein may sell up to 11,852,514 common shares. We will update this prospectus from time to time to include new information about Carbiz, and we will file supplements to the prospectus with the Securities and Exchange Commission. You should carefully read this prospectus, any prospectus supplement, and the information we from time to time file with Securities and Exchange Commission as described under the caption “Where You Can Find Additional Information.” In this prospectus, unless the context otherwise requires, “Carbiz,” “we,” “us,” and “our” refer to Carbiz Inc.; our wholly-owned subsidiary Carbiz USA Inc., incorporated in the State of Delaware; Carbiz USA Inc.’s wholly-owned subsidiary Carbiz Auto Credit, Inc., incorporated in the State of Florida; and our joint venture arrangement Carbiz Auto Credit JV1, LLC, formed in the State of Florida.

          You should rely only on the information provided in this prospectus or included in any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

           Carbiz.com is a registered trademark of Carbiz. Trade names and trademarks of other companies appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. Prospective investors should consider carefully the information discussed under “Risk Factors,” beginning on page 5. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

CARBIZ INC.

          Historically, we have been primarily in the business of developing, marketing and supporting products for the North American automotive industry. Our client base is made up of used and new automobile dealers, with over 80% of our clients specifically in the used vehicle business. Our products have fallen into three primary categories:

  software products for operation of auto dealers and business model consulting for dealers who provide on-site auto financing, referred to as ‘Buy Here-Pay Here’ dealers,

  tax return processing for auto purchase down payment assistance, and direct auto sales and financing through wholly-owned operations or joint venture arrangements.

          Our dealer software solutions focus on finance, sub-prime finance, dealer on-site finance operations and dealer accounting solutions while our business model consulting products focus on assisting our dealers in the successful operation of a dealer provided on-site finance business. Our principal software and consulting products include:

  Management System Plus (“MSP”) – Provides dealers with ability to process and manage on-site auto financing at the point of sale including inventory management, contracting and collection functionality.

  VisualCat – Provides dealers with the ability to offer prime and sub-prime financing through third-party lenders at the point of sale including inventory management, storage of lender criteria, credit bureau access and contracting functionality.

  Independent Dealer Accounting (“IDA”) – Provides a suite of accounting and financial reporting tools designed specifically for independent dealers, including real time integration with MSP and VisualCat.

  Traffic Management System – Provides dealers with the ability to track walk-in and phone traffic in the dealership including follow up list generation, sales result reporting and VisualCat interface functionality.

  Dealer Controlled Finance (“DCF”) Business Model Package – Provides dealers with a complete operation model for dealer provided on-site financing (Buy Here-Pay Here) including policies and procedures, sales methods, collections methods and manager and associate training.

  Guardian Consulting Service – Provides DCF dealers with a weekly review of goals, problem areas and operational results done through extraction of data from the dealer’s software, a written summary of results, and presentation of the report by conference call by a Carbiz consultant.

  On-site Consulting – Provides dealers with an on-site review of sales and collections policies and procedures including the presentation of a written summary of recommendations by a Carbiz consultant.

  Training – Provides dealers with a manager training class and an associate training class held bi-monthly at the Carbiz facility in Sarasota, Florida.

          In May 2004, we opened our first Carbiz Auto Credit center in Palmetto, Florida as a result of our decision to enter the direct automobile sales market. Our “credit center” is a used car dealership that offers financing on-site to customers with poor credit through the utilization of our software products and our DCF business model. Rather than continuing to focus only on our existing software, consulting and TaxMax business, it is our intent to expand and diversify our business by opening additional credit centers in the future. In November 2004, our second Carbiz Auto Credit location was opened in St. Petersburg, Florida, and our third location was opened in Tampa, Florida in July 2005. Further, on May 16, 2006, we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida for $442,000 in cash. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax return processing services in the future.

          We have incurred net losses since our inception of approximately $26,833,484 and may incur losses and negative cash flows for at least the next two years. Our ability to fund our recurring losses from operations depends upon the market acceptance of our software and consulting, the success of our Carbiz Auto Credit center business, and/or raising other sources of financing.

Our corporate information

          We were incorporated in the province of Ontario, Canada in March 1998. Our principal executive offices are located at 7405 North Tamiami Trail, Sarasota, Florida 34243. Our telephone number at that location is (941) 953-3812, and our website address is www.carbiz.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Common shares offered by the Selling Shareholders	Up to 11,852,514 common shares

Common shares outstanding on August 15, 2007 (1)	94,684,904 common shares

Use of proceeds

We will not receive any proceeds from the sale of common shares by the Selling Shareholders. We will receive proceeds from the exercise of certain warrants for which the underlying shares to be issued to the Selling Shareholders may be sold by the Selling Shareholders in accordance with this prospectus. We intend to use any proceeds we receive from the exercise of those warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our common shares involves a high degree of risk. You should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this prospectus before purchasing any of our common shares.

(1) This number includes 30,000,000 common shares held in escrow and pledged by the company pursuant to a Pledge Agreement (as defined below) with one of the Selling Shareholders.

Private Placement

          On February 28, 2007, we sold an aggregate of $2,500,000 secured convertible debentures (the “Trafalgar Debentures”) to Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”), of which $1,000,000 was released upon execution of the securities purchase agreement for the Trafalgar Debentures (the “Securities Purchase Agreement”), $750,000 was released upon the filing of the registration statement we filed with the Securities and Exchange Commission covering this prospectus (the “Registration Statement”), and $750,000 was released on June 27, 2007. The Trafalgar Debentures bear an annual interest rate of (i) 12% compounded monthly from the date of issuance until we filed the Registration Statement; (ii) 10% compounded monthly from the date the Registration Statement was filed until it becomes effective; and (iii) 8% per annum thereafter until the Trafalgar Debentures are paid in full. The Trafalgar Debentures are convertible at Trafalgar’s option into shares of our common shares at a price per share equal to the lesser of (i) $0.22 or (ii) 85% of the lowest daily closing bid price of our common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion.

          The Trafalgar Debentures are secured by a pledge of 30,000,000 common shares of the company pursuant to a Pledge and Escrow Agreement dated February 28, 2007 among Carbiz, Trafalgar and James G. Dodrill, II, P.A. (the “Pledge Agreement”) and further secured by a pledge of all of Carbiz Inc.’s assets under a Security Agreement dated February 28, 2007 between Carbiz and Trafalgar (the “Security Agreement”). The Pledge and Security Agreements were executed to ensure full and prompt payment of the Trafalgar Debentures, with Trafalgar having the ability to seize such shares and assets in the case of an event of default in accordance with the terms of the Securities Purchase Agreement. Trafalgar’s security interest is subordinate to a credit facility with Colossus Capital Fund, L.P. who has a first priority interest in all the existing and after acquired tangible and intangible assets of Carbiz Inc., Carbiz USA Inc., Carbiz Auto Credit, Inc. and Carbiz Auto Credit JV1, LLC.

          Contemporaneously with the execution and delivery of the Securities Purchase Agreement and the issuance of the Trafalgar Debentures, Carbiz and Trafalgar executed and delivered a Registration Rights Agreement dated February 28, 2007 (the “Registration Rights Agreement”), pursuant to which the company agreed to prepare and file, within 45 days, the Registration Statement with the Securities and Exchange Commission for the resale by Trafalgar of that number of common shares of the company that represents the lesser of (i) at least five times the number of shares anticipated to be issued upon conversion of the Debentures or (ii) 30% of the company’s issued and outstanding common shares. Our failure to file the Registration Statement or to have it declared effective could result in our having to pay liquidated damages to Trafalgar. In addition, we issued Trafalgar warrants to purchase up to an aggregate of 2,500,000 common shares of the company at an exercise price of $0.15 per share, exercisable over the next 5 years. The common shares underlying the Trafalgar Debentures and warrants are being registered on this Registration Statement.

          As of February 28, 2007, the date of the Trafalgar transaction, there were 64,224,404 common shares outstanding. The 11,852,514 common shares offered hereby represent 30% of the non-affiliate shares outstanding as of February 28, 2007.

CURRENCY AND EXCHANGE RATES

          Some of the financial and other information included in this prospectus is presented in Canadian dollars (“Cdn$”). The following table sets out the exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York, for the conversion of Canadian dollars into United States dollars in effect at the end of the following periods, and the average exchange rates (based on the average of the exchange rates on the last day of each month in such periods) and the range of high and low exchange rates for such periods.

	Years Ended January 31,
	2002	2003	2004	2005	2006	2007

Average for the period	0.6414	0.6392	0.7289	0.8246	0.8641	0.8503

     The following tables set out the high and low exchange rates for one Cdn$ expressed in terms of one US$ in effect at the end of the following periods.

	FEB.	MAR.	APR.	MAY	JUN.	JUL.
	2007	2007	2007	2007	2007	2007
High for the Month	0.8631	0.8673	0.9035	0.9345	0.9452	0.9641

Low for the Month	0.8437	0.8467	0.8633	0.8980	0.9322	0.9355

          As of August 30, 2007, the noon rate of exchange, as reported by the Federal Reserve Bank of New York for the conversion of United States dollars into Canadian dollars was US$0.95 (US$1.00 = Cdn$1.0567). Unless otherwise indicated in this prospectus, all references herein are to United States dollars.

SUMMARY FINANCIAL INFORMATION

	Fiscal Year
	Ended January 31

	2007	2006

Statement of Operations Data:
Revenue	$3,209,830	$3,918,347
Cost of sales	$1,796,120	$2,028,737
Gross profit	$1,413,710	$1,889,610
Operating expenses	$2,731,744	$2,574,912
Operating profit (loss)	$(1,318,034)	$(685,302)
Interest expense	$(121,467)	$(153,161)
Gain (loss) on disposal of assets	$(121,195)	$(79,444)
Loss on derivative instruments	$(3,785,301)	$-0-
Minority interest	$35,163	$8,667
Net loss from continuing operations	$(5,310,834)	$(909,239)
Net income (loss) from discontinued operations	$556,783	$78,913
Comprehensive profit (loss)	$(4,754,041)	$(830,326)
Net profit (loss) per share	$(0.11)	$(0.02)

January 31, 2007

Balance Sheet Data:
Cash and cash equivalents	$67,990
Working capital deficiency (excluding Warrant liability)	$1,128,583
Working capital deficiency	$4,544,262
Total assets	$767,714
Total current liabilities (excluding Warrant liability)	$1,771,650
Total current liabilities	$5,187,328
Total capital deficiency	$(4,515,995)

	Quarter
	Ended April 30

	2007	2006

Statement of Operations Data:
Revenue	$880,586	$757,758
Cost of sales	$415,954	$437,225
Gross profit	$464,632	$320,533
Gain on debt forgiveness	$391,337	$-
Operating expenses	$678,815	$675,313
Operating profit (loss)	$177,154	$(354,780)
Interest expense	$(89,508)	$(35,438)
Gain on derivative instruments	$678,621	$-
Minority interest	$(6,094)	$10,197
Net income (loss) from continuing operations	$760,173	$(380,021)
Net income (loss) from discontinued operations	$-	$145,192
Comprehensive profit (loss)	$760,173	$(234,829)
Net profit (loss) per share	$0.01	$0.01

April 30, 2007

Balance Sheet Data:
Cash and cash equivalents	$343,509
Working capital deficiency (excluding Warrant liability)	$243,581
Working capital deficiency	$4,592,372
Total assets	$1,922,316
Total current liabilities (excluding Warrant liability)	$1,240,684
Total current liabilities	$5,589,475
Total capital deficiency	$(3,689,429)

RISK FACTORS

          Investing in our common shares involves substantial risk, including the potential loss of your entire investment. You should carefully consider the following factors as well as other information contained in this prospectus and any prospectus supplement before deciding to invest in our common shares.

Risks Related to Our Company

We may not be successful in implementing our new business strategy.

          Until recently, our business operations have been focused primarily on the development of our software, consulting and TaxMax products for the North American automotive industry related to the purchase and financing of automobile transactions and the operations of dealer provided on-site financing (Buy Here-Pay Here) businesses. Rather than continuing to focus only on our existing software, consulting and TaxMax business, it is our intent to expand and diversify our business by opening used car dealerships that offer on-site financing to customers with poor credit using our products. Further, on May 16, 2006 we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida for $442,000 in cash. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax processing services in the future.

          Our management team does not have extensive experience with directly operating used car dealerships or selling automobiles directly to consumers with poor credit. Management may not be able to successfully implement this new business strategy and successfully compete in the used car finance business. If we are not successful in implementing this new business strategy, it would likely have a materially adverse effect on our financial position, liquidity and results of operations.

We have a history of losses and our revenues may not increase in the future. Additionally, several adverse conditions and events cast substantial doubt upon the validity of the assumption that we will continue as a going concern.

          We commenced operations in March 1998. We have incurred net losses in each fiscal year since inception. During the year-ended January 31, 2007, we incurred a loss of approximately $4,754,041, and at January 31, 2007, we had an accumulated deficit of approximately $26,833,484. As a result of our intent to expand our business by opening additional credit centers, we have increased our operating expenses in recent periods and plan further increases in the future. Our planned increases in operating expenses may result in larger losses in future periods. As a result, we will need to generate significantly greater revenues than we have to date to achieve profitability. We cannot assure you that our revenues will increase. Our business strategies may not be successful, and we may not be profitable in any future period.

          Further, the report from our independent auditors for the year-ended January 31, 2007 contains an explanatory paragraph stating that although our consolidated financial statements have been prepared assuming we will continue as a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption. These include our recurring losses from operations and our net capital deficiency. If the going concern assumption were not appropriate to our financial statements, then adjustments would be necessary in the carrying values of our assets and liabilities, the reported net loss and the balance sheet classifications used. These changes could negatively impact our financial results, and could adversely affect the price of our common shares.

The conversion of our convertible securities and the exercise of our warrants could result in substantial dilution to the interests of our shareholders.

          As of January 31, 2007, there were outstanding options convertible into approximately 8,438,041 common shares and warrants exercisable into approximately 24,050,771 common shares. The conversion or exercise of our outstanding convertible securities and warrants would substantially increase the number of our common shares issued and outstanding and may decrease the percentage ownership of our current shareholders.

The sale of the common shares acquired by the Selling Shareholders upon the conversion of debentures or the exercise of warrants could cause the price of our common shares to decline.

          We are registering 11,852,514 common shares, including 2,752,341 common shares which have already been issued and outstanding. The number of common shares ultimately offered for sale by the Selling Shareholders under this prospectus is dependent upon the number of shares converted under the terms of the convertible debentures or exercised under the terms of the warrants by the Selling Shareholders. All 11,852,514 common shares registered in this offering are expected to be freely tradable. Depending upon market liquidity at the time, the sale of our common shares by Selling Shareholders under this offering at any given time could cause the trading price of our common shares to decline.

The market price of our common shares could be reduced if the holders of our warrants or convertible debentures exercise such warrants or convert such debentures, such that we would be required to issue additional common shares.

Current holders of our outstanding warrants and convertible debentures have the right to exercise such warrants and convert such debentures into our common shares. If all of our warrant holders exercised such warrants and all of our convertible debenture holders converted such debentures into common shares, we would have to issue approximately 41,414,407 additional common shares, which would result in substantial dilution to the equity interests of holders of our common shares. Public resales of our common shares following such warrant exercises and conversion of such convertible debentures could depress the prevailing market price of our common shares. Even prior to the actual warrant exercises or debenture conversions, the perception of a significant market “overhang” resulting from the existence of our obligation to honor the warrant exercises and debenture conversions could depress the market price of our common shares.

Furthermore, we concurrently have a concurrent offering of our common shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part. Our post-effective amendment to registration statement on Form SB-2 (SEC File No. 333-129408), which is being filed concurrently with this registration statement, covers 52,229,902 of our common shares currently outstanding or issuable upon the exercise of certain warrants.

Should our operating revenues fail to increase to provide sufficient cash flow to fund operations we may require additional financing, which we may be unable to obtain or which may have a dilutive effect on the percentage ownership of current shareholders.

          We estimate that our current cash flow from operations and our cash on hand are sufficient to fund our operations and service our debt obligations until approximately January 2008. Actual results that vary from projections may require the need for additional cash during that period. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. We may not be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain adequate financing could result in a substantial curtailment of our operations and our ability to service our debt obligations. A failure to service our debt under the Trafalgar Debentures or our credit facility with Colossus Capital Fund, L.P. could result in a seizure of our assets. If additional financing is raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

We are dependent on key personnel, and we may not be able to attract or retain such key personnel in the future.

          Our performance and future operating results are substantially dependent on the continued service and performance of our senior management and key technical and sales personnel. Further, we may need to hire a number of technical and sales personnel. Competition for such personnel is intense, and we may not retain our key technical, sales and managerial employees or we may not be able to attract or retain highly qualified technical and managerial personnel in the future.

          The loss of the services of any of our senior management, including Carl Ritter, Ross Lye, and Stanton Heintz, or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse effect upon our business, financial condition, operating results and cash flows. We do not currently maintain “key man” insurance for any senior management or other key employees.

The concentration of common share ownership by our directors, officers and greater than 5% shareholders may delay, deter or prevent actions that would result in a change in control and might affect the market price of our common shares.

          Our present officers, directors and greater than 5% shareholders together beneficially own approximately 55.9% of our outstanding common shares, and our present officers and directors separately beneficially own 39,153,525 common shares or approximately 35.5% of our outstanding common shares. As a result, these shareholders, if they act together, are able to control all matters requiring shareholder approval including the election of directors and approval of significant corporate transactions. However, at this time, we are not aware of any formal or informal agreement of such persons to act together on matters that may affect us. This concentration of ownership may delay, deter or prevent actions that would result in a change of control and might affect the market price of our common shares.

The market price of our common shares has fluctuated significantly in the past and is likely to fluctuate significantly in the future.

          Since October 3, 2006, our common shares have traded on the Over-The-Counter Bulletin Board between a low of $0.07 per share and a high of $0.31 per share. During the prior two years ending on October 3, 2006, our common shares traded on the TSX Venture Exchange between a low of Cdn$0.06 per share and a high of Cdn$0.40 per share. Furthermore, securities markets have experienced significant price and volume fluctuations and the market prices of the securities of finance-related companies, including automobile finance companies, have been especially volatile. Fluctuations in our common shares could result from, among other things:

•	quarterly variations in operating results;
•	short-selling of our common shares;

•	significant sales or issuances of our common shares or the perception that such sales or issuances could occur;
•	events affecting other companies that investors deem to be comparable to us; and
•	general economic trends and conditions.

These market fluctuations might have a material adverse effect the market price of our common shares.

Because our common shares are quoted on the Over-The-Counter Bulletin Board, you may have difficulty reselling any of the common shares you purchase from a Selling Shareholder.

          Trading in stocks quoted on the Over-The-Counter Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Moreover, the Over-The-Counter Bulletin Board is not a stock exchange, and trading of securities on the Over-The-Counter Bulletin Board is often more sporadic than the trading of securities listed on a quotation system such as the NASDAQ Stock Market or a stock exchange such as the American Stock Exchange. Accordingly, you may have difficulty reselling any of the common shares you purchase from a Selling Shareholder.

If the trading in our common shares is less than $5.00 per common share, trading in our common shares would be subject to the penny stock rules.

          If the trading price of our common shares is less than $5.00 per share, trading in our common shares would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock.” A broker-dealer is required to deliver to a customer information regarding the risks of investing in penny stocks, its offer and bid prices for the penny stock and the amount of compensation received by the broker-dealer with respect to such transactions. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common shares, which could reduce the liquidity of our common shares and thereby have a material adverse effect on the trading market for our securities.

We may face costly difficulties in the assimilation of the operations, technologies and products of companies that we acquire in the future.

          We may, when and if the opportunity arises, acquire other products, technologies or businesses involved in activities, or having product lines, that are complementary to our business. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, the diversion of management’s attention from other business concerns, risks associated with entering markets or conducting operations with which we have no or limited direct prior experience and the potential loss of key employees of the acquired company. Moreover, any anticipated benefits of an acquisition may not be realized. Future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and the write-off of acquired research and development costs, all of which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our insurance coverage may be inadequate to cover all loses or liabilities that may be incurred in our operations.

          Our operations are subject to a number of hazards and risks. We maintain insurance at levels that are customary in our industry to protect against these liabilities; however, our insurance may not be adequate to cover all losses or liabilities that might be incurred in our operations. Moreover, we will be subject to the risk that we may not be able to maintain or obtain insurance of the type and amount desired at reasonable rates. If we were to incur a significant liability for which we were not fully insured, it could seriously harm our business.

We have never declared or paid dividends and we do not have plans to do so in the near future.

          We have never declared or paid any cash dividends on our common shares. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future. Therefore, you likely must rely upon the appreciation of our common share price to gain from your investment in our common shares.

You may face difficulties in attempting to pursue legal actions under U.S. laws against us, our directors and officers.

          We are incorporated under the laws of the province of Ontario, Canada. Some of our directors and officers are citizens or residents of countries other than the United States and certain of our assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for you to effect service of process within the United State upon our directors and officers or to realize in the United States upon judgments against such persons granted by courts of the United States based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability against us and against our non-U.S. resident directors and officers, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability against us and against our non-U.S. resident directors and officers in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. As a result, it may not be possible to enforce those actions against us or against certain of our directors and officers.

There could be adverse Canadian tax consequences associated with the disposition of, or dividend related to, our common shares by U.S. residents.

          Holders of our common shares that are U.S. residents are required to comply with U.S. tax laws with respect to any dividends received on those common shares and any disposition made of those common shares by the U.S. resident. However, because we are incorporated in Canada, U.S. residents may also be subject to Canadian tax laws applicable to dividends received and dispositions made, such that, absent any contrary provision in an applicable tax treaty between the U.S. and Canada, U.S. residents may be subject to taxes on dividends received and dispositions made, both in the U.S. and in Canada. For more information related to tax consequences faced by U.S. residents, please see the section titled "Tax Consequences to United States Holders.”

Risks Related to Our Credit Center Business

Our lending to sub-prime borrowers may result in our financial position, liquidity and results of operations being adversely affected if we underestimate the default risk of these borrowers.

          With our credit center business, we intend to focus on serving customers with poor credit. These customers, often referred to as “sub-prime borrowers,” are individuals who have poor or badly impaired credit histories that make conventional financing unavailable to them. These individuals often have suffered multiple bankruptcies and have had multiple accounts defaulted upon and charged-off by previous lenders. Further, these individuals have low-paying jobs, no health insurance, and a history of not paying their bills timely. Sub-prime borrowers typically have higher-than-average delinquency and default rates. As a result, our risk management policies and procedures may not effectively manage the risks associated with lending to these borrowers. In the event that we underestimate the default risk of these borrowers, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

General economic conditions, which are beyond our control, could have an adverse impact on our financial position, liquidity and results of operations.

          During periods of economic slowdown or recession, such as the United States economy has at times experienced, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the focus of our credit center business will be on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our servicing income. The risk management policies and procedures employed to manage the higher risk inherent in loans made to sub-prime borrowers may not afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also have a material adverse effect on our financial position, liquidity and results of operations.

We may not be able to compete successfully in the used automobile retail industry.

          Competition in the used automobile retail industry is intense and highly fragmented. We compete with (i) other similar used car dealerships that offer dealer provided on-site financing, (ii) the used vehicle retail operations of franchised automobile dealerships, (iii) independent used vehicle dealers, and (iv) individuals who sell used vehicles in private transactions. Also, we compete for both the purchase and resale of used vehicles. Some of our competitors have substantially greater financial resources than we do.

          Management believes the principal competitive factors in the sale of used vehicles include: (i) the availability of financing to consumers with limited credit histories or past credit problems, (ii) the breadth and quality of vehicle selection, (iii) pricing, (iv) the convenience of a dealership’s location, and (v) customer service. We may not be able to compete successfully in this market or against our competitors with respect to all of these competitive factors.

We are subject to federal and state government regulation and we may not be able to maintain all requisite licenses and permits. Also the adoption of additional, or revision of existing, rules and regulations could have a material adverse effect on our business.

          The auto financing services we provide at our credit centers, all of which are in the State of Florida, are subject to regulation, supervision and licensing under various federal, Florida state and local statutes, ordinances and regulations.

          In the State of Florida, we are required to obtain a dealer license for the retail sales of automobiles, with the application and approval process conducted through the county in which the sales location is located. In addition, a state consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies; limitations on the amount, duration and charges, including interest rates, for various categories of loans; requirements as to the form and content of finance contracts and other documentation; and restrictions on collection practices and creditors’ rights. Under these regulations, we are required to obtain a finance license for each location and we are also subject to periodic examination by state regulatory authorities.

          We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers’ and Sailors’ Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty. Failure by us to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

          We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. However, we may not be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Risks Related to Our Software and Business Model Consulting Business

We may not be able to compete successfully in the software product market.

          The market for our software products is intensely competitive, fragmented and rapidly changing. As we develop new products, we may begin competing with companies with whom we have not previously competed. It is also possible that new competitors will enter the market or that our competitors will form alliances that may enable them to rapidly increase their market share.

          Some of our actual and potential competitors are larger, better established companies and have greater technical, financial and marketing resources. Increased competition may result in price reductions, lower gross margins or loss of our market share, any of which could have a material adverse effect our business, financial condition and operating results.

Despite our efforts to protect our intellectual property rights, unauthorized parties may copy aspects of our products and use information that we regard as proprietary, and we may not have adequate remedies in the event of these types of breaches or unauthorized activities.

          Our success depends in part on our ability to protect our proprietary software and our other proprietary rights from copying, infringement or use by unauthorized parties. To protect our proprietary rights we rely primarily on a combination of trade secret and trademark laws, confidentiality agreements with employees and third parties, and protective contractual provisions such as those contained in license agreements with consultants, vendors and customers. A license agreement containing protective provisions is executed for each customer installation of our software, and each employee is required to execute a confidentially agreement. Depending upon the type of relationship we have with a third-party, such as a consultant or vendor, a confidentiality agreement is typically executed; however, we have not signed these types of agreements in each and every case in which we deal with third parties. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts we have entered into. We may not become aware of, or have adequate remedies in the event of, these types of breaches or unauthorized activities.

If a copyright or patent has been issued or is issued in the future to a third-party that prevents us from using technology included in our products, we may be unsuccessful in any attempt by us to obtain a license or re-engineer our product to function without infringing the patent or copyright.

          If any of our products violate third-party proprietary rights, including copyrights and patents, we may be required to re-engineer our products or obtain licenses from third parties to continue offering our products without substantial re-engineering. Although some of our current and potential competitors have sought copyright or patent protection, we have not sought copyright or patent protection for our software products. If a copyright or patent has been issued or is issued in the future to a third-party that prevents us from using technology included in our products, we would need to obtain a license or re-engineer our product to function without infringing the patent or copyright. Any efforts to re-engineer our products or obtain licenses from third parties may not be successful and, in any case, could substantially increase our costs, or force us to interrupt product sales or delay product releases.

We require third-party licenses for some of our products, the terms of which we may not be able to negotiate or renegotiate on reasonable terms.

          Some of our products are designed to include intellectual property owned by third parties. We believe we have all of the necessary licenses from third parties to use and distribute third-party technology and content that we do not own that is used in our current products and services. From time to time we may be required to renegotiate with these third parties – or negotiate with new third parties – to include their technology or content in our existing products, in new versions of our existing products or in wholly new products. We may not be able to negotiate or renegotiate licenses on reasonable terms, or at all. If we are unable to obtain the rights necessary to use or continue to use third-party technology or content in our products and services, we may not be able to sell the affected products, which would in turn have a negative impact on our revenue and operating results.

We may be unsuccessful in developing and marketing on a timely and cost-effective basis new products that meet changing market conditions.

          We expect that a significant portion of our future revenue will be derived from the sale of newly introduced products and from enhancement of existing products. Our success will depend in part upon our ability to enhance our current products on a timely and cost-effective basis and to develop new products that meet changing market conditions, including changing customer needs, new competitive product offerings and enhanced technology. We may not be successful in developing and marketing on a timely and cost-effective basis new products and enhancements that respond to such changing market conditions. If we are unable to anticipate or adequately respond on a timely or cost-effective basis to changing market conditions, to develop new software products and enhancements to existing products, to correct errors on a timely basis or to complete products currently under development, or if such new products or enhancements do not achieve market acceptance, our business, financial condition, operating results and cash flows could be materially adversely effected. In light of the difficulties inherent in software development, we expect that we will experience delays in the completion and introduction of new software products.

Product defects discovered after commercial release could result in certain adverse effects, including exposing us to potential product liability claims.

          Software products as complex as ours may contain errors or defects, especially when first introduced or when new versions are released. We have had to delay commercial release of some versions of our products until software problems were corrected, and in some cases have provided product enhancements to correct errors in released products. Our new products and product enhancements or new applications or features may not be free from errors after commercial shipments have begun. Any errors that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation, increased service and warranty costs and liability claims.

          Events of this type have occurred in the past, in particular with the development and release of our accounting product, Independent Dealer Accounting. At the time of its initial release and installation during the second half of 2004, we determined that a number of issues remained that were required to be completed or corrected in the program and, as a result, new sales were halted for approximately six months. Revenue for this product was projected to be approximately $8,000 per month in new license fees and recurring support revenue, with recurring revenue projected to grow at a rate of an additional $500 per month.

          Our end-user licenses contain provisions that limit our exposure to product liability claims, but these provisions may not be enforceable in all jurisdictions. A successful product liability claim could result in material liability and damage to our reputation.

The success of third parties in obtaining unauthorized confidential information from users of our products may damage our reputation and business and could subject us to liability.

          A fundamental requirement for online communications is the secure transmission of confidential information over the Internet. Users of our products transmit their and their customers’ confidential information over the Internet. In our license agreements with our customers, we disclaim responsibility for the security of confidential data and have contractual indemnities for any damages claimed against us. However, if unauthorized third parties are successful in obtaining confidential information from users of our products, our reputation and business may be damaged and, if our contractual disclaimers and indemnities are not enforceable, we may be subjected to liability.

Our business model consulting services may result in professional liability.

          Our business model consulting engagements involve matters that could have a severe impact on the client’s business and cause the client to lose significant amounts of money. Accordingly, if a client is dissatisfied with our performance, the client could threaten or bring litigation in order to recover damages or to contest its obligation to pay our fees. Litigation alleging that we performed negligently or otherwise breached our obligations to the client could expose us to significant liabilities and tarnish our reputation.

Risk Factors Related to Our TaxMax Business

We are exposed to potential litigation relating to the refund anticipation loan portion of our business.

          Although we have sold our TaxMax business and will not be facilitating refund anticipation loans in the future, as the tax preparer of record for those returns prepared in prior years which included a refund anticipation loan, we will retain any potential liabilities under the terms of the sale.

          Tax return preparers who facilitate the sale of refund anticipation loans have been subject, from time to time, to individual and class action lawsuits concerning their role in facilitating these loans. These lawsuits have alleged, among other claims, collusion between the tax return preparers and lenders in violation of federal law and fraud on the part of the tax return preparers for failing to disclose the nature of the loan or that the tax return preparer receives a fee from the lender in connection with the loan. Given the number of refund anticipation loans we have facilitated in prior years and the inherent uncertainties of the U.S. legal system, we could experience significant losses as a result of litigation defense and resolution costs, which would have a significant adverse impact on our business.

          To date, litigation has not been initiated or threatened against us relating to our past refund anticipation loan tax preparation business.

To the extent our efforts to comply with privacy laws is insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

          Under the terms of the sale of TaxMax, and under IRS regulations related to actions as a Electronic Return Originator (ERO), we retain the responsibility of record retention of tax return information for a period of three years after the return was prepared.

          Privacy concerns relating to the disclosure of consumer financial information have drawn increased attention from federal and state governments. The Internal Revenue Service generally prohibits the use or disclosure by tax return preparers of taxpayers’ information without the prior written consent of the taxpayer. In addition, the Gramm-Leach-Bliley Act and other Federal Trade Commission regulations require financial service providers, including tax return preparers, to adopt and disclose consumer privacy policies and provide consumers with a reasonable opportunity to opt out of having personal information disclosed to unaffiliated third parties for advertising purposes. Although we have established security procedures to protect against identity theft, breaches of our customers’ privacy may occur. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

USE OF PROCEEDS

          Assuming that all common share purchase warrants held by the Selling Shareholders are exercised for cash, we will receive proceeds of approximately $97,921, which we intend to use for working capital and general corporate purposes. We will not receive any proceeds from the sale by the Selling Shareholders of their common shares or common shares issued to them upon exercise of our common share purchase warrants.

          We have agreed to bear the expenses in connection with the registration of the common shares being offered by the Selling Shareholders under this prospectus, which we have estimated to be approximately $65,159.

MARKET PRICE OF AND DIVIDENDS ON COMMON SHARES

Market Information

          As of October 3, 2006, our common shares were quoted on the Over-The-Counter Bulletin Board and were voluntarily delisted from the TSX Venture Exchange. Our common shares are quoted on the Over-The-Counter Bulletin Board under the symbol “CBZFF.OB”.

Over-The-Counter Bulletin Board

          The quarterly high and low bid information in U.S. dollars on the Over-The-Counter Bulletin Board of our common shares during the periods indicated are as follows:

	High	Low
Fiscal Year-Ending January 31, 2008
First Quarter	$0.50	$0.10

Fiscal Year-Ending January 31, 2007
Fourth Quarter	$0.22	$0.06
Third Quarter (beginning October 3, 2006)	$0.15	$0.10
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

     These Over-The-Counter Bulletin Board bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of August 30, 2007, the closing sales price for our common shares was $0.21 per share on the Over-The-Counter Bulletin Board.

TSX Venture Exchange

     The quarterly high and low sales price information in Canadian dollars on the TSX Venture Exchange of our common shares during the periods indicated are as follows:

	High	Low

Fiscal Year-Ending January 31, 2007
Third Quarter (through October 3, 2006)	Cdn$0.23	Cdn$0.08
Second Quarter	Cdn$0.11	Cdn$0.06
First Quarter	Cdn$0.10	Cdn$0.06
Fiscal Year-Ending January 31, 2006
Fourth Quarter	Cdn$0.14	Cdn$0.06
Third Quarter	Cdn$0.15	Cdn$0.06
Second Quarter	Cdn$0.20	Cdn$0.06
First Quarter	Cdn$0.20	Cdn$0.11

Holders

          As of August 15, 2007 there were approximately 125 holders of record of our common shares based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is American Stock Transfer & Trust Company with an office located at 59 Maiden Lane, New York, New York 10038 and whose phone number is (212) 936-5100.

Tax Consequences to United States Holders

          The discussion under this heading summarizes the principal Canadian federal income tax consequences of acquiring, holding and disposing of our common shares for our shareholders who are not residents of Canada but are residents of the United States and who will acquire and hold our common shares as capital property for the purposes of the Income Tax Act (Canada) (which we refer to as the “Canadian Tax Act”). This summary does not apply to shareholders who carry on business in Canada through a “permanent establishment” situated in Canada or who perform independent personal services in Canada through a fixed base in Canada if the shareholders’ holdings in us are effectively connected with such permanent establishment or fixed base. This summary is based on the provisions of the Canadian Tax Act and the applicable regulations and on an understanding of the administrative practices of Canada Revenue Agency, and takes into account all specific proposals to amend the Canadian Tax Act or regulations made by the Minister of Finance of Canada as of today’s date. It has been assumed that there will be no other relevant amendment of any governing law although no assurance can be given in this respect. This discussion is general only and is not a substitute for independent advice from a shareholder’s own Canadian and U.S. tax advisors. The provisions of the Canadian Tax Act are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention (1980), as amended (the “Convention”).

Dividends on Common Shares and Other Income

          Under the Canadian Tax Act, a non-resident of Canada is generally subject to Canadian withholding tax at the rate of 25% on dividends paid or deemed to have been paid to him or her by a corporation resident in Canada. The Convention limits the rate to 15% if the shareholder is a resident of the United States and the dividends are beneficially owned by and paid to the shareholder and to 5% if the shareholder is also a corporation that beneficially owns at least 10% of the voting stock of the payer corporation.

          The amount of a stock dividend (for tax purposes) would generally be equal to the amount by which our paid up or stated capital had increased by reason of the payment of such dividend. We will furnish additional tax information to shareholders in the event of such a dividend. The Convention generally exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational or charitable organization or to an organization constituted and operated exclusively to administer a pension, retirement or employee benefit fund or plan, if the organization is a resident of the United States and is exempt from income tax under the laws of the United States.

          The tax payable on dividends is to be withheld at source by us or personnel acting on our behalf. We are liable for the amount of the tax if we fail to so withhold. The taxpayer is liable in any event if we fail to withhold.

Dispositions of Common Shares and Other Income

          Under the Canadian Tax Act, a taxpayer’s capital gain or capital loss from a disposition of our common shares is the amount, if any, by which his or her proceeds of disposition exceed (or are exceeded by, respectively) the aggregate of his or her adjusted cost base of the shares and reasonable expenses of disposition. The capital gain or loss must be computed in Canadian currency using a weighted average adjusted cost base for identical properties. Capital gains net of losses are currently taxable as to 50%. The amount by which a shareholder’s capital loss exceeds the capital gain in a year may be deducted from a capital gain realized by the shareholder in the three previous years or any subsequent year, subject to certain restrictions in the case of a corporate shareholder.

          If our common shares are disposed of to us other than in the open market in the manner in which common shares would normally be purchased by the public, the proceeds of disposition will, in general terms, be considered as limited to the paid-up capital of the common share and the balance of the price paid will be deemed to be a dividend. In the case of a shareholder that is a company, the amount of any capital loss otherwise determined may be reduced, in certain circumstances, by the amount of dividends previously received in respect of the common shares disposed of, unless the company owned the common shares for at least 365 days prior to sustaining the loss and the company (together with companies, persons and other entities, with whom the company was not dealing at arm’s length) did not own more than 5% of our common shares from which the dividend was received, at the time the dividend was received. These loss limitation rules may also apply where a company is a member of a partnership or a beneficiary of a trust that owned the common shares disposed of.

          Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian tax on taxable capital gains, and may deduct allowable capital losses, realized on a disposition of “taxable Canadian property.” Our common shares will only be taxable Canadian property if at any time in the 60 months immediately preceding the disposition, 25% or more of our issued common shares belonged to one or more persons in a group comprising the shareholder and persons with whom the shareholder did not deal at arm’s length. We believe the Convention will generally relieve United States residents from liability for Canadian tax on capital gains derived from a disposition of our common shares.

Dividend Policy

          We have never declared or paid any cash dividends on our common shares. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future.

Equity Compensation Plans as of January 31, 2007

          The following table gives information about common shares that may be issued upon the exercise of stock options outstanding as of January 31, 2007, under our current equity compensation plan and our old equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,838,041	$0.23	3,584,399
Equity compensation plans not approved by security holders	5,600,000	$0.13	9,400,000
Total	8,438,041	$0.16	12,984,399

2007 Incentive Stock Plan

          On January 18, 2007, our board of directors adopted the 2007 Incentive Stock Plan (the “2007 Plan”) to provide incentive stock options, non-qualified stock options and restricted stock to employees, non-employee directors and consultants. We reserved a total of 15,000,000 common shares for issuance pursuant to awards or grants made under the 2007 Plan.

          The 2007 Plan became effective on January 19, 2007, subject to the approval by vote of our shareholders in accordance with applicable laws. Awards of incentive stock options, non-qualified stock options and restricted stock may be granted under the 2007 Plan on or after the effective date of the 2007 Plan and prior to the date of shareholder approval of the 2007 Plan, provided, however, that if granted prior to the date of shareholder approval of the 2007 Plan, each such award shall be expressly subject to the approval of the 2007 Plan by vote of our shareholders in accordance with applicable laws on or before January 19, 2008, and if such shareholder approval is not obtained, the Plan and all such awards previously granted under the Plan shall terminate and become null and void. We have not yet obtained shareholder approval of the 2007 Plan, but we anticipate obtaining such approval before January 19, 2008. If shareholder approval is obtained on or before January 19, 2008, the 2007 Plan shall remain in effect through January 18, 2017, subject to the right of our board of directors to terminate the 2007 Plan at any time as provided in the plan.

1998 Stock Option Plan

          On April 21, 1998 we established a stock option plan (the “1998 Plan”) which authorizes our board of directors to issue stock options to directors, officers, key employees and others who are in a position to contribute to the future success and growth of Carbiz. As of the date of this prospectus, the 1998 Plan is still in effect.

          Under the 1998 Plan, the aggregate number of common shares issuable upon exercise of options granted may not exceed 10% of the total number of our outstanding common shares at the time the options are granted. Further, the aggregate number of common shares issuable upon the exercise of the options granted to any one individual may not exceed 5% of the total number of our outstanding common shares. Options issued pursuant to our stock option plan must have an exercise price not less than that permitted by the stock exchange on which our common shares are then listed or quoted. The period during which an option may be exercised shall be determined by our board of directors at the time the option is granted. No option may be exercisable for a period exceeding five years from the date the option is granted, unless specifically approved by our board of directors and which cannot exceed a maximum of 10 years from the date the option is granted.

          The options granted under the 1998 Plan expire on the earlier of the expiration date of the option or 30 days after the date a holder ceases to be employed or retained by us. In the event of the death or permanent disability of a holder, any option previously granted to the holder shall be exercisable until the earlier of the expiration date of the option or 12 months after the date of death or permanent disability of the holder.

          In the event of a sale of all or substantially all of our assets or in the event of a change in control of Carbiz, each holder shall be entitled to exercise, in whole or in part, the options granted to such holder under the 1998 Plan, either during the term of the option or within 90 days after the date of the sale or change of control, whichever first occurs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements concerning our revenues, operating results, and financial condition. Such forward-looking statements include our intent to open additional credit centers in the future; our expectations regarding the future revenues for, and the market acceptance of, our software and related consulting service, and our expectations regarding future expense levels related to our credit center business and interest expenses. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, the successful implementation of our business strategy; our need for additional financing; our dependence on key personnel; risks related to sub-prime borrowers; risks related to general economic conditions; competition; government regulation; risks related to joint venture arrangements; protection of our proprietary rights; potential infringement by us of third parties’ proprietary rights; risks related to product defects, litigation exposure related to refund anticipation loans; our compliance with privacy laws and the other additional risks and uncertainties identified under the caption “Risk Factors,” beginning on page 5 and elsewhere in this prospectus or in any prospectus supplement we may file. You are encouraged to review these risk factors and this additional information carefully. An investment in our common shares involves substantial risk and could result in the loss of your entire investment. The following discussion should also be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

          This Management’s Discussion and Analysis (MD&A) should be read in conjunction with the Company’s interim condensed consolidated financial statements as of April 30, 2007 and the audited consolidated January 31, 2007 statements and notes reported in US dollars and in accordance with United States generally accepted accounting principles (“GAAP”).

          Our revenue has been derived from two sources, which include:

  Software product and support sales and business model consulting services – through initial software license fees and subsequent support agreements, which provide monthly maintenance fees as well as through a combination of one-time consulting fees and monthly business analysis services.

  Direct auto sales and related financing (Carbiz Auto Credit centers) – through our self provided on-site specialty finance business, which includes company owned locations as well as locations owned by our joint venture.

          Historically, we have been a software company that has also offered tax return processing services for, and business model consulting services to, the North American automobile industry. In May 2004, we decided to enter the direct automobile sales market utilizing our own software and business model consulting products by opening our first “credit center” in Palmetto, Florida, which is a used car dealership that offers financing on-site to customers with poor credit. We opened our second credit center in St. Petersburg, Florida in November 2004, and we opened our third credit center, a joint venture location, in Tampa, Florida in May 2006. Further, on May 16, 2006, we sold our TaxMax business to Tax Refund Services Inc. of Tampa, Florida. As a part of such asset sale, we agreed to enter into a non-competition agreement and, therefore, we do not intend to provide tax return processing services in the future.

          Rather than continuing to focus our resources only on our software and consulting businesses, it is our intent to expand and further diversify our business operations by opening additional credit centers in the future. Some of these credit centers will be wholly-owned by us and others will be joint venture arrangements, such as with Carbiz Auto Credit JV1, LLC.

          In terms of our existing software and consulting businesses, we believe that our Independent Dealer Accounting (IDA) software and the related consulting will drive our software revenue and consulting services growth in the near term. To date, it has been installed in over 30 dealerships, with continuing interest on the part of independent dealers. We believe that there is an industry-wide movement towards the adoption of standardized accounting procedures and financial reporting within the independent dealer population, which consists of non-franchise automotive dealers, as a result of efforts by NIADA (National Independent Automobile Dealer Association) and NABD (National Alliance of Buy Here-Pay Here Dealers). We have worked closely with both of these associations during the development of our IDA software, and have received the “Approved Vendor for Standardized Accounting” designation from NIADA, a designation that indicates to the dealer community that IDA operates properly in producing appropriate audit trails, transaction processing, and financial reporting as defined by NIADA. Although NIADA approval is not required for a company to market its products to independent automobile dealers, we believe that the NIADA “Approved Vendor” designation will provide additional market acceptance of IDA as a specific accounting solution for independent dealers throughout North America.

Critical Accounting Policies

Revenue Recognition

          Our revenue is derived from the sale of licenses, services and commissions, the sale of products to dealers in the automobile industry and sale of used vehicles. We recognize revenue in accordance with Statement of Position 97-2, “Software Revenue

Recognition,” issued by the American Institute of Certified Public Accountants in October 1997 as amended by Statement of Position 98-9 issued in December 1998 for all software or software related revenue. For all non-software or non-software related revenue, we recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin 104, “Revenue Recognition,” which was preceded by Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements.” For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, we generally apply the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” to determine whether deliverables should be accounted for separately.

          We derive our revenue through the licensing of software products and providing related services, including installation, training and support and our Carbiz Auto Credit Buy Here-Pay Here business. Our revenue from licenses is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed or determinable, collection is probable and when all significant obligations have been fulfilled. Related services revenue is recognized when a signed contract has been executed, the services have been delivered, and obligations have been fulfilled. We also sell and finance used automobiles. The sale of vehicles is recognized once the customer takes delivery and title has passed to the customer. In the case of financing of sold vehicles, the interest is recognized over the term of the loan, which is generally 80 weeks, based on the principal outstanding at the time.

Use of Estimates

          In preparing our financial statements in accordance with generally accepted accounting principles, our management is required to make estimates and assumptions that affect the reported amount of assets, liabilities, and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as the allowance for doubtful accounts, deferred revenue and related costs and contingencies.

Stock-Based Compensation

          Effective February 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”), No. 123(R), “Share-Based Payment,” (“SFAS 123R”). This statement is a revision of SFAS 123 and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB Opinion 25”). SFAS 123R requires all stock options to be recognized in the financial statements based on their fair values. We adopted SFAS 123R using the modified prospective method, which requires application of the standard to all options granted, modified, repurchased or cancelled on or after February 1, 2006, and to all options granted that were unvested as of February 1, 2006.

Derivative Liability

          We account for warrants and other embedded features issued in connection with financing arrangements in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-19, “Accounting for Derivative Financial Instruments, Indexed to, and Potentially Settled in, a Company’s Own Stock” (EITF 00-19). Pursuant to EITF 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as a derivative liability. The fair value of such instruments classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings.

Change in Functional Currency

          Historically, the Canadian dollar has been our functional currency, and financial statements were reported in Canadian dollars. During the year-ended January 31, 2005, we determined that as a result of the continued move of our operations and personnel, combined with significant debt issuances in the United States, our functional currency had changed to U.S. dollars. In addition, we determined that we would report our financial statements in U.S. dollars. All amounts presented in these financial statements are expressed in U.S. dollars unless otherwise indicated.

          In accordance with Statement of Financial Accounting Standards No. 52 “Foreign Currency Translation,” we have translated into U.S. dollars the financial statements as at and for the years ended January 31, 2005 and 2004. The method of translation used has resulted in the financial statements of prior years presented for comparison being translated as if the U.S. dollar had always been used as the reporting currency.

          Prior to November 1, 2004, the date on which we determined that our functional currency had changed to U.S. dollars, this translation was done using the current rate method. Under the current rate method, our assets and liabilities were translated into U.S. dollars at the exchange rate at the balance sheet date. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising prior to November 1, 2004 were reported as a component of other comprehensive income.

          Subsequent to November 1, 2004, this translation was done using the temporal method. Under the temporal method, our monetary assets and liabilities were translated to U.S. dollars at the exchange at the balance sheet date, while equity and non-monetary assets and liabilities were translated at their historical rates. Revenue, costs and expenses were translated at average rates prevailing during the periods. Translation adjustments arising prior to November 1, 2004 were reported as a component of net loss for the year.

Year-End Financial Information

          The following summary of selected financial information for the years ended January 31, 2007 and 2006 is derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, our audited annual financial statements, including the notes thereto, and with audited financial statements for fiscal years ended January 31, 2007 and 2006.

Year-ended January 31, 2007 compared to the year-ended January 31, 2006

	January	% of	January	% of
	2007	Revenue	2006	Revenue
Revenue	$3,209,830	100.0	$3,918,347	100.0
Cost of sales	$1,796,120	56.0	$2,028,737	51.8
Gross profit	$1,413,710	44.0	$1,889,610	48.2
Operating expenses	$2,731,744	85.1	$2,574,912	65.7
Operating income (loss)	$(1,318,034)	(41.1)	$(685,302)	(17.5)
Interest expense	$(121,467)	3.8	$(153,161)	3.9
Gain (loss) on disposal of assets	$(121,195)	3.8	$(79,444)	2.0
Loss on derivative instruments	$(3,785,301)	117.9	$-
Minority interest income (loss)	$35,163	1.1	$8,667	0.2
Net income (loss) from continuing operations	$(5,310,834)	(165.5)	$(909,239)	(23.2)
Net income (loss) from discontinued operations	$556,783	17.3	$78,913	2.0
NET INCOME (LOSS)	$(4,754,051)	(148.1)	$(830,326)	(21.2)
Income (loss) per common share (1)	$(0.11)		$(0.02)
Total assets	$767,714		$1,342,316
Long-term liabilities	$96,380		$305,984

(1) Fully diluted loss per share does not differ from basic loss per share for any of the above-noted periods as the conversion or exercise of any potentially dilutive securities would be anti-dilutive.

Revenue

          In the year-ended January 31, 2007, our revenues decreased by $708,517 compared to the previous year. This was primarily due to a decrease of $673,250 in sales by our Carbiz Auto Credit operating unit during the year-ended January 31, 2007 when compared to the previous year. Carbiz Auto Credit generated sales of $829,754, including $533,452 from our company-owned locations and $296,302 from our joint venture location, during the year. We continued throughout the year to eliminate non-performing products, such as several older pre-Windows software products including our GoldKey Buy Here-Pay Here program and our TurboCAT F&I program. During the year, a majority of users of those products have replaced the discontinued product with our higher priced, higher margin products, which we anticipate will result in a positive impact on future revenues. The decision to stop support for a specific product is made on the basis of the size of the remaining user population, the recurring revenue generated by that product, and the cost and difficulty of maintaining a technical support staff for the product.

Cost of Sales

           Our cost of sales expense decreased by $232,617 for the year-ended January 31, 2007, compared to the previous year. Carbiz Auto Credit operations cost of sales decreased by $409,693, including a decrease in costs of $470,844 from our company-owned locations and an additional $43,373 from our joint venture location, and all other parts of the operation increased cost of sales by $150,476 during the year-ended January 31, 2007. We anticipate that our cost of sales expense will continue to increase as we open additional Carbiz Auto Credit centers in the future.

Expenses

           For the year-ended January 31, 2007, our operating expenses increased by $156,832 compared to the previous year. The Carbiz Auto Credit operating expenses were $340,678, including $217,245 from our company-owned locations and $123,433 from our joint venture location, while operating expenses for other segments increased by $426,934 during the year-ended January 31, 2007. This primarily resulted from a loss on foreign currency exchange of $75,981 and an increase in audit and legal expenses related to the conversion from accounting standards under Canadian Generally Accepted Accounting Principles (“GAAP”) to accounting standards under U.S. GAAP and the preparation of the Form SB-2 registration statement for the year-ended January 31, 2007 compared to the previous year.

          While we have not been investing significant amounts in fixed assets over the past two years, as a result of the conversion from Canadian GAAP accounting standards to US GAAP accounting standards during the year, depreciation methods for certain assets and equipment was adjusted. This is reflected in the increase in depreciation and amortization expenses by $14,055 for the year-ended January 31, 2007 as compared to the previous year as well as the loss on disposal of assets of $121,195.

Interest Expense

           Our interest expense decreased by $31,694 for the year-ended January 31, 2007, compared to the previous year, as we continue to pay down our longer term debt, with principal payments being made monthly. As a result of the closing of the convertible debenture and the line of credit, interest expense will increase over this and subsequent years. We anticipate our interest expense will increase in future years related to the Trafalgar Debentures and as we draw down on our credit facility with Colossus Capital Fund, L.P.

Loss on Derivative Instruments

          For the year-ended January 31, 2007, we incurred non-cash expenses of $3,785,301 as a result of the conversion of our 5% debentures including $351,633 in direct expense of the conversion of the debentures and $3,481,209 in expenses of the warrants issued upon the debenture conversion. For the year-ended January 31, 2006, we did not incur any similar non-cash expenses.

Software Sales, Support and Consulting

          This segment of our business consists of new sales and recurring monthly revenue for software products and new sales, new sales and recurring monthly revenue of consulting products, and other related products including revenue from credit bureau fees, supply sales, and forms programming. Our total software, consulting and other sales during the year-ended January 31, 2007 decreased by $35,266 as compared to the previous year.

          Total software sales during the year-ended January 31, 2007 decreased from the prior year by $34,843, with recurring monthly support revenue showing improvement over the prior year by an increase of $39,047. Sales of new software installations decreased from the prior year by $4,564. This reflected the beginning of positive growth as a result of changes in our product mix to eliminate less profitable products and shift the focus of sales of our core software and support products that can provide long-term growth opportunities.

           The adoption of our current Carbiz Windows-based programs by existing DOS users continued to show an upward trend during the year-ended January 31, 2007, with approximately 30% of Carbiz users on previous generation DOS programs upgrading to current programs. This is an increase from the prior year due to the announcement that effective at the end of this calendar year, we will no longer support one of our DOS-based programs. We believe that our existing user base is remaining stable while new, incremental software sales should continue to add customers for consulting services. We believe the overall trend also indicates continuing growth of recurring revenue.

           The results of our IDA installations had some positive impact on the year-ended January 31, 2007, with several completed installations included in the sales totals. The monthly recurring support revenue for IDA in the year-ended January 31, 2007 grew to $43,286, with additional installations to be completed during the first quarter of the 2008 fiscal year. Dealer interest in IDA continues to increase, which along with a shift in emphasis to higher value monthly support functions, we believe should result in continued growth in installations and recurring revenue.

          Our new sales of consulting services for the year-ended January 31, 2007 showed an increase from the prior period of $20,438, however, due to accounting rules regarding revenue recognition, $25,095 in new consulting revenue was deferred into the following year, resulting in a decrease in stated revenue from new consulting sales of $4,658. Recurring monthly consulting revenue increased by $1,389 from the prior period. Most new consulting customers were additional locations opened by existing customers while sales to new consulting.

          Software sales provide opportunities for us to introduce our consulting services to business clients. While our software products facilitate data accumulation and reporting, our consulting services help to interpret the data and provide advice, as well as industry benchmarks, to help dealers improve results. Our consulting focuses on implementing a data tracking product that automates some data analysis, creates a recurring revenue stream and facilitates additional consulting services.

           We offer two levels of consulting services targeted mainly to the dealer who provides self-funded, on-site auto financing (Buy Here-Pay Here). The standard package includes unlimited manager training, unlimited “800” number technical support, a monthly benchmarking report of composite data from dealerships using our system, and one training conference per year. The premier package also includes a weekly faxed performance report based on download and analysis of the client’s data. Our consultants provide telephone consultation to discuss the report and provide guidance on areas where improvements could be made. We also may provide customized trend analysis on specialized issues. Also included in the premier package are two or three on-site visits each year by our consultant. Each visit includes a top-to-bottom audit of sales, operations, procedures, marketing activities, inventories, computer systems and financial results.

Carbiz Auto Credit

           We anticipate that the fastest growing segment of our business will be our Carbiz Auto Credit specialty consumer finance business. We operate three facilities in Florida called “Carbiz Auto Credit,” that originate, underwrite, fund and collect auto loans to customers with credit difficulties. The scalable business model leverages our industry expertise and proprietary underwriting and collection processes.

          We believe that the results from our Palmetto and St. Petersburg corporate locations and Tampa joint venture location for the years ended January 31, 2006 and January 31, 2007 have indicated a strong consumer demand for the finance product in that market, as well as reinforce the effectiveness of our system for operations, marketing, underwriting and collections.

           The decrease in sales activity during the year-ended January 31, 2007 was the result of a decrease in inventory levels at all three locations due to a decrease in cash available for the purchase of inventory. Additional costs related to the Form SB-2 registration statement process resulted in the temporary cash shortage.

          As of the year-ended January 31, 2007, the total Carbiz Auto Credit loan portfolio was $398,468. The allowance for doubtful accounts at the same date was $79,430. The allowance for doubtful accounts is established through the allocation of 100% of any repossessions in process plus 8% of the remaining portfolio balance. All loans are made at an interest rate of 14.95% APR, with no loans made without complete documentation and verification of employment and references. While our underwriting procedures do not take credit score into account, a credit bureau report is done on each customer. While the range of scores varies widely, the average credit score of our customers is approximately 500.

TaxMax

          The TaxMax segment had revenue of $253,004 for the period beginning February 1, 2006 through May 16, 2006. The operating income for this period was $135,358 plus a gain on disposal of $421,425. The former segment had revenue of $498,852 and operating income of $79,410 for the year-ended January 31, 2006.

           As a result of a continued decline in TaxMax revenue over a three-year period and a desire to focus both management and cash resources on the high growth areas of our business, subsequent to the quarter-ended April 30, 2006, management decided to enter into an agreement to sell the TaxMax business. The sale was completed on May 16, 2006 to Tax Refund Services, Inc. of Tampa, FL. The $442,000 cash generated from the sale of TaxMax was used primarily for further expansion of the Carbiz Auto Credit business.

Liquidity and Capital Resources

          Subsequent to our year-ended January 31, 2007, we sold an aggregate of $2,500,000 secured convertible debentures to an investor, of which we have received $1,750,000 of gross proceeds as of the date of this prospectus.

           As of January 31, 2007 and January 31, 2006, we had $67,990 and $119,735, respectively, in cash and cash equivalents. During the year-ended January 31, 2007, we decreased our accounts payable and accrued liabilities by $52,592, which totaled $1,232,610 at January 31, 2007. During the year-ended January 31, 2007, we made debt repayments and capital lease payments totaling $277,360 which includes $156,546 repaid through issuance of our securities as described below. We have continued to rely on private placements to meet our cash flow requirements. Operationally, we have not generated the necessary revenue to cover our operating expenses.

          On October 17, 2006, we issued 129,776 common shares pursuant to the exercise of options issued to two individuals at an exercise price of Cdn$0.10 resulting in proceeds of $11,576 (when converted to US$ at date of conversion).

           Effective October 3, 2006, the approximately $1.4 million in debentures related to our debenture financing which closed on April 6, 2006 converted into 13,842,027 common shares, 14,472,753 class A common share purchase warrants and 7,236,372 class B common share purchase warrants (the “Conversion”). Each class A common share purchase warrant and each class B common share purchase warrant is exercisable for one common share expiring from October 6, 2009 through April 6, 2011 at an exercise price of Cdn$0.12 per common share. The Conversion occurred as a result of the quotation of our shares on the U.S. Over-The-Counter Bulletin Board and the voluntary delisting of our shares from the TSX Venture Exchange.

          On September 5, 2006, we completed a non-brokered private placement of 2,400,000 units at a price of $0.10 per unit for gross proceeds to us of $240,000. Each unit is comprised of one common share and one common share purchase warrant exercisable into one common share at an exercise price of $0.15 for a period of two years. Concurrently with this private placement, debt in the amount of $156,546 held by two of our directors was also converted into 1,565,464 units with the same terms as the units issued in the private placement completed on September 5, 2006.

          On August 31, 2006, we issued 200,000 common shares pursuant to the exercise of an option issued to one of our consultants at an exercise price of Cdn$0.145 resulting in proceeds of $26,126 (when converted to US$ at date of conversion).

          On May 12, 2006, we issued 62,900 common shares pursuant to the exercise of options issued to seven individuals at an exercise price of Cdn$0.10 resulting in proceeds of $5,688 (when converted to US$ at date of conversion).

           On April 6, 2006, we completed a non-brokered private placement of a 5% convertible debenture issued to Jon Kochevar for gross proceeds of Cdn$23,238. Prior to the maturity date, the debenture converts automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debenture converts into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of $0.12 per unit. Each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. Each whole class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. The maturity date for the debenture is October 6, 2006, and interest immediately accrues on the debenture. All of the proceeds from this private placement were used to repay the principal and accrued interest on a debenture that matured on April 6, 2006, because such debenture holder would not extend the maturity date of his debenture until October 6, 2006.

           As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by April 6, 2006, we negotiated with our debenture holders for an extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. Only one of our debenture holders sought to be paid the principal and interest on his debenture, which was Cdn$25,150, while the remaining debenture holders agreed to the extension of the maturity date.

           With the exception of the most recent private placement, we used all of these funds primarily to finance our operating loss and expand our Carbiz Auto credit operations.

           As of January 31, 2007, payments due from us over the next five fiscal years for operating and capital leases, and short and long-term debt are as follows:

	Less Than One	One to Three	Three to	Greater
	Year	Years	Five Years	than Five	Total
Operating	$194,218	$312,784	$-	$-	$507,001
Capital Leases	7,662	10,724	-	-	18,386
Long-Term	180,139	35,851	-	-	215,990
Debt (1)(2)
Interest (1)(2)	12,415	1,458	-	-	13,873
	$394,434	$360,817	$-	$-	$755,250

(1)

Does not include our credit facility with Colossus Capital Fund, L.P. that has a maximum commitment of $10 million and expires on March 23, 2011. The initial amount of the credit facility is $5 million. The amount may be increased to $10 million at the option of Carbiz. At March 23, 2007, we had total outstanding borrowings under the credit facility of $210,000.

(2)	Does not include $2,500,000 secured convertible debentures we sold to an investor on February 28, 2007, of which we have received $1,750,000 of gross proceeds as of the date of this prospectus.

          Should our operating revenues fail to increase to provide sufficient cash flow to fund operations, we may require additional financing. Based on twelve month results and an assumption of meeting business projections for the remainder of the fiscal year, our current cash flow from operations and our cash on hand are sufficient to fund our operations until January 2008. Actual results that vary from projections may require the need for additional cash during that period. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain adequate financing could result in a substantial curtailment of our operations. If additional financing is raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

Three Month Financial Information

          The following summary of selected financial information for the three months ended April 30, 2007 and 2006 is derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, our interim financial statements, including the notes thereto, for periods ended April 30, 2007 and 2006.

Three months ended April 30, 2007 compared to the three months ended April 30, 2006

			% of		% of
		April 2007	Revenue	April 2006	Revenue
Revenue		$880,586	100.0	$757,758	100.0
Cost of sales		$415,954	47.2	$437,225	57.7
Gross profit		$464,632	52.8	$320,533	42.3
Gain on debt forgiveness		$391,337	44.4	$-
Operating expenses		$678,815	77.1	$675,313	89.1
Operating income (loss)		$177,154	20.1	$(354,780)	(46.8)
Interest expense		$(89,508)	10.2	$(35,438)	(4.7)
Gain (loss) on derivative instruments		$678,621	77.1	$-
Minority interest income (loss)		$(6,094)	(0.7)	$10,197	1.3
Net income (loss) from continuing operations		$760,173	86.3	$(380,021)	(50.2)
Net income (loss) from discontinued operations	$		0.0	$145,192	19.2
NET INCOME (LOSS)		$760,173	86.3	$(234,829)	(31.0)
Income (loss) per common share (1)		$0.01		$(0.01)
Total assets		$1,922,316		$1,127,676
Long-term liabilities		$22,270		$250,994

(1) Fully diluted loss per share does not differ from basic loss per share for any of the above-noted periods as the conversion or exercise of any potentially dilutive securities would be anti-dilutive.

Revenue

          In the three months ended April 30, 2007, our revenues from continuing operations increased by $122,828 compared to our three-month revenue during the previous period ended April 30, 2006. This increase was due to an increase of $70,440 in sales by our Carbiz Auto Credit operating unit and an increase of $52,388 in sales by our software and consulting division during the three months ended April 30, 2007 when compared to the same period ended April 30, 2006. Carbiz Auto Credit generated sales of $270,606, including $136,099 from our Company-owned locations and $134,507 from our joint venture location during the three months ended April 30, 2007.

          We continued throughout the period to eliminate non-performing products, such as several older pre-Windows software products including our GoldKey Buy Here-Pay Here program and our TurboCAT F&I program. As of January 31, 2007, a majority of users of those products have replaced the discontinued product with our higher priced, higher margin products, which we anticipate will result in a positive impact on future revenues. The decision to stop support for a specific product is made on the basis of the size of the remaining user population, the recurring revenue generated by that product, and the cost and difficulty of maintaining a technical support staff for the product.

Cost of Sales

          Our cost of sales expense decreased by $21,271 for the three months ended April 30, 2007, compared to the same period ended April 30, 2006. Carbiz Auto Credit operations cost of sales decreased by $14,215, including a decrease in costs of $61,218 from our Company-owned locations and an increase of $46,994 from our joint venture location during the three months ended April 30, 2007, and all other parts of the operation decreased cost of sales by $7,056 during the three months ended April 30, 2007. The decrease in cost of sales in our Company-owned locations even though sales increased was the result of a decrease in bad debt expense compared to the same period ended April 30, 2006, while the increase in cost of sales in our joint venture location was the direct result of additional sales compared to the same period ended April 30, 2006. We anticipate that our cost of sales expense will increase in direct proportion to increased auto sales as we open additional Carbiz Auto Credit centers in the future.

Gain on debt forgiveness

          During the three months ending April 30, 2007, the Company negotiated the settlement of a $466,337 trade payable which resulted in a gain on debt forgiveness of $391,337.

Expenses

          For the three months ended April 30, 2007, our operating expenses increased by $622 compared to the same period ended April 30, 2006. The Carbiz Auto Credit operating expenses increased by $836, including an increase of $9,140 from our Company-owned locations and a decrease of $8,304 from our joint venture location during the three months ended April 30, 2007, while operating expenses for other segments decreased by $214 during the three months ended April 30, 2007. While overall operating expenses increased due to SB-2 expense, personnel expense and selling expense decreased by a total of $27,764 as a result of lower advertising and sales commissions expense.

          We have not been investing significant amounts in fixed assets over the past two years. This fact is reflected in the increase in depreciation and amortization expenses by only $2,880 for the three months ended April 30, 2007 as compared to the same period ended April 30, 2006.

Interest Expense

          Our interest expense increased by $54,071 for the three months ended April 30, 2007, compared to the same period ended April 30, 2006, as a result of the closing of the convertible debenture and the line of credit. We anticipate our interest expense will increase over this and subsequent years related to the Trafalgar Debentures and as we draw down on our credit facility with Colossus Capital Fund, L.P.

Gain/Loss on Derivative Instruments

          For the three months ended April 30, 2007, we incurred a non-cash gain of $678,621 as a result of the fair value adjustment of outstanding derivative instruments. See Note 2 herein. For the same period ended April 30, 2006, we did not incur any similar non-cash expenses.

Software Sales, Support and Consulting

          This segment of our business consists of new sales and recurring monthly revenue for software products and consulting products, and other related products including revenue from credit bureau fees, supply sales, and forms programming. Our total software, consulting and other sales during the three months ended April 30, 2007 increased by $52,388 over the prior period ended April 30, 2006.

          Total software sales during the three months ended April 30, 2007 increased from the prior year by $31,957, with recurring monthly support revenue showing improvement over the prior year by an increase of $4,383. Sales of new software installations increased from the prior year by $27,573. This reflected the beginning of positive growth as a result of changes in our product mix to eliminate less profitable products and shift the focus of sales of our core software and support products that can provide long-term growth opportunities.

          The adoption of our current Carbiz Windows-based programs by existing DOS users continued to show an upward trend during the three months ended April 30, 2007. This is due to the announcement that effective at the end of the 2006 calendar year, we would no longer support one of our DOS-based programs. All users of that program have now committed to the change to our current product, and some of those installations were completed during the period. We believe that our existing user base is remaining stable while new, incremental software sales should continue to add customers for consulting services. We believe the overall trend also indicates continuing growth of recurring revenue.

          Our new sales of consulting services for the three months ended April 30, 2007 showed an increase from the prior period of $13,532, however, due to accounting rules regarding revenue recognition, $6,844 of the new consulting revenue was deferred from the prior year. Recurring monthly consulting revenue increased by $7,100 from the prior period.

          Software sales provide opportunities for us to introduce our consulting services to business clients. While our software products facilitate data accumulation and reporting, our consulting services help to interpret the data and provide advice, as well as industry benchmarks, to help dealers improve results. Our consulting focuses on implementing a data tracking product that automates some data analysis, creates a recurring revenue stream and facilitates additional consulting services.

          We offer two levels of consulting services targeted mainly to the dealer who provides self-funded, on-site auto financing (Buy Here-Pay Here). The standard package includes unlimited manager training, unlimited “800” number technical support, a monthly benchmarking report of composite data from dealerships using our system, and one training conference per year. The premier package also includes a weekly faxed performance report based on download and analysis of the client’s data. Our consultants provide telephone consultation to discuss the report and provide guidance on areas where improvements could be made. We also may provide customized trend analysis on specialized issues. Also included in the premier package are two or three on-site visits each year by our consultant. Each visit includes a top-to-bottom audit of sales, operations, procedures, marketing activities, inventories, computer systems and financial results.

Carbiz Auto Credit

          The fastest growing segment of our business continues to be our Carbiz Auto Credit specialty consumer finance business. We operate three facilities in Florida called “Carbiz Auto Credit,” that originate, underwrite, fund and collect auto loans to customers with credit difficulties. The scalable business model leverages our industry expertise and proprietary underwriting and collection processes.

          We believe that the results from our Palmetto and St. Petersburg corporate locations and Tampa joint venture location for the year ended January 31, 2007 have indicated a strong consumer demand for the finance product in that market, as well as reinforce the effectiveness of our system for operations, marketing, underwriting and collections.

          The increase in sales activity during the three months ended April 30, 2007 was the result of an increase in inventory levels at all three locations due to a increase in cash available for the purchase of inventory after the closing and funding of the Trafalgar Debenture and the Credit Facility.

          As of the year-ended January 31, 2007, the total Carbiz Auto Credit loan portfolio was $472,780. The allowance for doubtful accounts at the same date was $49,794. The allowance for doubtful accounts is established through the allocation of 100% of any repossessions in process plus 8% of the remaining portfolio balance. All loans are made at an interest rate of 14.95% APR, with no loans made without complete documentation and verification of employment and references. While our underwriting procedures do not take credit score into account, a credit bureau report is done on each customer. While the range of scores varies widely, the average credit score of our customers is approximately 500.

Liquidity and Capital Resources

          As of January 31, 2007 and April 30, 2007, we had $67,990 and $343,509, respectively, in cash and cash equivalents. During the three months ended April 30, 2007, we decreased our accounts payable and accrued liabilities by $683,816, which totaled $548,793 at April 30, 2007. During the three months ended April 30, 2007, we made debt repayments and capital lease payments totaling $217,839, which includes $205,990 paid to retire long term debt. We have continued to rely on private placements to meet our cash flow requirements. Operationally, we have not generated the necessary revenue to cover our operating expenses.

          On February 28, 2007, we sold an aggregate of $2,500,000 secured convertible debentures to an investor, of which we have received $1,750,000 of gross proceeds as of the date of this report.

          On March 23, 2007, we closed a credit facility with Colossus Capital Fund, L.P. that has a maximum commitment of $10 million and expires on March 23, 2011. The initial amount of the credit facility is $5 million, of which $249,000 was borrowed at April 30, 2007. The amount may be increased to $10 million at the option of Carbiz.

          We used proceeds from the borrowings primarily to finance our operating loss and expand our Carbiz Auto Credit operations.

          As of April 30, 2007, payments due by us over the next five fiscal years for operating and capital leases, and long-term debt are as follows:

	Less Than One	One to Three	Three to	Greater
	Year	Years	Five Years	than Five	Total
Operating Leases	$194,492	$263,058	$-	-	457,550
Capital Leases	7,842	8,695	-	-	16,537
Long-Term Debt	212,650	1,537,350	-	-	1,750,000
Interest (1)	158,736	131,753	-	-	290,489
	$573,720	$1,940,856	$-	-	2,514,576

(1)

Does not include our credit facility with Colossus Capital Fund, L.P. that has a maximum commitment of $10 million and expires on March 23, 2011. The initial amount of the credit facility is $5 million. The amount may be increased to $10 million at the option of Carbiz. At April 30, 2007, we had total outstanding borrowings under the credit facility of $249,000.

          Should our operating revenues fail to increase to provide sufficient cash flow to fund operations, we may require additional financing. Based on three month results and an assumption of meeting business projections for the remainder of the fiscal year, our current cash flow from operations and our cash on hand are expected to be sufficient to fund our operations until January 2008. Actual results that vary from projections may require the need for additional cash during that period. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing, if needed, on terms satisfactory to us or at all. The failure to obtain adequate financing could result in a substantial curtailment of our operations. If additional financing is raised by the issuance of securities, control of Carbiz may change and/or our shareholders may suffer significant dilution.

Off-Balance Sheet Arrangements

          As of April 30, 2007, we do not have any off-balance sheet arrangements.

BUSINESS

Carbiz Inc.

          We were incorporated pursuant to the provisions of the Business Corporations Act (Ontario) under the name “Data Gathering Capital Corp.” on March 31, 1998. We changed our name from “Data Gathering Capital Corp.” to “Carbiz.com Inc.” on September 1, 1999. Thereafter, we changed our name again to “Carbiz Inc.” on July 15, 2003.

          On July 14, 1998, we completed our initial public offering in Canada by issuing 1,500,000 common shares, and we listed our common shares for trading on the junior capital pool board of The Alberta Stock Exchange (now the TSX Venture Exchange Inc.) on July 23, 1998.

          On December 18, 1998, we acquired our wholly-owned subsidiary, Data Gathering Service Inc., by way of a reverse takeover. Data Gathering Service Inc. was incorporated under the Business Corporations Act (Ontario) on November 30, 1995. Data Gathering Service Inc. was in the business of consulting to auto dealers. On August 1, 1999, we acquired all of the shares of Autosure Financial Corporation Atlantic Limited and MPI Marketing Professionals Incorporated, both companies incorporated under the Companies Act (Nova Scotia) that were in the business of providing auto dealer software for sales enhancement. On January 20, 2000, Autosure Financial Corporation changed its name to 2288764 Nova Scotia Ltd. On March 29, 2000, we acquired all of the shares of Advanced Dealer Services, Inc., a company incorporated under the laws of the State of Florida that was in the business of providing software and business model consulting to Buy Here-Pay Here automobile dealers who provided self funded on-site financing. On April 4, 2000, we acquired all of the shares of Abbey Canada Inc., a company incorporated under the Business Corporations Act (Ontario) that was in the business of credit insurance. On May 19, 2000, we acquired all of the shares of TaxMax Service Group, Inc., a company incorporated under the laws of the State of Florida that was in the business of providing tax return processing for auto dealer customers for use of refunds as down payments.

          We currently operate one wholly-owned subsidiary in the United States, Carbiz USA Inc., which is incorporated in the State of Delaware. Carbiz USA Inc. also has an operating subsidiary in the United States, Carbiz Auto Credit, Inc., which is incorporated in the State of Florida.

          On February 25, 2005, we also entered into a joint venture agreement with an entity controlled by one of our directors and, as a result, we own a 50% interest in Carbiz Auto Credit JV1, LLC, a limited liability company formed in Florida.

          Our Canadian registered office is located at 180 Lesmill Rd, Toronto, Ontario, M3B, 2T5. Our United States registered agent is William Guerrant, Esq. of Hill, Ward & Henderson P.A. at 101 East Kennedy Blvd., Suite 3700, Tampa, Florida 33602. Our principal office is located at 7405 North Tamiami Trail, Sarasota, Florida 34243. Our telephone number is (941) 952-9255.

Our Business

          We are a provider of specialty consumer financing products, software, training and consulting services, mainly to the automotive dealer on-site financing industry in the United States. Since our founding in 1995, we have served numerous new and used car dealerships of all sizes and in many geographic areas. We have been and continue to be focused on Buy Here-Pay Here dealerships, which are automotive dealers who use their own money to finance vehicles for customers with sub-standard or poor credit.

          In addition to continuing to grow our core business, the main thrust of our expansion strategy includes establishing our own group of on-site auto finance credit centers in order to capitalize on our knowledge and experience in this area. We opened our first “Carbiz Auto Credit” finance center in Palmetto, Florida on May 10, 2004. We opened our second credit center in St. Petersburg, Florida in November 2004, and we opened our third credit center, a joint venture location, in Tampa, Florida in May 2006. We opened our second credit center in St. Petersburg, Florida in November 2004, and we opened our third credit center, a joint venture location, in Tampa, Florida in May 2006. We believe the favorable economics and market opportunity in the Buy Here-Pay Here industry and our prior knowledge and expertise advising automobile dealerships in this industry positions us to be successful in the market.

          We have developed a solid and growing base of customers and revenue, and we currently serve over 3,500 clients across all 50 states who utilize one or more of our products and/or services. As a result of the sale of our TaxMax business on May 16, 2006, our products now fall into two primary categories: software products for operation of auto dealers and business model consulting and direct auto sales and financing through our wholly-owned operations or our joint venture arrangements.

Dealer Software and Business Model Consulting

          Our dealer software solutions focus on finance, sub-prime finance, dealer provided on-site finance operations and dealer accounting solutions. After a series of acquisitions, we spent most of 2001 and 2002 consolidating over sixty separate software programs into three main programs (MSP, VisualCAT and IDA). We plan to continue developing, selling and maintaining each of these and the other products and services listed below, as well as identifying new products and services for the specialty consumer finance and automotive businesses.

          Our principal products include:

  Management System Plus (“MSP”) – Provides dealers with the ability to offer on-site self funded financing at the point of sale (Buy Here-Pay Here), including inventory management, contracting and collection functionality. The Buy Here-Pay Here business emerged as a distinct business category when car dealers began financing “unbankable” customers in order to sell used cars. In short, the customer needs a car, the dealer wants to make a profit, and no one will lend the customer the money, so the dealer finances the deal. The Buy Here-Pay Here business is the combination of a consumer finance company and a used car dealership. Customers typically make a down payment and then make weekly payments to the dealer. In order to obtain dealer financing, customers typically pay high interest rates, usually in the range of 18-22% per annum.

  MSP is a Windows program written in Visual Basic and is available for delivery on a single person computer, a local area network, or via the Internet. Recent enhancements include an interface with starter interrupt devices, automated Internet credit report access, and automated access to the Office of Foreign Assets Control “bad guy” list.

  VisualCat – Provides dealers with the ability to offer prime and sub-prime financing through third-party lenders at the point of sale, including inventory management, storage of lender criteria, credit bureau access and contracting functionality. The program compares the credit parameters of each finance program offered by various lenders against customer data and determines which, if any, are available based on the buyer’s credit status and maximum monthly payment. The program then matches the buyer’s maximum monthly payment with every vehicle in the dealer’s inventory to allow the dealer to select appropriate vehicles for the buyer. The software enables dealers to expand their customer base by arranging financing for the full range of automotive customers.

  VisualCAT is a Windows program written in Delphi and is available for delivery on a single personal computer, a local area network, or via the Internet. Recent enhancements include automated Internet credit report access, and automated access to the Office of Foreign Assets Control “bad guy” list.

  Independent Dealer Accounting (“IDA”) – Provides a suite of accounting and financial reporting tools designed specifically for independent dealers, including real-time integration with MSP and VisualCat. All appropriate entry points create entries and updates in real-time in both the dealer management system and accounting files. One benefit of this tight integration is the production of a daily operation control report, previously available only in systems beyond the financial reach of the smaller dealer. Another key area of integration is the generation of real-time transactions to a related finance company. For the on-site auto financing dealer (Buy Here-Pay Here) that has a related finance company, when the contract is sold to the company from the dealership, IDA will automatically generate all transactions in both companies.

  The major modules of IDA include powerful tools for the management of:

General ledger	Vehicle inventory
Accounts payable	Accounts receivable
Journal transactions	Payroll

•

IDA is the result of years of development of accounting functions in the DOS version of our Buy Here-Pay Here software. Our understanding of the dealership accounting functions results from many installations where we not only provide software to the dealer but also provide consulting services that touch all areas of the dealer operations. IDA brings that depth of accounting design and operational knowledge to a system integrated with our current Windows dealer management systems to provide a complete management solution to the independent dealer. IDA is a Windows program written in Visual Basic and is available for delivery on a single personal computer, a local area network, or via the Internet. With our IDA product, we are an Approved Vendor for Standardized Accounting by the NIADA.

•

Traffic Management System – Provides dealers with the ability to track walk-in and phone traffic in the dealership including follow-up list generation, sales result reporting and VisualCat interface functionality. Traffic Management System enables dealers to do the following:

	•	Track prospects and sold and cancelled customers.
	•	Provide a multitude of reports including salesperson’s activities, salesperson efficiency, customer and prospect contacts, customer analysis by model type and source, etc.
	•	Provide daily follow-up scheduling.
	•	Provide unlimited follow-up letters with an automated letter-printing program.

•	Effective traffic management can assist dealers improve their closing ratios, sell more cars and increase customer satisfaction.

•

BHPH Business Model Consulting – Our business model consulting products focus on assisting our dealers with the successful operation of an on-site self funded auto financing (Buy Here-Pay Here) business. Our consultants have extensive knowledge and practical experience in finance and insurance, sub-prime finance and the Buy Here-Pay Here business. Dealers can choose from various products, including:

•

Dealer Controlled Finance (“DCF”) Business Model Package – Provides dealers with a complete operation model for an on-site self funded auto finance dealership including policies and procedures, sales methods, collections methods and manager and associate training.

•

Guardian Consulting Service – Provides DCF dealers with a weekly review of goals, problem areas and operational results done through extraction of data from the dealer’s software, a written summary of results, and presentation of the report by conference call by a Carbiz consultant.

•	On-site Consulting – Provides dealers with an on-site review of sales and collections policies and procedures including the presentation of a written summary of recommendations by a Carbiz consultant.

•	Training – Provides dealers with a manager training class and an associate training class held monthly at the Carbiz facility in Sarasota, Florida.

Carbiz Auto Credit

          In May 2004, we opened our first Carbiz Auto Credit center in Palmetto, Florida as a result of our decision to enter the direct automobile sales market. Our “credit center” is a used car dealership that offers financing on-site to customers with poor credit through the utilization of our software products and our DCF business model. Rather than continuing to focus only on our existing software and consulting business, it is our intent to expand and diversify our business by opening additional credit centers in the future. In November 2004, our second Carbiz Auto Credit location was opened in St. Petersburg, Florida, and our third location, the first location of our joint venture, opened in Tampa, Florida in July 2005. Each credit center originates, funds, manages and collects loans for vehicles sold to customers.

The Buy Here-Pay Here Industry

          Buy Here-Pay Here is the common term for automobile dealers who use their own money to finance vehicles for customers. The term developed because the customer makes his/her car payment in person, at the same lot where they bought the vehicle. The customer base for these dealers is people who have poor or badly impaired credit histories, thus making conventional financing and even sub-prime financing unavailable to them. This includes customers with multiple bankruptcies, multiple accounts defaulted upon and charged-off by previous lenders, etc. They have low-paying jobs, no health insurance, and a history of not paying their bills. Nevertheless, all of these people typically need a car to get to work and for other basic transportation needs.

          Although the Buy Here-Pay Here business looks like the retail automobile sales business on the surface, it is, in fact, a “finance and collections” business. Successful Buy Here-Pay Here dealers have developed ways to ensure collections of not only of their costs, but most of their profit as well.

          The reason Buy Here-Pay Here dealers can operate profitably with this class of customer is that they have developed business practices which allow them to collect sufficient amounts of money to cover their charge-off losses and generate a profit. In fact, some are so successful that they can maintain average charge-off rates of 5% of outstanding loan balances or lower, and produce return on investment in the triple digits. Some of the procedures Buy Here-Pay Here dealers have developed to ensure this are:

  Payday Payments – The typical customer can pay $55 - $65 dollars per week, but cannot pay $200 a month. They just can’t save and are poor money managers.

  Required In-Person Payments – This avoids the “check is in the mail” syndrome, and also allows the dealerships to develop personal relationships.

  Development of Personal Relationships – People will pay “friends” before they will pay faceless entities like the phone or power companies.

  Start Collection Process Immediately – Dealers begin this process the day after the customer is delinquent or if payment is not made in full.

          We believe that if managed properly, the Buy Here-Pay Here business can be profitable. Further, we believe that we have gained significant knowledge, data and expertise through our years of training others to successfully start and operate Buy Here-Pay Here businesses to begin starting our own group of dealerships providing on-site auto financing.

Markets

          The primary market for our software products and services is the automotive retail industry in North America, with a direct focus on the on-site self funded financing (Buy Here-Pay Here) segment. According to an annual summary of industry data published in May 2005 by NADA, it is estimated that new car dealers generated approximately $714 billion in sales in the United States in 2004. Further, according to this same source, there are approximately 21,640 franchised automotive dealers in the United States, of which a significant number engage in Buy Here-Pay Here automobile sales. Although we consider all dealers as potential customers, we believe that the specific Buy Here-Pay Here dealer segment is best suited for our MSP and IDA software products and the franchised dealer segment is best suited for our VisualCAT software product.

          As a result of changing demographics and a growing segment of the population with declining credit worthiness, we believe that the need for Buy Here-Pay Here dealerships continues to grow. Many new car or franchise dealers are entering the on-site self funded finance market as a way to increase their business by capturing the customer that could not be financed through normal prime of sub-prime channels offered by the dealer. This vertical integration also works in the use of inventory by making older trade in vehicles that would otherwise be disposed of wholesale available for sale to the unbankable customer, providing a higher margin on that vehicle. The dealer principle in these cases will not be physically located at the Buy Here-Pay Here facility, and is a prime prospect for our business model consulting products.

          To date, we have opened three Carbiz Auto Credit centers in the state of Florida. It is our intent to continue to open additional Carbiz Auto Credit centers in the future, with these additional centers likely located in the State of Florida.

Sales and Marketing

          Sales of our software and consulting products are conducted by our sales staff located at our corporate office in Sarasota, Florida. Our sales staff is responsible for responding to sales leads generated from our marketing activity, explaining products and services, demonstrating products, following-up with customers, and closing orders.

          Product marketing for all products includes several industry conferences and trade shows during the year, including the National Alliance of Buy Here-Pay Here Dealers Conference, NIADA Annual Convention, the National Sub-Prime and Buy Here-Pay Here Conference, and several state independent dealer association conventions. Such trade show activity provides an opportunity to present our products directly to attending dealers as well as providing an increased general awareness of Carbiz within the dealer market.

          Product print advertising is done on a consistent basis in multiple industry trade publications, including Used Car News, Auto Remarketing, and Used Car Dealer magazines. In addition, an active Internet advertising program includes key word search placement on multiple search engines, with click through results directed to the Carbiz website.

          As a result of the acquisition of several regional software companies during fiscal year 2000, we currently have a user base of approximately 3,000 software installations, many of which are still using older programs originally purchased from the acquired companies. Marketing to this specific target group is done through an ongoing program of outbound phone calls and specific mailings to users of individual products.

Research and Development

          Research and development is carried out by a staff of program developers who maintain and enhance our current products as well design and program new products for future release. As a result, these expenses are included in the total operating expenses of our software division along with product support rather than as a segregated expense or capital cost. While our development efforts over the past two years have been primarily focused on the development of our IDA software product, it is not possible to specifically separate those development expenses from our overall product costs.

Government Regulations and Industry Standards

          Our operations are subject to regulation, supervision and licensing under various United States federal, state and local statutes, ordinances and regulations.

          Although we are not directly subject to any United States federal or state regulations that affect our ability to operate our software, the functionality of our software related to the calculation of interest APR and the printed disclosure of this amount on auto finance contracts is subject to verification that the calculations and disclosures meet both United States federal and state regulations. In some cases, the verification process is done internally using the published standards and in some cases samples are submitted to a state for approval. All such verifications are redone each time any changes are made to an applicable portion of our software.

          With respect to the financing services we provide with our credit centers in the states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies; limitations on the amount, duration and charges, including interest rates, for various categories of loans; requirements as to the form and content of finance contracts; and other documentation, and restrictions on collection practices and creditors’ rights. We are also subject to periodic examination by applicable state regulatory authorities.

          We are also subject to extensive United States federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers’ and Sailors’ Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

          We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations.

Competition

          The market for auto dealer software, in particular software for independent dealers, is not dominated by any large national provider as compared to the market for new cars or franchise dealers. Within our primary markets, we compete directly with other dealer software providers such as Auto-Master, AutoStar, and Micro-21, most of whom market and service customers within a regional geographic area. We offer efficient stand-alone systems to dealers that provide comparatively inexpensive personal computer-based solutions that focus on management systems designed specifically for the automotive market. We provide dealers with a full range of solution products to allow dealers to effectively and efficiently operate their dealerships. We sell all products or services as a full service suite or independently as required. We believe that none of our competitors offer the same breadth of product offerings.

          Competition in the used automobile retail and finance industries is intense and highly fragmented. Although the range of possible points of purchase include (i) other similar used car dealerships that offer on-site financing, (ii) the used vehicle retail operations of franchised automobile dealerships, (iii) independent used vehicle dealers, and (iv) individuals who sell used vehicles in private transactions, we believe that the actual competition for our Carbiz Auto Credit lies only with other similar used car dealerships that offer on-site (Buy Here-Pay Here) financing.

Proprietary Rights

          Carbiz Inc. has registered the trademark and servicemark of “Carbiz.com” in Canada and the United States.

Employees

          We have 37 full-time employees.

Description of Property

          Our principal executive office located at 7405 North Tamiami Trail, Sarasota, Florida 34243-1808 consists of approximately 4700 square feet of office space. We pay $6,250 in rent per month to lease this property, and our lease expires on May 31, 2009.

          Our Palmetto, Florida credit center located at 314 8th Avenue W, Palmetto, Florida 34221-5161 consists of approximately 1000 square feet of commercial space. We pay $3,000 in rent per month to lease this property, and our lease expires on March 31, 2009.

          Our St. Petersburg, Florida credit center located at 2324 Central Ave., St. Petersburg, Florida 33712-1149 consists of approximately 1500 square feet of commercial space. We pay $2,300 in rent per month to lease this property, and our lease expires on October 31, 2009.

          Our Tampa, Florida credit center located at 4102 N. Florida Ave., Tampa, Florida 33603-3818 consists of approximately 700 square feet of commercial space. We pay $2,500 in rent per month to lease this property, and our lease expires on March 31, 2010.

          We do not currently maintain any investments or interests in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

Legal Proceedings

          We are not currently a party to any legal proceeding or governmental proceeding nor are we currently aware of any pending legal proceeding or governmental proceeding proposed to be initiated against us.

MANAGEMENT

Executive Officers and Directors

          Our directors, executive officers and key employees as of August 15, 2007 were as follows:

Name	Age	Position
Carl Ritter (1)	47	Chairman, Chief Executive Officer and a Director
Richard Lye	61	President, Corporate Secretary and a Director
Ross Quigley (1)	62	Director
Theodore Popel (1)	59	Director
Stanton Heintz	57	Chief Financial Officer, Chief Operating Officer
		and a Director
Christopher Bradbury	34	Director
Vernon Haverstock	59	Director
Gene Tomsic	57	Director
Brandon Quigley	31	Director
Wallace Weylie	70	Director

(1)      Indicates member of our Audit Committee.

Biographical information for directors and executive officers:

          Carl Ritter - Chairman, Chief Executive Officer and a Director. Mr. Ritter has been the Chief Executive Officer and a director of Carbiz since March 1998. Prior to joining Carbiz, Mr. Ritter was the President of Data Gathering Service Inc., a private company engaged in software development for Automotive F&I Software, from August 1995 until March 1998. Prior to co-founding Data Gathering Service Inc. with Mr. Lye, Mr. Ritter held several senior management positions in the retail automotive industry in Canada, including operating several car dealerships as President and Dealer Principal of North Toronto Mazda and Durham Mazda.

          Richard Lye – President, Corporate Secretary and a Director. Mr. Lye has been with Carbiz since March 1998, and has been the President of Carbiz since April 2001, Corporate Secretary since June 2004 and a director of Carbiz since June 2007. Prior to joining Carbiz, Mr. Lye was the Vice President of Data Gathering Service Inc. from August 1995 until March 1998. Prior to co-founding Data Gathering Service Inc. with Mr. Ritter, Mr. Lye held several senior management positions in the retail automotive industry in Canada, including serving as the General Manager for a major Canadian Chevrolet dealership located in Toronto. Mr. Lye holds a permanent teaching certificate from the Province of Ontario and also is a graduate of the NADA Dealer Academy.

          Ross Quigley - Director. Mr. Quigley has been a director of Carbiz since March 1998. Since May 1988, Mr. Quigley has been the Chief Executive Officer of the Medipac International Group of Companies, a private corporate group that provides administration services and medical insurance coverage for traveling Canadians, and Reed Mather Insurance Group Inc., a private multi-line insurance brokerage. Mr. Quigley attended Dalhousie University, Halifax, Nova Scotia, Canada for four years in the engineering physics, mathematics and psychology disciplines. Mr. Quigley has completed several actuarial and insurance courses and holds several general and life insurance licenses in various provinces of Canada.

          Theodore Popel - Director. Mr. Popel has been a director of Carbiz since June 2004. Since January 1995, Mr. Popel has been the Vice President of Medipac Assistance International Inc., which is a company that provides emergency medical assistance and managed care for traveling Canadians.

          Stanton Heintz - Chief Financial Officer, Chief Operating Officer and a Director. Mr. Heintz has been the Chief Financial Officer of Carbiz since October 2006 and a director of Carbiz since July 2006. Mr. Heintz joined Carbiz in May 2000 as a Vice President following the acquisition of TaxMax, Inc. by Carbiz, which was a company founded by Mr. Heintz. Prior to the acquisition of TaxMax, Inc. by Carbiz, Mr. Heintz had been the President of TaxMax, Inc. since September 1996. Mr. Heintz graduated from Bluffton College in Bluffton, Ohio with a Bachelor of Arts in Business Administration in 1971.

          Christopher Bradbury - Director. Mr. Bradbury has been a director of Carbiz since July 2006. Mr. Bradbury has been President of Medipac International Communications Inc. (“Medipac”) since June 2006. Prior thereto Mr. Bradbury was the Vice President of Medipac International Inc. from April 2002 to June 2006 and Vice President of Reed Mather Insurance Group Inc. from 1997 to April 2002.

          Vernon Haverstock – Director. Mr. Haverstock has been a director of Carbiz since July 2007 Mr. Haverstock has been in the Automotive After Market since 1974, including Assistant Branch Manager of Ford Credit Canada until 1982, President of Marketing Professionals Inc. from 1993 to 1999, and Vice President of Carbiz from 1999 to 2001 following the acquisition of Marketing Professionals Inc. by Carbiz. Mr. Haverstock has worked as a consultant in the Automotive After Market since 2001. Mr. Haverstock graduated from St. Mary’s University in Halifax, NS in 1974 with a Bachelor of Commerce, Business Administration.

          Gene Tomsic – Director. Mr. Tomsic has been a director of Carbiz since July 2007. Following graduation in 1967 with a B.A. degree (Economics) from Columbia University in New York City, Mr. Tomsic entered the Naval OCS program and served as a Lieutenant (jg) with the U.S. Navy/Marine Corps for approximately 4 years. He began his business career with an international insurance company in its Chicago office and was later transferred to the company’s Toronto location. He later moved on to a Canadian insurance brokerage firm where he rose to the level of Vice President – Employee Benefits. After five years in this capacity, he left the firm to start up his own employee benefits consulting practice, Gene Tomsic Insurance Agencies Inc., which he continues to direct today.

          Brandon Quigley – Director. Mr. Quigley has been a director of Carbiz since July 2007. Mr. Quigley is the Privacy and Compliance Officer of a privately held financial services company in Toronto, Ontario, Canada. Formerly head of the Special Issues Desk of a leading Canadian national discount brokerage, Mr. Quigley has over 10 years experience in financial analysis and business development. Mr. Quigley holds a Bachelor of Commerce from the University of Toronto and Masters of Business Administration from Queen’s University.

          Wallace Weylie – Director. Mr. Weylie has been a director of Carbiz since July 2007. Mr. Weylie is semi-retired after 45 years in the private practice of immigration law and also serves as the General Counsel for the Canadian Snowbird Association. Mr. Weylie is a graduate of Osgood Hall Law School and the University of Detroit Law School and is a Member of the Bar of Ontario and Florida.

          All directors are elected annually and serve until the next annual meeting of shareholders or until the election and qualification of their successors. All executive officers serve at the discretion of our board of directors. The only family relationships between any of our directors or executive officers is that Brandon Quigley is the son of Ross Quigley.

Director compensation

          Our directors do not currently receive any cash compensation for service on our board of directors or any committee, although we do reimburse directors for their reasonable out-of-pocket expenses associated with attending meetings. Directors are eligible for option and restricted stock grants under our stock option plan. See “Stock Option Plan” below. The following table sets forth information concerning the compensation of our directors for fiscal year-ended January 31, 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Ross Quigley Theodore Popel Christopher Bradbury Wallace Weylie (2)	Nil Nil Nil Nil	$739 $148 $74 $74	$2,167 $144 $72 $72	Nil Nil Nil Nil	Nil	Nil Nil Nil Nil	$2,906 $292 $146 $146
Nil
Nil
Nil

(1) Compensation information for Messrs. Ritter, Heintz and Lye appear in the Summary Compensation Table elsewhere in this prospectus. No compensation information for the fiscal year ended January 31, 2007 is available for Messrs. Haverstock, Tomsic, B. Quigley and Weylie, who each joined the Board of Directors on June 22, 2007.
(2) Mr. Weylie resigned from the board of directors as of March 23, 2007 and was re-elected to the board of directors on June 22, 2007.

Board committees

          Our board of directors has established an audit committee. We have not established a compensation committee and, therefore, the full board of directors performs the functions of such committee. Our audit committee currently consists of Messrs. Ritter, Quigley and Popel. Our audit committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried our by our auditors, the performance, independence, and compensation of our auditors, systems and disclosure controls established to comply with regulatory requirements and our annual financial statements before they are reviewed and approved by our board of directors. Such reviews are carried out with the assistance of our auditors and our senior financial management.

          We do not believe that any of our current directors are considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Executive Compensation

          As of August 15, 2007, our executive officers are Carl Ritter, Chief Executive Officer, Stanton Heintz, Chief Financial Officer and Chief Operating Officer, and Richard Lye, President and Secretary.

          The following tables summarize all compensation for fiscal year 2007 received by our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and President and Secretary. We refer to these individuals in this prospectus as our “named executive officers.”

Summary Compensation for the Fiscal Year-Ended January 31, 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($) (2)	Total ($)
Carl Ritter, Chief Executive Officer	2007	$171,500	Nil	$443	$361	Nil	Nil	$8,575	$180,879

Stanton Heintz, Chief Financial Officer and Chief Operating Officer	2007	$128,400	$20,000	$369	$361	Nil	Nil	$7,420	$156,550

Richard Lye, President and Secretary	2007	$112,800	Nil	$369	$361	Nil	Nil	$5,640	$119,170

Notes:

(1)

The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2007, in accordance with FAS 123(R) of stock and option awards pursuant to the 2007 Incentive Stock Plan and thus may include amounts from awards granted in and prior to the 2006 fiscal year. Assumptions used in the calculation of these amounts are included in Notes 2 and 12 to our audited financial statements for the fiscal year ended January 31, 2007 included with this prospectus.

(2)	The amounts in these columns represent contributions by Carbiz to defined contribution plans.

Option Grants in Last Fiscal Year

          The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of January 31, 2007.

Outstanding Equity Awards at January 31, 2007

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carl Ritter, Chief Executive Officer Stanton Heintz Chief Financial Officer and Chief Operating Officer	100,000 100,000 106,000 100,000 100,000 100,000 106,062 104,050		500,000 (1) 500,000 (1)	$0.30 $0.30 $0.20 $0.30 $0.13 $0.30 $0.30 $0.20 $0.30 $0.13	3/31/2009 7/1/2009 12/14/2009 12/15/2008 1/18/2012 3/31/2009 7/1/2009 12/14/2009 12/15/2008 1/18/2012	600,000 (2) 500,000 (2)	$114,000 $95,000
Richard Lye President and Secretary	100,000 100,000 106,950 104,050		500,000 (1)	$0.30 $0.30 $0.20 $0.30 $0.13	3/31/2009 7/1/2009 12/14/2009 12/15/2008 1/18/2012	500,000 (2)	$95,000

Notes:

(1)	These options become exercisable in five equal installments on the first, second, third, fourth and fifth anniversary of January 19, 2006.

(2)	These shares vest in five equal installments on the first, second, third, fourth and fifth anniversary of January 25, 2006.

Stock Option Plans

2007 Incentive Stock Plan

          On January 18, 2007, our board of directors adopted the 2007 Incentive Stock Plan (the “2007 Plan”) to provide incentive stock options, non-qualified stock options and restricted stock to employees, non-employee directors and consultants. We reserved a total of 15,000,000 common shares for issuance pursuant to awards or grants made under the 2007 Plan.

          The 2007 Plan became effective on January 19, 2007, subject to the approval by vote of our shareholders in accordance with applicable laws. Awards of incentive stock options, non-qualified stock options and restricted stock may be granted under the 2007 Plan on or after the effective date of the 2007 Plan and prior to the date of shareholder approval of the 2007 Plan, provided, however, that if granted prior to the date of shareholder approval of the 2007 Plan, each such award shall be expressly subject to the approval of the 2007 Plan by vote of our shareholders in accordance with applicable laws on or before January 19, 2008, and if such shareholder approval is not obtained, the Plan and all such awards previously granted under the Plan shall terminate and become null and void. We have not yet obtained shareholder approval of the 2007 Plan, but we anticipate obtaining such approval before January 19, 2008. If shareholder approval is obtained on or before January 19, 2008, the 2007 Plan shall remain in effect through January 18, 2017, subject to the right of our board of directors to terminate the 2007 Plan at any time as provided in the plan.

1998 Stock Option Plan

          On April 21, 1998 we established a stock option plan (the “1998 Plan”) which authorizes our board of directors to issue stock options to directors, officers, key employees and others who are in a position to contribute to the future success and growth of Carbiz. As of the date of this prospectus, the 1998 Plan is still in effect.

          Under the 1998 Plan, the aggregate number of common shares issuable upon exercise of options granted may not exceed 10% of the total number of our outstanding common shares at the time the options are granted. Further, the aggregate number of common shares issuable upon the exercise of the options granted to any one individual may not exceed 5% of the total number of our outstanding common shares. Options issued pursuant to our stock option plan must have an exercise price not less than that permitted by the stock exchange on which our common shares are then listed or quoted. The period during which an option may be exercised shall be determined by our board of directors at the time the option is granted. No option may be exercisable for a period exceeding five years from the date the option is granted, unless specifically approved by our board of directors and which cannot exceed a maximum of 10 years from the date the option is granted.

          The options granted under the 1998 Plan expire on the earlier of the expiration date of the option or 30 days after the date a holder ceases to be employed or retained by us. In the event of the death or permanent disability of a holder, any option previously granted to the holder shall be exercisable until the earlier of the expiration date of the option or 12 months after the date of death or permanent disability of the holder.

          In the event of a sale of all or substantially all of our assets or in the event of a change in control of Carbiz, each holder shall be entitled to exercise, in whole or in part, the options granted to such holder under the 1998 Plan, either during the term of the option or within 90 days after the date of the sale or change of control, whichever first occurs.

Termination of Employment, Change in Responsibilities and Employment Contracts

          Except as disclosed in this prospectus, we do not have any employment contracts with our executive officers. In addition, there are no compensatory plans or arrangements with any executive officer (including payments to be received from Carbiz or any subsidiary), which result or will result from the resignation, retirement or any other termination of employment of such executive officer or from a change of control of Carbiz or any subsidiary or any change in such executive officer’s responsibilities following a change in control.

Report on Repricing of Options/SARS

          We did not reprice any options or SARs outstanding during the fiscal year-ended January 31, 2007.

Indemnification of Directors and Officers and Related Matters

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

•	acted honestly and in good faith with a view to our best interests; and
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

          Our bylaws also provide that our directors and officers shall not be liable for:

•	any acts or omissions of any other officer or director;
•	any loss, damage or expenses related to an insufficiency or deficiency of title to any property acquired for or on behalf of Carbiz;
•	any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person occasioned by any error of judgment or oversight on the part of the officer or director; or
•	any other loss, damage or misfortune that happens in the execution of the duties of his or her office or in relation thereto, unless it results from his or her own willful neglect or default;

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario) and the regulations thereunder or from liability for any breach thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Escrowed Share Table

          In connection with our acquisition of Data Gathering Service Inc. on December 18, 1998, we placed 5,059,566 common shares held by our affiliates and their family members in escrow in order to comply with the requirements of the Alberta Stock Exchange (now the TSX Venture Exchange). Originally, these common shares were to be released under the terms of the escrow agreement pursuant to a formula based on cash flows; however, this escrow agreement was later amended such that the common shares are released on a time based method. The first release occurred in July 2004, and subsequent releases have occurred semi-annually thereafter. The details of the escrow releases are set forth in the table attached below.

Name	Relationship to Carbiz	Original Shares December 18, 1998	Released Jul-04	Released Jan-05	Escrow January 31, 2005	Released Jul-05	Released Jan-06	Escrow January 31, 2006	Released Jul-06	Released Jan-07	Escrow January 31, 2007	Released Jul-07
Carl Ritter	Chief Executive	1,700,958	85,048	85,048	1,530,862	85,048	85,048	1,360,766	170,096	170,096	1,020,574	170,096
Ross Quigley	Director	455,736	22,787	22,787	410,162	22,787	22,787	364,589	45,574	45,574	273,441	45,574
1144822 ONTARIO	A company of which John Gallucci is President and one- third owner of its shares.	2,293,451	114,673	114,673	2,064,106	114,673	114,673	1,834,761	229,345	229,345	1,376,071	229,345
Carlo Sistilli	Brother of Chief Financial Officer	5,921	296	296	5,329	296	296	4,737	592	592	3,553	592
Richard Lye	President	452,625	22,631	22,631	407,363	22,631	22,631	362,100	45,262	45,262	271,576	45,262
Sandra Lye	Former spouse of a director	150,875	7,544	7,544	135,788	7,544	7,544	120,700	15,087	15,087	90,526	15,087
TOTAL		5,059,566	252,978	252,978	4,553,609	252,978	252,978	4,047,653	505,956	505,956	3,035,741	505,956

          The delisting of our common shares from the TSX Venture Exchange did not result in the automatic release of the common shares held in escrow. Instead, the parties to such agreement must file an application with the TSX Venture Exchange to have the escrow removed. In light of the specific shareholders subject to the escrow and the number of other common shares owned by such shareholders that are not subject to such escrow, we believe it is unlikely that such parties will file such an application with the TSX Venture Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common shares, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

          For the years ended January 31, 2004 and January 31, 2005, pursuant to the terms of a management agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc., we paid $70,631 and $0, respectively, to 1043917 Ontario Inc., a corporation controlled by Mr. Ritter. This agreement with 1043917 Ontario Inc. provided for the services of Mr. Ritter as Chief Executive Officer of Carbiz Inc. for the period from October 12, 1999 to January 31, 2005, at which date this agreement expired. Under the terms of this agreement, Mr. Ritter was obligated to fulfill the duties specified by Carbiz at such reasonable times as considered appropriate by both parties. The original specified payment terms were for $181,912 during the year-ended January 31, 2004 and $200,558 during the year-ended January 31, 2005. These terms were modified in August 2003 by mutual agreement. As of that time, in consideration for services rendered pursuant to this management agreement, Mr. Ritter received compensation, including benefits, of $66,245 for the year-ended January 31, 2004 and $174,890 for the year-ended January 31, 2005, respectively, through Carbiz USA Inc., one of our wholly-owned subsidiaries.

          During the year-ended January 31, 2005, we paid $45,252 (2004 - $44,493) for director, officers and property insurance to Reed Mather Insurance Group, a company owned and operated by the spouse of Mr. Quigley, who is one of our directors and a significant shareholder. At year-end, $19,362 (2004 - $335,450) of this amount was still outstanding, which was reduced to zero as of July 31, 2005. This transaction was measured at the exchange amount, which is the amount of consideration established and agreed to by both parties.

          On February 28, 2005, we entered into a joint venture agreement with Jonross, Inc., an entity controlled by Mr. Quigley, who is a director of Carbiz, by forming Carbiz Auto Credit JV1, LLC, a Florida limited liability company. The purpose of this joint venture is to add five additional CAC centers in the state of Florida over five years. Under the terms of the operating agreement, we agreed to provide management and license certain intellectual property to the joint venture company and Jonross, Inc. agreed to invest $500,000 in the joint venture company each in exchange for a 50% interest. We also have a revolving loan agreement with Carbiz Auto Credit JV1, LLC, the joint venture company, with no fixed repayment term at an annual interest rate of the U.S. prime rate plus 1.5% ..

          On July 29, 2005, we entered into a $150,000 short-term loan agreement with a company owned by a significant stockholder. The loan proceeds were received in three $50,000 installments received in July, August, and September 2005. Interest on the loan is at a rate of 17.7% per annum. Repayment of the loan and interest commenced on October 1, 2005 and was suspended after the second payment, although interest continues to accrue. The balance outstanding at January 31, 2006 of $131,210 was included in current liabilities.

          On October 6, 2005, we completed a non-brokered private placement of Cdn$809,119 principal amount 5% convertible debentures with Mr. Ritter, Mr. Ritter’s wife, Mr. Quigley and Medipac International Inc., which is an entity controlled by Mr. Quigley, who is one of our directors, and for which Mr. Popel, who is also one of our directors, is an officer.

          On September 5, 2006, we completed a non-brokered private placement of 2,400,000 units at a price of $0.10 per unit for gross proceeds to the company of $240,000. Each unit is comprised of one common share and one common share purchase warrant exercisable into one common share at an exercise price of $0.15 for a period of two years. Concurrently with this offering, related party debt in the amount of $156,546.44 held by two directors of the company, Ross Quigley and Theodore Popel, was also converted into 1,565,464 units with the same terms as the units issued in the private placement.

          On March 23, 2007, Carbiz USA Inc., Carbiz Auto Credit, Inc. and Carbiz Auto Credit JV1, LLC, collectively and individually as borrowers, and Carbiz Inc., as guarantor, entered into a Loan and Security Agreement with Colossus Capital Fund, L.P., as initial lender, other lenders from time to time, and SWC Services LLC, as administrative agent. Carbiz Auto Credit JV1, LLC, a Florida limited liability company, is a Carbiz joint venture with Jonross, Inc., an entity controlled by Mr. Quigley, a director of Carbiz. The credit facility has a maximum commitment of $10 million, and expires on March 23, 2011. The initial amount of the credit facility is $5 million. The amount may be increased to $10 million at the option of the borrowers. The credit facility is secured by a first priority interest in all the existing and after acquired tangible and intangible assets of the guarantor and the borrowers. The credit facility may be used to finance the company’s working capital needs.

          We believe that the foregoing transactions with our officers, directors and other related parties were on terms no less favorable than could have been obtained from independent third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

          The following table sets forth certain information concerning the number of the company’s common shares owned beneficially as of June 30, 2007 by: (i) each of our named executive officers; (ii) each of our directors; (iii) each person known to us to beneficially own more than five percent (5%) of our common shares based upon statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) or (g) of the Securities Exchange Act of 1934; and (iv) all of our directors and officers as a group. As of August 15, 2007, we had 94,684,904 common shares issued and outstanding. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after August 15, 2007 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder. Unless otherwise indicated, the address for each person listed in the following table is c/o Carbiz Inc., 7405 North Tamiami Trail, Sarasota, Florida 34243.

	Common Shares Beneficially Owned

Name and Address of
Beneficial Owner	Number	Percentage
Christopher Bradbury	341,917	*
John Gallucci	4,862,511 (1)	5.1%
Vernon Haverstock	652,978 (2)	*
Stanton Heintz	724,709 (3)	*
Jon Kochevar	8,069,247 (4)	8.1%
Richard Lye	1,163,200 (5)	1.2%
Medipac International, Inc.	7,447,603 (6)	7.9%
Theodore Popel	2,709,559 (7)	2.8%
Brandon Quigley	Nil	-
Ross Quigley	28,785,918 (8)	26.8%
Carl Ritter	4,276,244 (9)	4.5%
Gene Tomsic	189,000	*
Vicis Capital Master Fund	7,175,927 (10)	7.3%
Wallace Weylie	310,000	*
All directors and executive officers as a group (10 persons)	39,153,525 (11)	35.5%

______________________
* Indicates less than one percent (1%).

(1) Includes 4,223,511 common shares held in the name of 1144822 Ontario Inc., a company of which Mr. Gallucci is the President and owner of one-third of the outstanding securities. The address for Mr. Galluci is 5160 Explorer Drive, Suite 21, Mississauga, Ontario L4W 4T7 Canada.

(2) Includes 455,478 common shares held in the name of 3031808 NS. Ltd., a company wholly-owned by Mr. Haverstock.

(3) Includes 410,112 common shares issuable upon exercise of options.

(4) Includes (i) 2,276,246 common shares underlying class A common share purchase warrants; (ii) 1,138,121 common shares underlying class B common share purchase warrants; and (iii) 1,250,000 common shares underlying other common share purchase warrants. The address for Mr. Kochevar is 5307 Hunt Club Way, Sarasota, Florida 34238.

(5) Includes 411,000 common shares issuable upon exercise of options.

(6) The address for Medipac International, Inc. is 180 Lesmill Road, Toronto, Ontario, Canada M3B 2T5. The natural person with voting power and investment power on behalf of Medipac International, Inc. is Mr. Ross Quigley.

(7) Includes (i) 198,000 common shares issuable upon exercise of options; (ii) 464,518 common shares underlying class A common share purchase warrants; (iii) 232,258 common shares underlying class B common share purchase warrants; and (iv) 375,582 common shares underlying other common share purchase warrants. Although Mr. Popel is an officer of Medipac International Inc., he disclaims beneficial ownership of the securities held by Medipac International Inc.

(8) Includes (i) 635,000 common shares issuable upon exercise of options, (ii) 7,447,603 common shares held in the name of Medipac International Inc., a company wholly-owned and controlled by Mr. Quigley, (iii) 1,189,000 common shares held in the name of Samuel A. Quigley, who is Mr. Quigley’s son; (iv) 7,276,248 common shares underlying class A common share purchase warrants; (v) 3,638,121 common shares underlying class B common share purchase warrants; and (vi) 1,189,882 common shares underlying other common share purchase warrants.

(9) Includes (i) 406,000 common shares issuable upon exercise of options; (ii) 106,755 common shares underlying class A common share purchase warrants; (iii) 53,377 common shares underlying class B common share purchase warrants; (iv) 895,944 common shares held by Mr. Ritter’s wife; and (v) 227,721 common shares underlying class B common share purchase warrants held by Mr. Ritter’s wife.

(10) Includes (i) 2,920,671 common shares underlying class A common share purchase warrants; and (ii) 1,460,334 common shares underlying class B common share purchase warrants. The address for Vicis Capital Master Fund is 126 East 56th Street, Tower 56, 33 Suite 700, New York, New York 10022. The natural persons with voting power and investment power on behalf of Vicis Capital Master Fund are John Succo, Sky Lucas and Shad Stastney.

(11) Includes (i) 2,060,112 common shares issuable upon exercise of options; (ii) 7,847,521 common shares underlying class A common share purchase warrants; (iii) 4,151,477 common shares underlying class B common share purchase warrants; (v) 1,565,574 common shares underlying other common share purchase warrants; and (vi) 0 shares held by Brandon Quigley.

DESCRIPTION OF SECURITIES

Common Shares

          We have authorized an unlimited number of common shares with no par value. The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, other than meetings of the holders of another class of shares. No holder of our common shares may cumulate votes in voting for our directors. Subject to preferences that may be applicable to any preferred shares currently outstanding or to be issued in the future, holders of common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of the common shares are entitled to all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities of Carbiz.

Preferred Shares

          We have authorized an unlimited number of preferred shares. Our articles of incorporation authorize our board of directors to issue, by resolution and without any action by our shareholders, one or more series of preferred shares and may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, terms of retraction, liquidation preference, sinking fund or purchase fund terms and all other preferences and rights of any series of preferred shares, including rights that could adversely affect the voting power of the holders of our common shares.

          One of the effects of undesignated preferred shares may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of preferred shares pursuant to board of director’s authority described above may adversely affect the rights of holder of our common shares. For example, preferred shares issued by us may rank prior to the common shares as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into common shares. Accordingly, the issuance of preferred shares may discourage bids for our common shares at a premium or may otherwise adversely affect the market price of our common shares.

Series 1 Preferred Shares

          We have authorized a total of 10,000,000 series 1 preferred shares, none of which are outstanding.

Voting

          Except as provided in the Business Corporation Act (Ontario), each holder of series 1 preferred shares is not entitled to receive notice of or to attend any meeting of our shareholders and is not entitled to vote at any meeting of our shareholders.

Dividends

          In priority to holders of our common shares and all other shares ranking junior to the series 1 preferred shares, each holder of series 1 preferred shares is entitled to receive a fixed 10% cumulative preferential cash dividend on the principal amount of each preferred share during each fiscal year when declared by our board of directors. Except with the unanimous written consent of the holders of the series 1 preferred shares, no dividend may be declared and paid on our common shares or on any other shares ranking junior to the series 1 preferred shares unless and until the preferential non-cumulative cash dividends on all series 1 preferred shares have been declared and paid or set apart for payment.

Liquidation

          In the event of a liquidation, dissolution or winding up of Carbiz or any other distribution by way of repayment of capital, each holder of series 1 preferred shares shall be entitled to receive Cdn$0.10 per share together with any accrued but unpaid fixed preferential cash dividends before any amount is paid or distributed to the holders of our common shares.

Redemption or Conversion

          The series 1 preferred shares will be automatically redeemed for Cdn$0.10 per share together with any accrued but unpaid fixed preferential cash dividends on the first day following the second anniversary of their date of issuance.

          Prior to the mandatory redemption date, the holders of series 1 preferred shares may convert each series 1 preferred share into one common share and all accrued but unpaid dividends on any series 1 preferred shares into common shares on the basis of one common share for each $0.10 of dividend amount to be converted by the holder.

Transfer Agent

          Our transfer agent is American Stock Transfer & Trust Company with an office located at 59 Maiden Lane, New York, New York 10038 and whose phone number is (212) 936-5100.

SELLING SHAREHOLDERS

          The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the common shares by each of the Selling Shareholders. The second column lists the number of common shares beneficially owned by each Selling Shareholder as of August 15, 2007. The third column lists the number of common shares that may be resold under this prospectus. The fourth and fifth columns list the number of common shares owned and the percentage of common shares owned after the resale of the common shares registered under this prospectus. Except as noted in the table below, none of the Selling Shareholders have had any material relationship with us within the past three years. The total number of common shares outstanding as of August 15, 2007 was 94,684,904.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after August 15, 2007 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder.

			Common Shares
Name of Selling Shareholder	Common Shares	Common Shares Offered by this	Beneficially Owned
	Beneficially Owned Prior to	Prospectus	After Offering
	Offering
			Number	Percentage
Ayers, Dirk S. (1)	200,000	200,000	-	*
Coutts, Vivian Gai (2)	500,000	500,000	-	*
Fusani, Jerry T. (3)	100,000	100,000	-	*
Guttman, Maurice A.	500,000	500,000	-	*
Hoefer, Debra J. (4)	400,000	400,000	-	*
Kochevar, G. Raymond (5)	100,000	100,000	-	*
Kochevar, Jon R. (6)	1,450,000	1,450,000	-	*
Moore, Bruce A. (7)	572	572	-	*
Moore, Keith A. (8)	1,262	1,262	-	*
Moore, Kent Ashley (9)	2,870	2,870	-	*
Snively, Jr., Richard L. (10)	1,146	1,146	-	*
Michael Kohen	150,000	150,000	-	*
Trafalgar Capital Specialized Investment Fund, Luxembourg (11)	8,446,664	8,446,664	-	*
Total	11,852,514	11,852,514	-	*

_________________________________________
* Indicates less than one percent (1%).

(1) Includes 100,000 common shares issuable upon exercise of certain common share purchase warrants.

(2) Includes 250,000 common shares issuable upon exercise of certain common share purchase warrants.

(3) Includes 50,000 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 143,513 of our common shares for Jerry Fusani’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(4) Includes 200,000 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 143,513 of our common shares for Debra Hoefer’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(5) Includes 50,000 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 143,513 of our common shares for Raymond Kochevar’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(6) We previously registered 5,522,361 of our common shares for Jon Kochevar’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(7) Includes 343 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 143,513 of our common shares for Bruce Moore’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(8) Includes 757 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 315,735 of our common shares for Keith Moore’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(9) Includes 1,722 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 717,580 of our common shares for Kent Moore’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(10) Includes 687 common shares issuable upon exercise of certain common share purchase warrants. We previously registered 287,032 of our common shares for Richard Snively’s account as represented in our registration statement on Form SB-2 (SEC File No. 333-129408) which went effective on September 1, 2006 and its related pre-effective and post-effective amendments.

(11) Includes 8,446,664 common shares issuable upon conversion of certain secured debentures. The natural person with voting power and investment power on behalf of Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) is Mr. Andrew Garai. On February 28, 2007, we sold an aggregate of $2,500,000 secured convertible debentures in a private placement to Trafalgar. The debentures are convertible at Trafalgar’s option into shares of our common shares at a price per share equal to the lesser of (i) $0.22 or (ii) 85% of the lowest daily closing bid price of our common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion. The debentures are secured by a pledge of 30,000,000 common shares pursuant to a pledge agreement dated February 28, 2007 among Carbiz, Trafalgar and James G. Dodrill, II, P.A. and further secured by a pledge of all of Carbiz Inc.’s assets under a security agreement dated February 28, 2007 between Carbiz and Trafalgar. The pledge and security agreements were executed to ensure full and prompt payment of the debentures, with Trafalgar having the ability to seize such shares and assets in the case of an event of default in accordance with the terms of the securities purchase agreement.

ADDITIONAL SELLING SHAREHOLDER DISCLOSURES

Additional Selling Shareholder Disclosures

1.

Total dollar value of the securities underlying the Trafalgar Debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the Trafalgar Debentures).

Number of Common Shares Underlying Trafalgar Debentures	Market Price Per Common Share At Close of OTCBB Market on February 28, 2007	Total Dollar Value of Common Shares Underlying Trafalgar Debentures
8,446,664	$0.27	$2,280,599

2.

Dollar amount of each payment (including the value of any payments to be made in common stock) in connection with the Trafalgar transaction that we have made or may be required to make to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship regarding the Trafalgar transaction (including any interest payments, liquidated damages. payments made to “finders” or “placement agents,” and any other payments or potential payments). Dollar amount does not include any repayment of principal on the Trafalgar Debentures.

Name of Selling Shareholder	Type of Payment	Dollar Amount of Payments In Connection With The February 28, 2007 Private Placement Which Carbiz Has Made or May Be Required to Be Make to Selling Shareholder
Trafalgar Capital Specialized Investment Fund, Luxembourg	Commitment Fee	$225,000
Trafalgar Capital Specialized Investment Fund, Luxembourg	Structuring Fee	$15,000
Trafalgar Capital Specialized Investment Fund, Luxembourg	Due Diligence Fee	$7,500
Trafalgar Capital Specialized Investment Fund, Luxembourg	Interest	236,667
Trafalgar Capital Specialized Investment Fund, Luxembourg (1)	Liquidated Damages	$375,000
Crescent Fund LLC	Commission	$100,000
Knightsbridge Capital LLC	Commission	$75,000
Total		$1,034,167

(1) Represents liquidated damages capped at 15% of the outstanding principal amount of the Convertible Debentures. In the event the registration statement is not is not declared effective by the SEC on or before August 13, 2007 (120 days after filing), or if after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement, the Company will pay as liquidated damages to the investor, at the investor’s option, either a cash amount or an amount of our common shares within three (3) business days, after demand therefore, equal to two percent (2%) of the principal value of the Convertible Debentures outstanding as liquidated damages for each thirty (30) day period after August 13, 2007. Total liquidated damages paid, however, shall not exceed an amount equal to fifteen percent (15%) of the outstanding principal amount of the Convertible

Debentures. The Company shall not be liable, however, to pay any liquidated damages if the registration statement has not been declared effective prior to the August 13, 2007 exclusively due to issues raised by the SEC related to Rule 415 promulgated under the 1933 Act.

Net proceeds to Carbiz from the sale of the Trafalgar Debentures and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of Trafalgar Debentures.

Trafalgar Commitment Fee	225,000
Trafalgar Structuring Fee	15,000
Trafalgar Due Diligence Fee	7,500
Trafalgar Interest	236,667
Trafalgar Liquidated Damages	375,000
Crescent Fund LLC Commission	100,000
Knightsbridge Capital LLC
Commission	75,000
Total	$1,034,167

3.	Tabular disclosure of:

•

the total possible profit the selling shareholders could realize as a result of the conversion discount for the securities underlying the Trafalgar Debentures, presented in a table with the following information disclosed separately:

	•	the market price per share of the securities underlying the Trafalgar Debentures on the date of the sale of the Trafalgar Debentures;

	•	the conversion price per share of the underlying securities on the date of the sale of the Trafalgar Debentures, calculated as follows:

	•	the total possible shares underlying the Trafalgar Debentures (assuming no interest payments and complete conversion throughout the term of the Debentures);

•

the combined market price of the total number of shares underlying the Trafalgar Debentures, calculated by using the market price per share on the date of the sale of the Trafalgar Debentures and the total possible shares underlying the Trafalgar Debentures;

•

the combined conversion price of the total number of shares underlying the Trafalgar Debentures calculated by using (i) Column 2 - the conversion price on the date of the sale of the Trafalgar Debentures and (ii) Column 3 - the total possible number of shares the selling shareholders may receive; and

•

the total possible discount to the market price as of the date of the sale of the Trafalgar Debentures, calculated by subtracting the total conversion price on the date of the sale of the Trafalgar Debentures from the combined market price of the total number of shares underlying the Trafalgar Debentures on that date.

Market Price Per Common Share at Close of OTCBB Market on February 28, 2007	Conversion Price Per Share on February 28, 2007 (1)	Total Possible Shares Underlying The Convertible Debentures	Combined Market Price of the Total Number of Shares Underlying the Convertible Debentures	Combined conversion price of the total number of shares underlying the Convertible Debentures	Total possible Discount to the Market Price as of February 28, 2007
$0.27	$0.11	22,727,272	$6,136,363	$2,500,000	$3,636,363

(1) The Debentures are convertible at into common shares of the Company at a price per share equal to the lesser of (i) $0.22 or (ii) 85% of the lowest daily closing bid price of the Company’s common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion. On February 28, 2007 the lowest daily closing bid price was $0.13.

4.	Tabular disclosure of:

•

the total possible profit to be realized as a result of any conversion discounts for securities underlying any other warrants, options, notes, or other securities of Carbiz that are held by the selling shareholders or any affiliates of the selling shareholders, presented in a table with the following information disclosed separately:

	•	market price per share of the underlying securities on the date of the sale of that other security;

	•	the conversion/exercise price per share as of the date of the sale of that other security, calculated as follows:

	•	the total possible shares to be received under the particular securities (assuming complete conversion/exercise);

•

the combined market price of the total number of underlying shares, calculated by using the market price per share on the date of the sale of that other security and the total possible shares to be received;

•

the combined conversion price of the total number of shares underlying that other security calculated by using (i) Column 4 - the conversion price on the date of the sale of that other security and (ii) Column 5 - the total possible number of underlying shares; and

•

the total possible discount to the market price as of the date of the sale of that other security, calculated by subtracting the total conversion/exercise price on the date of the sale of that other security from the combined market price of the total number of underlying shares on that date.

Name of Selling Shareholder	Other securities held by Selling Sharehol ders	Market price per share of the underlying common shares on the date of the sale of that other security	Conversion/ exercise price per share as of the date of the sale of that other security	Total possible shares to be received under the particular securities	Combined market price of the total number of underlying shares	Combined conversion price of the total number of shares underlying that other security	Total possible discount to the market price as of the date of the sale of that other security
Ayers, Dirk S.	Warrants	0.16	0.15	100,000	16,000	15,000	1,000
Coutts, Vivian Gai	Warrants	0.16	0.15	250,000	40,000	37,500	2,500
Fusani, Jerry T.	Warrants	0.16	0.15	50,000	8,000	7,500	500
Fusani, Jerry T.	Warrants	0.20	0.11	88,569	17,714	9,743	7,971
Guttman, Maurice A.	Warrants	0.16	0.15	500,000	80,000	75,000	5,000
Hoefer, Debra J.	Warrants	0.16	0.15	200,000	32,000	30,000	2,000
Hoefer, Debra J.	Warrants	0.20	0.11	88,569	17,714	9,743	7,971
Kochevar, G. Raymond	Warrants	0.16	0.15	50,000	8,000	7,500	500
Kochevar, G. Raymond	Warrants	0.20	0.11	88,569	17,714	9,743	7,971
Kochevar, Jon R.	Warrants	0.16	0.15	1,250,000	200,000	187,500	12,500

Kochevar, Jon R.	Warrants	0.20	0.11	3,414,367	682,873	375,580	307,293
Moore, Bruce A.	Warrants	0.20	0.11	88,569	17,714	9,743	7,971
Moore, Keith A.	Warrants	0.20	0.11	195,312	39,062	21,484	17,578
Moore, Kent Ashley	Warrants	0.20	0.11	442,868	88,574	48,715	39,858
Snively, Jr., Richard L.	Warrants	0.20	0.11	177,144	35,429	19,486	15,943
Kohen, Michael				-	0	0	0
Trafalgar Capital Specialized Investment Fund, Luxembourg	Warrants	0.27	0.15	2,500,000	675,000	375,000	300,000
Totals				9,483,967	1,975,794	1,239,237	736,556

5.	Tabular disclosure of:

	•	the gross proceeds paid or payable to Carbiz in the Trafalgar transaction;

	•	all payments that have been made or that may be required to be made by Carbiz that are disclosed in Item 2 above;

	•	the resulting net proceeds to Carbiz; and

•

the combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the Trafalgar Debentures and any other warrant, options, notes, or other securities of Carbiz that are held by the selling shareholders or any affiliates of the selling shareholders that is disclosed in Items 3 and 4 above.

Gross proceeds paid or payable to the issuer in the convertible debenture transaction	Dollar Amount of Payments In Connection With The February 28, 2007 Private Placement Which Carbiz Has Made or May Be Required to Be Make to Selling Shareholder	Resulting net proceeds to the Issuer	Combined total
possible profit to be
realized as a result
of any conversion
discounts regarding
the securities
underlying the
convertible
debentures and any
other warrant,
options, notes, or
other securities of
the issuer that are
held by the Selling
Shareholders or any
affiliates of the
Selling
Shareholders
$2,500,000	$1,034,167	$1,465,833	$4,372,919

Disclosure – as a percentage – of the total amount of all possible payments as disclosed in response to Item 2 and the total possible discount to the market price of the shares underlying the Trafalgar Debentures as disclosed in response to Item 3 divided by the net proceeds to Carbiz from the sale of the Trafalgar Debentures, as well as the amount of that resulting percentage averaged over the term of the Trafalgar Debentures.

	Possible Payments and Discount to Market	Net proceeds to Carbiz	Percentage of Net Proceeds	Percentage Averaged over 2 Year Term
Total Possible Payments	$ 646,667
Total Possible Discount	$ 3,636,363
Total	$ 4,283,030	$ 2,085,000	205%	102.5%

6.

Tabular disclosure of all prior securities transactions between Carbiz (or any of its predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (or any predecessors of those persons), with the table including the following information disclosed separately for each transaction:

	•	the date of the transaction;

	•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•

the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

	•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•

the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

	•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

	•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Name of Selling Shareholder	Date of prior securities transaction	Number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Number of
shares of the
class of
securities
subject to the
transaction
that were
outstanding
prior to the
transaction
and held by
persons other
than the
selling
shareholders,
affiliates of the
company, or
affiliates of the
selling
			shareholders	Number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction	Percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance)	Market price per share of the class of securities subject to the transaction immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction
Fusani, Jerry T. (1)	9/16/2006	41,353,414	(See Note)	143,513	0.3%	0.14	0.11
Guttman, Maurice A.	3/11/2004	33,422,358		218,432	0.7%	0.24	0.11
Guttman, Maurice A.	6/30/2004	36,366,663		132,640	0.4%	0.23	0.11
Hoefer, Debra J. (4)	9/16/2006	41,353,414		143,513	0.3%	0.14	0.11
Kochevar, G. Raymond (5)	9/16/2006	41,353,414		43,513	0.3%	0.14	0.11
Kochevar, Jon R. (6)	3/11/2004	33,422,358		36,864	1.3%	0.24	0.11
Kochevar, Jon R. (7)	6/30/2004	36,366,663		265,280	0.7%	0.23	0.11
Kochevar, Jon R. (8)	9/16/2006	41,353,414		5,522,361	13.4%	0.14	0.11
Moore, Bruce A. (9)	9/16/2006	41,353,414		143,513	0.3%	0.14	0.11
Moore, Keith A. (10)	9/16/2006	41,353,414		315,735	0.8%	0.14	0.11
Moore, Kent Ashley (11)	9/16/2006	41,353,414		717,580	1.7%	0.14	0.11
Snively, Jr., Richard L. (12)	9/16/2006	41,353,414		287,032	0.7%	0.14	0.11

Note – Historical data regarding shares owned by affiliates of the company at points in time is not available.

(1) Includes 55,897 common shares, 58,411 common shares underlying class A common share purchase warrants and 29,205 common shares underlying class B common share purchase warrants. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(2) Includes 109,216 common shares and 109,216 common shares underlying common share purchase warrants. The common share purchase warrants are expired.

(3) Includes 66,320 common shares and 66,320 common shares underlying common share purchase warrants. The common share purchase warrants are expired.

(4) Includes 55,897 common shares, 58,411 common shares underlying class A common share purchase warrants and 29,205 common shares underlying class B common share purchase. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(5) Includes 55,897 common shares, 58,411 common shares underlying class A common share purchase warrants and 29,205 common shares underlying class B common share purchase warrants. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(6) Includes 152,902 common shares and 152,902 common shares underlying common share purchase warrants. The common share purchase warrants are expired.

(3) Includes 110,533 common shares and 110,533 common shares underlying common share purchase warrants. The common share purchase warrants are expired.

(8) Includes 2,150,095 common shares, 2,248,178 common shares underlying class A common share purchase warrants and 1,124,080 common shares underlying class B common share purchase. With respect to the Cdn$220,062.50 convertible debenture, each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share. With respect to the Cdn$23,238 convertible debenture, each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share.

(9) Includes 55,897 common shares, 58,411 common shares underlying class A common share purchase warrants and 29,205 common shares underlying class B common share purchase. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(10) Includes 122,975 common shares, 128,507 common shares underlying class A common share purchase warrants and 64,253 common shares underlying class B common share purchase. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(11) Includes 279,488 common shares, 292,062 common shares underlying class A common share purchase warrants and 146,030 common shares underlying class B common share purchase. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

(12) Includes 111,796 common shares, 116,825 common shares underlying class A common share purchase warrants and 58,411 common shares underlying class B common share purchase. Each class A common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share, each class B common share purchase warrant may be exercised through October 12, 2009 for one common share at an exercise price of Cdn$0.12 per common share.

7.	Tabular disclosure comparing:

	•	the number of shares outstanding prior to the Trafalgar transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholders;

	•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•

the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders; and

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares does not include any securities underlying any outstanding convertible securities, options, or warrants.

Number of shares outstanding prior to the Trafalgar transaction that are held by persons other than the Selling Shareholders, affiliates of the company, and affiliates of the Selling Shareholders	Number of shares registered for resale by the Selling Shareholders or affiliates of the Selling Shareholders in prior registration statements	Number of shares
registered for
resale by the
Selling
Shareholders or
affiliates of the
Selling
Shareholders that
continue to be held
by the Selling
Shareholders or
affiliates of the
Selling
		Shareholders	Number of shares that have been sold in registered resale transactions by the Selling Shareholders or affiliates of the Selling Shareholders	Number of shares registered for resale on behalf of the Selling Shareholders or affiliates of the Selling Shareholders in the current transaction
39,508,381	8,469,976	8,261,689	208,287	11,852,514

8. Financial Ability of Carbiz to Make Payments on Selling Shareholder Securities

We have a reasonable basis to believe that we will have the financial ability to make all payments on the overlying securities based on (i) our increase in our outstanding eligible accounts receivable balance, (ii) our average of collections received on loans to our customers, and (iii) our ability to repay our Trafalgar debt with shares of our common stock as opposed to cash. Our initial eligible accounts receivable balance when we entered into our agreement with Colossus was approximately $362,364. As of August 22, 2007, our eligible accounts receivable balance is approximately $587,143. Further, since June 8, 2007, our average percentage of expected collections received is 92.76%, meaning we collect approximately 93% of the outstanding loan payments owed to us by our customers. Our agreements with Trafalgar provide that we cannot pay Trafalgar any cash payments except interest without the consent of Colossus. In addition, as disclosed above, Trafalgar has the ability to convert the debt into common shares at a discount to the market price. Consequently, we intend to pay our debt to Trafalgar by the issuance of common shares upon conversion of the debt owed.

PLAN OF DISTRIBUTION

Resales by Selling Shareholders

          We are registering the resale of the shares on behalf of the Selling Shareholders. The Selling Shareholders may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and Pledgees

          The term “Selling Shareholders” includes donees, i.e., persons who receive shares from a Selling Shareholder after the date of this prospectus by gift. The term also includes pledgee, i.e., persons who, upon contractual default by a Selling Shareholder, may seize shares which the Selling Shareholder pledged to such person. If a Selling Shareholder notifies us that a donee or pledge intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

          We will pay all costs, expenses, and fees in connection with the registration of the shares. The Selling Shareholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of sale transactions

          The Selling Shareholders may sell the shares in one or more types of transactions (which may include block transactions):

  in the Over-The-Counter market, when our common shares are quoted on the Over-The Counter Bulletin Board;

  in negotiated transactions;

  through put or call option transactions;

  through short sales; or

  any combination of such methods of sale.

          The Selling Shareholders may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have informed us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. They have also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

Sales to or through broker-dealers

          The Selling Shareholders may conduct such transactions either by selling shares directly to purchasers, or by selling shares to, or through, broker-dealers. Such broker-dealers may act either as an agent of a Selling Shareholder, or as a principal for the broker-dealer’s own account. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

Deemed underwriting compensation

          The Selling Shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

Indemnification

          We have agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Prospectus delivery requirements

          Because they may be deemed underwriters, the Selling Shareholders must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act of 1933.

State requirements

          Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

          Selling Shareholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933. To do so, they must meet the criteria and conform to the requirements of Rule 144. In general, under Rule 144 as currently in effect, any person, including an affiliate who has beneficially owned our common shares for a period of at least one year is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

•	one percent (1%) of the then-outstanding common shares; and
•	the average weekly trading volume in our common shares on the Over-The-Counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

          Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common shares, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

          Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the manner of sale, public information, volume limitation or notice requirements of Rule 144. To the extent that our affiliates sell their shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions.

Distribution arrangements with broker-dealers

          If a Selling Shareholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

  a block trade;

  special offering;

  exchange distribution or secondary distribution; or

  a purchase by a broker or dealer,

we will then file, if required, a post-effective amendment to this prospectus.

          The post-effective amendment will disclose:

  the name of each such Selling Shareholder and of the participating broker-dealer(s);

  the number of shares involved;

  the price at which such shares were sold;

  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus; and

  any other facts material to the transaction.

          The Securities and Exchange Commission may deem the Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act of 1933. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act of 1933. Each Selling Shareholder has purchased the common shares in the ordinary course of its business, and at the time the Selling Shareholder purchased the common shares, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

          Under the Securities Exchange Act of 1934, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, each Selling Shareholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common shares by the Selling Shareholder or any such other person.

LEGAL MATTERS

          The validity of the common shares to be sold by the Selling Shareholders under this prospectus and warrants was passed upon for our company by Harris + Harris LLP.

CHANGE IN CERTIFYING ACCOUNTANTS

          Due to the move of Carbiz’s senior management and head offices to Florida, a change in accountants to a U.S.-based firm was considered necessary. On October 3, 2005, our board of directors engaged Christopher, Smith, Leonard, Bristow & Stanell, P.A. (“CS&L”) to serve as our principal accountant and independent auditor following the resignation of the Canadian offices of Deloitte & Touche LLP on October 3, 2005. CS&L served as our principal accountant and independent auditor and performed the audit of our financial statements for the fiscal years ended January 31, 2007 and 2006.

          The report of Deloitte & Touche LLP for the fiscal year ended January 31, 2005 did not contain an adverse opinion or a disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended January 31, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

          On April 27, 2007, CS&L resigned as our independent registered public accounting firm. During fiscal years ended January 31, 2007 and 2006 and the subsequent interim period prior to CS&L’s resignation, there were no disagreements with CS&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to CS&L’s satisfaction would have caused CS&L to make reference to the subject matter of the disagreements in connection with CS&L’s report. Effective May 3, 2007, we engaged Aidman, Piser & Company, P.A. (“AP”) as our new independent registered public accounting firm for the fiscal year ending January 31, 2008. We did not consult with AP on any matters set forth in Item 304(a)(2) of Regulation S-B prior to retaining such firm as our new independent registered public accounting firm.

EXPERTS

          The financial statements as of and for the years-ended January 31, 2007 and 2006 included in this prospectus have been audited by Christopher, Smith, Leonard, Bristow & Stanell, P.A. as set forth in its report appearing herein (which audit report expresses an unqualified opinion on the financial statements and includes disclosure about the conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

          We do not currently file reports with the Securities and Exchange Commission. We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common shares offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and amendments thereof and the exhibits thereto, which may be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a website that contains the registration statement of which this prospectus is a part. The address of the Securities and Exchange Commission’s website is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

CARBIZ INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDING JANUARY 31, 2007 AND 2006
AND THE QUARTERS ENDING APRIL 30, 2007 AND 2006

Consolidated Financial Statements of

CARBIZ INC.

CARBIZ INC.
Table of Contents

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Carbiz Inc.
Sarasota, Florida

We have audited the accompanying consolidated balance sheets of Carbiz, Inc. as of January 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carbiz, Inc. at January 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

_/s/ Christopher, Smith, Leonard, Bristow & Stanell, P.A.
Christopher, Smith, Leonard, Bristow & Stanell, P.A.

Sarasota, Florida
April 11, 2007

1515 Ringling Boulevard, Suite 860 * Sarasota, Florida 34236 * (941) 954-4040 / Fax (941) 953-7670 * www.cslcpa.com

CARBIZ INC.
Consolidated Balance Sheets
As at January 31
(expressed in U.S. dollars)

	2007	2006
ASSETS
CURRENT
Cash and cash equivalents	$67,990	$119,735
Accounts receivable (Note 4)	48,482	96,627
Current portion of notes receivable (Note 4)	274,151	523,101
Inventory	67,785	47,554
Prepaids and other assets	171,350	58,681
Deferred costs	13,309	35,722
	643,067	881,420
NOTES RECEIVABLE (Note 4)	44,887	103,818
DEFERRED COSTS	3,706	17,015
PROPERTY AND EQUIPMENT (Note 5)	76,054	340,063
	$767,714	$1,342,316

LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Note 6)	$1,232,610	$1,285,202
Loan payable (Note 16)	230,000	131,210
Current portion of capital leases (Note 7)	7,662	8,033
Current portion of long-term debt (Notes 8 and 21)	180,139	154,608
Convertible debenture (Note 9(b))	-	1,378,484
Warrants Liability (Note 10(c))	3,415,679	-
Deferred revenue	121,239	240,624
	5,187,329	3,198,161
DEFERRED REVENUE	49,805	113,434
CAPITAL LEASES (Note 7)	10,724	18,387
LONG-TERM DEBT (Notes 8 and 21)	35,851	174,163
	5,283,709	3,504,145
MINORITY INTEREST (Note 16)	206,170	241,333
STOCKHOLDERS' DEFICIENCY
COMMON SHARES (Note 12)	16,274,119	14,197,260
Unlimited shares authorized, 64,224,404 and 41,090,514 common shares issued and outstanding as at January 31, 2007 and 2006, respectively.

WARRANTS	-	20,499
ADDITIONAL PAID -IN CAPITAL	6,222,397	5,843,709
OTHER COMPREHENSIVE LOSS	(385,197)	(385,197)
ACCUMULATED DEFICIT	(26,833,484)	(22,079,433)
	(4,722,165)	(2,403,162)
	$767,714	$1,342,316

The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Operations
Years ended January 31
(expressed in U.S. dollars)

	2007	2006
SALES
Software and Consulting Services	$2,380,077	$2,421,501
Used Car Sales and Financing	829,753	1,496,846
	3,209,830	3,918,347
COST OF SALES
Software and Consulting Services	976,208	825,732
Used Car Sales and Financing	819,912	1,203,005
	1,796,120	2,028,737
GROSS PROFIT	1,413,710	1,889,610

Personnel Expenses	995,552	934,429
Selling Expenses	342,014	420,822
Other Operating Expenses	1,237,605	1,219,661
Stock based compensation and consulting fees	156,573	-
	2,731,744	2,574,912
OPERATING LOSS	(1,318,034)	(685,302)

INTEREST AND OTHER EXPENSES (Note 15)	(121,467)	(153,161)
GAIN (LOSS) ON DISPOSAL OF ASSETS	(121,195)	(79,444)
LOSS ON DERIVATIVE INSTRUMENTS	(3,785,301)	-

MINORITY INTEREST (Note 16)	35,163	8,667

NET LOSS FROM CONTINUING OPERATIONS	(5,310,834)	(909,239)

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS OF
TAX MAX INCLUDING GAIN ON DISPOSAL OF $421,425	556,783	78,913

LOSS FOR THE YEAR	$(4,754,051)	$(830,326)
NET INCOME (LOSS) PER SHARE FROM	$(0.11)	$(0.02)
CONTINUING OPERATIONS
NET INCOME (LOSS) PER SHARE FROM	$0.01	$0.00
DISCONTINUED OPERATIONS

NET LOSS PER SHARE (Note 12(f))	$(0.10)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	48,035,514	41,088,089

The accompanying notes are an integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Stockholders' Deficiency
Years Ended January 31
(expressed in U.S. dollars)

					Additional	Other		Total
					Paid-In	Comprehensive	Accumulated	Stockholders'
	Common Shares		Warrants		Capital	Loss	Deficit	Deficiency
	Shares	Amount	Number	Amount

Balance at February 1, 2005	41,002,014	$14,185,863	2,358,060	$118,457	$5,495,751	$(385,197)	$(21,249,107)	$(1,834,233)

Exercise of stock options (Note 12(d))	88,500	11,397	-	-	-	-	-	11,397
Joint Venture contribution	-	-	-	-	250,000	-	-	250,000
Expiration of 2004 warrants	-	-	(1,980,217)	(97,958)	97,958	-	-	-
Net loss for the year	-	-	-	-	-	-	(830,326)	(830,326)
Balance at January 31, 2006	41,090,514	$14,197,260	377,843	$20,499	$5,843,709	$(385,197)	$(22,079,433)	$(2,403,162)

Exercise of stock options	392,676	43,370						-
Expiration of Agent warrants			(377,843)	(20,499)	20,499
Conversion of Debentures and
and Interest and applicable
Beneficial Conversion Feature (Note 9(b) & 9(d))	13,842,027	1,483,334			351,633			1,834,967
Conversion of Debt for shares (Note 10(a))	1,565,464	156,546						156,546
Issuance of shares for services (Note 10(b))	1,500,000	150,000						150,000
Private Placement (Note 10(a))	2,400,000	240,000						240,000
Additional Debenture Interest
paid in shares	33,723	3,609						3,609
Deferred Comp -Restricted Stock (Note 2 & 11)	3,400,000	-			2,512			2,512
Issuance of Options					4,044			4,044
Net loss for the year							(4,754,051)	(4,754,051)
Balance at January 31, 2007	64,224,404	$16,274,119	-	$-	$6,222,397	$(385,197)	$(26,833,484)	$(4,722,165)

The accompanying notes are integral part of these financial statements.

CARBIZ INC.
Consolidated Statements of Cash Flows
Years ended January 31
(expressed in U.S. dollars)

	2007	2006
NET INFLOW (OUTFLOW) OF CASH RELATED
TO THE FOLLOWING ACTIVITIES

OPERATING
Net income (loss) for the year	$(4,754,051)	$(830,326)
Items not affecting cash
Depreciation of property and equipment	136,247	122,689
Minority interest	35,163	8,667
Loss on disposal of assets	121,195	79,444
Amortization of debt financing costs	-	60,201
Loss on derivative financial instruments	3,785,301	-
Issuance of common shares for interest expense	105,700	-
Issuance of common shares for consulting expense	150,000	-
Stock-based compensation	6,573	-
Net changes in non-cash operating assets and liabilities
Accounts receivable	48,145	9,315
Notes receivable	307,881	(201,389)
Prepaids and other assets	(112,689)	15,732
Inventory	(33,431)	3,793
Deferred costs	35,722	157,497
Accounts payable and accrued liabilities	(52,592)	241,045
Deferred revenue	(183,014)	(249,318)
	(403,850)	(582,650)
INVESTING
Proceeds from disposal of assets	10,845	-
Acquisition of property and equipment	(24,850)	(6,408)
	(14,005)	(6,408)
FINANCING
Repayment of capital leases	(8,033)	(18,128)
Proceeds from loan payable	230,000	150,000
Repayment of long-term debt	(112,781)	(113,331)
Investment from Joint Venture partner	-	500,000
Retirement of matured debentures (Note 9)	-	(673,000)
Issuance of convertible debenture (Note 9)	-	690,318
Issuance of common shares (Note 12)	283,370	11,397
	392,556	547,256
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS	(26,446)	31,017

DECREASE IN CASH AND
CASH EQUIVALENTS	(51,745)	(10,785)
CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	119,735	130,520
CASH AND CASH EQUIVALENTS,
END OF YEAR	$67,990	$119,735

See Note 14

The accompanying notes are an integral part of these financial statements.

1.	ORGANIZATION AND BUSINESS

Carbiz Inc. (the “Company”) is a publicly traded company quoted on the United States Over The Counter Bulletin Board (“OTCBB”). The Company was incorporated pursuant to the provisions of the Business Corporations Act of Ontario (“OBCA”) under the name “Data Gathering Capital Corp.” on March 31, 1998. On September 1, 1999, the Company changed its name by articles of amendment under the OBCA to Carbiz.com Inc., and then changed its name again on July 15, 2003 to Carbiz Inc. As of October 3, 2006, the Company’s common shares commenced trading on the United States Over the Counter Bulletin Board and were delisted from the TSX Venture Exchange (“TSX”).

References to the Company typically include the Company’s consolidated subsidiaries and joint venture. The Company’s operations are principally conducted through its two operating subsidiaries Carbiz USA Inc., a Delaware corporation, Carbiz Auto Credit, Inc. (“CAC”) and a joint venture, Carbiz Auto Credit JV1, LLC (“JV1”). Collectively, Carbiz Inc., Carbiz USA Inc., CAC , and JV1 are referred to herein as “Carbiz” or the “Company”.

All dollar figures presented in this report are denominated in U.S. dollars unless otherwise indicated.

The Company is in the business of developing, marketing, distributing and supporting software and Internet products for the automotive sales finance industry. The Company also supplies a seasonal lead generation product that facilitates tax-refund loans which are primarily used for down payments on car loans. This business segment was sold on May 16, 2006. During the year-ended January 31, 2007, the Company operated two CAC dealerships and a third location under a joint venture, Carbiz Auto Credit JV1, LLC, all of which sell and finance used vehicles.

	(a)	Discontinued Operations

On May 16, 2006, the Company completed the sale of its TaxMax business to Tax Refund Services, Inc. located in Tampa, FL. The Company has adopted discontinued operations accounting for both periods presented.

	(b)	Going concern assumption

While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption.

The Company has incurred significant losses in the current year and in each of the past several years. In addition, the Company has a working capital deficiency (excluding derivative liability) of $(1,128,583) as at January 31, 2007. This deficiency grows to $(4,544,262) when you include the derivative liability of $(3,415,679). The Company’s continued existence is dependent upon its ability to achieve profitable operations and to obtain additional financing. The Company believes that the CAC dealerships, combined with its existing software and consulting businesses will improve its operating cash flows going forward. However, there can be no assurance that the Company will achieve profitable operations, nor that financing efforts will be successful.

If the going concern assumption were not appropriate to these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported net loss and the balance sheet classifications used.

2	SUMMARY OF ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the following significant accounting policies:

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary companies, which are located in Canada and the United States of America (“U.S.”). All intercompany transactions and balances have been eliminated. The operations of JV1 have been consolidated into the financial statements as well. Substantially all of the company’s revenue and operations are carried out in the United States.

Cash and cash equivalents

Cash and cash equivalents consist of cash balances with banks and investments in term deposits and money market instruments that are readily convertible into cash. This includes investments that have an original term to maturity of 90 days or less.

Accounts receivable

Accounts receivable shown is net of bad debt provisions. The amount includes short term notes received through the sale of used automobiles. The notes are for terms no greater than 80 weeks and require weekly payments. Interest is calculated weekly based on the balance outstanding at the time. The allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

The Company takes steps to repossess a vehicle when the customer becomes severely delinquent in his or her payments, and management determines that timely collection of future payments is not probable. Accounts are charged off after the expiration of a statutory notice period for repossessed accounts, or when management determines that the timely collection of future payments is not probable for accounts where the Company has been unable to repossess the automobile.

For accounts where the automobile was repossessed, the fair value of the repossessed automobile is charged as a reduction of the gross finance receivable balance written-off. On average, accounts are approximately 90 days past due at the time of write-off. For previously written-off accounts that are subsequently recovered, the amount of such recovery is credited to the allowance for credit losses.

The Company maintains an allowance for credit losses on an aggregate basis at a level it considers sufficient to cover estimated losses in the collection of its finance receivables. The allowance for credit losses is based primarily upon historical credit loss experience, with consideration given to recent credit loss trends and changes in loan characteristics (i.e., average amount financed and term), delinquency levels, collateral values, economic conditions and underwriting and collection practices. The allowance for credit losses is periodically reviewed by management with any changes reflected in current operations. Although it is at least reasonably possible that events or circumstances could occur in the future that are not presently foreseen which could cause actual credit losses to be materially different from the recorded allowance for credit losses, the Company

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Accounts Receivable (continued)

believes that is has given appropriate consideration to all relevant factors and has made reasonable assumptions in determining the allowance for credit losses.

A comparison of the following classifications of notes receivable related to auto sales at January 31, 2007 and 2006 is presented below:

	2007		2006
	Amount	Number	Amount	Number
Active accounts	$381,784	157	$681,116	245
Accounts held in repossession	$16,684	6	$40,922	14
Accounts written off during year	$216,122	175	$208,213	85

Inventory

Inventory consists of used vehicles and is related to the CAC operations. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a specific item basis.

Deferred costs

Deferred costs represent costs incurred on sales where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs have been charged to the statement of operations as incurred. Depreciation is provided over the estimated useful life of the assets as follows:

		Historical	Revised

Furniture and equipment	-	20% declining-balance	20% straight-line
Computer equipment	-	30% declining-balance	33% straight-line
Leasehold improvements	-	straight-line over the lesser of the useful life of the assets or term of the leases

The Company regularly reviews the carrying values of its property and equipment by comparing the carrying amount of the asset to the expected undiscounted future cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down is charged to the statement of operations based on the difference between the carrying value and the future discounted cash flows. Upon retirement or sale of an asset its cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is recorded in income or expense.

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Property and equipment (continued)

During such a review, the Company made a change in accounting estimates, which under SFAS No. 154 (See Note 3) is effected by a change in accounting principles. Such changes included depreciation expense estimates for computer equipment and furniture and equipment as outlined in the above table. As management has continued to operate and expand its business entities it has continued to develop updated information about how it uses its assets, the pattern of decline in value of such assets, and the estimated future benefits inherent in such assets. Accordingly, management believes the new methods are preferable. This change was made at the beginning of the fourth quarter of 2007 (November 1, 2006) and accordingly the change was applied prospectively and will be applied in future periods. The Company does not expect such change to materially affect future periods as the majority of its existing assets will be substantially fully depreciated.

Product development costs

The Company expenses research costs when they are incurred. Software development costs are expensed as incurred unless they meet the criteria for deferral and amortization required by GAAP. Development costs incurred prior to the establishment of technological feasibility are expensed, as they do not meet the criteria. Capitalized costs are amortized on a straight-line basis over the remaining economic life of the related product, which is three years. The Company reassesses the relevant criteria for deferral and amortization at each reporting date. There have been no costs capitalized and amortized for the periods presented.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce future income tax assets to the amount expected to be realized.

Revenue recognition

The Company’s revenue is derived from the sale of licenses, services and commissions, the sale of products to dealers in the automobile industry and the sale of used vehicles. The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, issued by the American Institute of Certified Public Accountants (“AICPA”) in October 1997 as amended by SOP 98-9 issued in December 1998 for all software or software related revenue. For all non-software or non-software related revenue, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”, which was preceded by SAB 101, “Revenue Recognition in Financial Statements”. For contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, the Company generally applies the FASB Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” to determine whether deliverables should be accounted for separately.

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

(a) Licenses

The Company records product revenue from licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable. For software license agreements in which customer acceptance is a condition of earning the license fees, revenue is not recognized until acceptance occurs. The Company uses the residual method to recognize revenue on delivered elements when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element for the arrangement exists under the license arrangement, revenue related to the undelivered element is deferred based on vendor-specific objective evidence (“VSOE”) of the fair value of the undelivered element.

Prior to February 2005, the majority of the Company’s license revenues was derived from arrangements where a customer will pay an initial set-up fee and then continue on either month-to-month or annual contracts which may be cancelled with appropriate notice. Upon cancellation, the software ceases to function as originally intended. In these cases, the initial set-up fees are deferred and amortized over the expected life of the relationship, which is four years. The month-to-month or annual fees are recognized on a monthly basis, subject to collection of such amounts being probable. During 2006, the Company began to separate the relationship between initial set-up fees and the monthly and annual support contracts. In 2006, under these updated contracts, if support is cancelled, the software is not affected. In these cases, the initial set-up fee is recognized when the software installation is completed and customer has accepted the installation.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

(b)	Services and Commissions

The Company generates recurring revenue from several sources, including the sale of maintenance and support on its software products. The Company also generates nonrecurring revenue from consulting fees for implementation, installation, data conversion and training related to the use of the Company’s software, and for other training seminars and consulting. Revenue is recognized when a signed contract has been executed, the services have been delivered, fees are fixed or determinable, and collectability is probable and when all significant obligations have been fulfilled. Therefore, for services that extend over a period of time, revenue is recognized ratably over the term of the contract.

(c)	Products

The Company generates non-recurring revenue from the sale of various products to automotive dealerships. Revenue is recognized when a signed contract is executed, the product has been delivered, fees are fixed or determinable, collectability is probable and when

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

all significant obligations have been fulfilled. Generally, this occurs at the time of shipment. The Company does not offer product warranties related to these sales.

(d) Used vehicle sales

The Company recognizes revenue on the sale of automobiles at the time vehicles are delivered to the customer and title has passed. In cases where the Company finances the vehicles the interest is recognized over the term of the loan, which is generally 65 to 80 weeks, based on the principal outstanding at the time.

Deferred revenue represents unearned income where payments are received in advance of revenue recognition. Where revenue is deferred, all direct and incremental costs incurred to earn the revenue are also deferred.

Selling expenses

Selling expenses include payroll, employee benefits, equity compensation, and other headcount-related costs as well as expenses related to advertising, promotions, tradeshows, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was $63,353 in fiscal 2007, and $153,101 in fiscal 2006.

Foreign currency translation

The Company’s monetary assets and liabilities are translated to U.S. dollars at the exchange rate at the balance sheet date, while equity and non-monetary assets and liabilities are translated at their historical rates. Revenue, costs and expenses are translated at average rates prevailing during the periods. Translation adjustments are reported as a component of net loss for the year.

Earnings per share

Earnings per share are based on the weighted average number of common shares outstanding (basic) adjusted, to the extent they are dilutive, for outstanding stock options and stock purchase warrants (diluted). The calculation of diluted earnings per share excludes any potential conversion of warrants or options that would increase earnings per share or decrease a loss per share.

The weighted average number of common shares outstanding (basic) does not include the non-vested 3,400,000 restricted shares issued for the 2007 Incentive Stock Plan (see Note 11).

Leases

Leases entered into by the Company as lessee that transfer substantially all the benefits and risks of ownership to the Company are recorded as capital leases and are included in capital assets and long-term debt. All other leases are classified as operating leases under which leasing costs are recorded as expenses in the period in which they are incurred.

Stock-based compensation

Effective February 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”), No. 123(R), “Share-Based Payment,” (“SFAS 123R”). This statement is a revision of

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-based compensation (continued)

SFAS 123 and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB Opinion 25”). SFAS 123R requires all stock options to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R using the modified prospective method, which requires application of the standard to all options granted, modified, repurchased or cancelled on or after February 1, 2006, and to all options granted that were unvested as of February 1, 2006.

No stock options were granted during the year-ended January 31, 2006. Options granted during the year-ended January 31, 2007 totaled 5,600,000.

In accordance with the modified prospective method of implementation, prior period financial statements have not been restated to reflect the impact of SFAS 123R. During the year-ended January 31, 2007 the Company recognized stock-based compensation expense of $4,044 as a result of new options issued on January 19, 2007. See Note 12(e).

In addition, on January, 25, 2007, the Company awarded 3,400,000 common shares as restricted stock to certain directors, officers, and key employees of the Company (Note 11). During the year-ended January 31, 2007 the Company recognized stock-based compensation expense of $2,512 as a result of this restricted stock transaction.

Through January 31, 2006, the Company applied the intrinsic value recognition and measurement principles of APB Opinion 25 and related Interpretations in accounting for its stock-based employee compensation plans. Prior to the adoption of SFAS 123R, the Company did not have any tax benefits resulting from the exercise of stock options as operating cash flows in the Consolidated Statements of Cash Flows.

If the accounting provisions of SFAS 123R had been applied in the year-ended January 31, 2006, the Company’s net income and net income per share would have been reduced to the pro forma amounts indicated below.

	2007	2006
Net loss - as reported	$(4,754,051)	$(830,326)
Pro-forma stock-based compensation expense	0	(23,614)
Net loss - pro-forma	$(4,754,051)	$(853,940)

Basic and diluted loss per share:
As reported	$(0.10)	$(0.02)
Pro-forma	$(0.10)	$(0.02)

The fair value of stock options used to compute the pro-forma net loss and loss per common share disclosure is estimated at grant using the Black-Scholes-Merton option-pricing model with the following weighted averages assumptions:

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-based compensation (continued)

	2007	2006

Expected dividend	0%	0%
Expected volatility	103%	90%
Risk-free interest rate	4.13%	3.6%
Expected option life in years	5	5

The weighted average fair value of stock options, calculated using the Black-Scholes-Merton option pricing model, granted during the year-ended January 31, 2005 and vested during the year-ended January 31, 2006 was $0.13 per option. The weighted average fair value of stock options, calculated using the Black-Scholes-Merton option pricing model, granted during the year-ended January 31, 2007 was $0.10 per option. As indicated above, no options were granted during the year-ended January 31, 2006.

The Black-Scholes-Merton option-pricing model was developed for use in estimating the fair value of options that have no vesting restrictions. In addition, option-pricing models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates.

Guarantees

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” an interpretation of FASB Statement Nos. 5, 57 and 107, and rescission of FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The Company has not issued any guarantees.

Use of estimates

In preparing the Company’s financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amount of assets, liabilities, and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as the allowance for doubtful accounts, deferred revenue and related costs and contingencies.

Warrant derivative liability

The Company accounts for warrants issued in connection with financing arrangements in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-19, “Accounting for Derivative Financial Instruments, Indexed to, and Potentially Settled in, a Company’s Own Stock” (EITF 00-19). Pursuant to EITF 00-19, an evaluation of specifically identified conditions is made to

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Warrant derivative liability (continued)

determine whether the fair value of warrants issued is required to be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings. See Note 9(c) and 10(c).

3.	EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Restatements

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). The intent of SAB 108 is to reduce the diversity in practice for the method used to quantify financial statement misstatements, including the effect of prior year uncorrected errors. SAB 108 establishes an approach that requires quantification of financial statement errors using both an income statement and a cumulative balance sheet approach. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has reviewed this pronouncement and the Company is not aware of any misstatements that would cause the Company to restate its financial statements.

Fair value measurement

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FAS 157 (“SFAS”), Fair Value Measurements. This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Earlier application is encouraged. The adoption of this accounting pronouncement is not expected to have a material effect on the consolidated financial statements.

Uncertainty in income taxes

In July 2006, the FASB issued Interpretation No. 48 (“Fin 48”), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of this accounting pronouncement is not expected to have a material effect on the consolidated financial statements.

Servicing of financial assets

In March 2006, the FASB issued FAS No. 156 (“SFAS 156”), “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.” This standard clarifies when to separately account for servicing rights, requires servicing rights to be separately recognized initially at fair value, and provides the option of subsequently accounting for servicing rights at either fair value or under the amortization method. The standard is effective for fiscal years beginning after September 15, 2006 but can be adopted early as long as financial statements for the fiscal year in which early adoption is elected, including interim statements, have not yet been issued. The

3.	EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Servicing of financial assets (continued)

adoption of this accounting pronouncement is not expected to have a material effect on the consolidated financial statements.

Hybrid financial instruments

In February 2006, the FASB issued FAS No. 155 (“SFAS 155”), “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that would otherwise have to be accounted for separately. SFAS 155 also requires companies to identify interests in securitized financial assets that are freestanding derivatives or contain embedded derivatives that would have to be accounted for separately, clarifies which interest and principal-only components are subject to FASB Statement No. 133, and amends Statement No. 140 to revise the conditions of a qualifying special purpose entity due to the new requirement to identify whether interests in securitized financial assets are freestanding derivatives or contain embedded derivatives. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, but can be adopted early as long as financial statements for the fiscal year in which early adoption is elected, including interim statements, have not yet been issued. The adoption of this accounting pronouncement is not expected to have a material effect on the consolidated financial statements.

Accounting changes and error corrections

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a Replacement of APB No. 20 and SFAS No. 3.” The pronouncement requires that all voluntary changes in accounting principle be reported by retrospectively applying the principle to all prior periods that are presented in the financial statements. The statement is effective for fiscal years beginning after December 15, 2005. The Company's financial position, results of operations or cash flows will only be impacted by SFAS No. 154 if it implements changes in accounting principles that are addressed by the standard or corrects accounting errors in future periods.

4.	ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE

	2007	2006
Trade receivables from product	$52,827	$111,717
Less: Allowance for doubtful accounts	4,345	15,090
	48,482	96,627

Notes receivable from vehicle sales	398,468	722,038
Less: Allowance for doubtful accounts	79,430	95,119
	319,038	626,919

Long-term portion of notes receivable	44,887	103,818
Current portion of notes receivable	$274,151	$523,101

During the years ended January 31, 2007, and 2006, the Company earned $98,208 and $102,405 of financing income on the notes receivable. This amount has been included with used car sales and

4.	ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE (continued) financing revenue in these financial statements.

Activity in the allowance for doubtful accounts is as follows:

	Balance at			Balance
Year-ended	Beginning	Charged to	Write-offs	at End of
January 31	of Year	Expenses	and Other	Year
2007	$110,209	$216,319	$242,753	$83,775
2006	$ 51,936	$311,461	$253,188	$110,209

5.	PROPERTY AND EQUIPMENT

		2007
		Accumulated	Net Book
	Cost	Depreciation	Value
Furniture and equipment	$11,593	$10,303	$1,290
Computer equipment	278,433	219,913	58,520
Leasehold improvements	28,052	11,838	16,244
	$318,108	$242,054	$76,054

		2006
		Accumulated	Net Book
	Cost	Depreciation	Value
Furniture and equipment	$354,785	$229,493	$125,292
Computer equipment	779,734	586,098	193,636
Leasehold improvements	26,911	5,776	21,135
	$1,161,430	$821,367	$340,063

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2007	2006
Accounts payable - trade	$930,211	$932,704
Accruals
Professional fees	87,381	46,629
Trade payables	21,720	24,351
Payroll related	100,295	103,404
Other	92,913	178,114
	$1,232,610	$1,285,202

7.	CAPITAL LEASES

The Company has the following capital lease obligations for computer and office equipment:

2008	$9,078
2009	8,771
2010	2,696
2011	-
20,545
Interest portion of payments	2,159
Capital repayment	18,386
Current portion	7,662
Long-term portion	$10,724

The original value of the leased assets as of January 31, 2007 and 2006 is $40,689 and $59,672, respectively, for computer and office equipment. These leased assets had accumulated amortization as of January 31, 2007 and 2006 of $25,370 and $28,320, respectively.

8.	LONG-TERM DEBT

The Company has a note payable to a U.S. public company. The note which is secured by the general assets of the Company bears interest at the daily U.S. prime rate plus 1.5% per annum, with interest payable monthly and the principal due on specific dates.

Principal repayments due in each of the next three years are as follows:

2008	$180,139
2009	35,851
215,990
Current portion	180,139
Long-term portion	$35,851

9.	CONVERTIBLE DEBENTURE

(a) Debenture offerings

On October 12, 2004 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $1,312,927, less costs of $89,079. The proceeds were primarily used to pursue an OTCBB trading in the U.S. and to expand the Company’s CAC operations. The Convertible Debentures were unsecured, bear interest at 5% per annum, beginning on May 1, 2005. Prior to May 1, 2005, the Convertible Debentures were non-interest bearing.

Carbiz engaged an agent for this debenture financing. In addition to a commission which has been included in the cost of issuance, on the Conversion Date the Agent shall receive warrants (the “Agent Warrants”) equal to an aggregate 10 percent of the number of Units to be issued on the Conversion Date. Each warrant shall be exercisable into one common share upon payment of $0.22 Cdn and one Class A Warrant upon payment of $0.23 Cdn for a period of five years following the closing Date. Also, the Agent shall receive a 2 percent cash fee on the exercise of Warrants

9.	CONVERTIBLE DEBENTURE (continued)

(a) Debenture offerings (continued)

exercised within 12 months of the Conversion Date. The Agent Warrants and cash fee that were incurred were not recorded until “Conversion”, October 3, 2006 when the Company’s common shares commenced trading on the United States Over the Counter Bulletin Board and were delisted from the Toronto Venture Exchange (“TSX”).

As the Company was unable to achieve OTCBB trading by April 10, 2005, the Company was required to issue to the subscribers, Class A Warrants and Class B Warrants equal in number to 2% of the number of each of the Class A Warrants and Class B Warrants to be issued upon conversion of the Convertible Debenture plus an additional 1% for each subsequent 30 day period (the “Additional Warrants”). The aggregate of the Additional Warrants are limited to 6% of the Class A Warrants and the Class B Warrants to be issued upon conversion of the Convertible Debenture.

The Convertible Debenture contained a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. Because the debenture became convertible only upon the Company’s listing its shares on the OTCBB, the contingent beneficial conversion feature ($650,565) was not recognized in earnings until the contingency was resolved.

The costs of issuance for the Convertible Debenture were amortized over the one year period. The expense recorded during the twelve months ended January 31, 2006 was $60,201.

On October 6, 2005 (the “Closing Date”), the Company completed a Convertible Debenture financing for gross proceeds of $690,318. The proceeds were primarily used to repay $673,000 of maturing debentures and $14,658 of accrued interest on those debentures. These Convertible Debentures contain similar terms to the October 12, 2004. The Convertible Debentures are unsecured and bear interest at 5% per annum. Because the issue matured before its listing on the OTCBB, the calculated Beneficial Conversion Feature and the Additional Warrants were never recognized or required to be issued.

The October 6, 2005 Convertible Debenture contains a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. Because the debenture became convertible only upon the Company’s listing its shares on the OTCBB, the contingent beneficial conversion feature ($259,629) was not recognized in earnings until the contingency was resolved.

Also on October 6, 2005, the Company agreed to an extension of terms for those holders of Convertible Debentures to mature on that date that did not elect to paid in cash. The extension granted additional six months for the maturity date, until April 6, 2006. The extension also modified the number of units to be issued upon conversion and modified the exercise price for Class A and Class B Warrants. This change was considered to be significant, and the Company accounted for the issuance as an extinguishment of the maturing Convertible Debentures. No gain or loss was recognized on the extinguishment of original debentures. Because the issue was considered repaid by the extinguishment before its listing on the OTCBB, the calculated Beneficial Conversion

9.	CONVERTIBLE DEBENTURE (continued)

(a) Debenture offerings (continued)

Feature and the Additional Warrants were never recognized or required to be issued. The Company determined the value of the new issue at October 6, 2005 to be $655,029.

The amended Convertible Debenture is also considered to contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTCBB, the contingent beneficial conversion feature ($246,357) was not recognized in earnings until the contingency is resolved.

On April 6, 2006, the Company completed a convertible debenture financing (the “2006 Debentures”) for gross proceeds of $20,000. The proceeds were primarily used to repay $20,000 of maturing debentures and $934 of accrued interest on those debentures. These 2006 Debentures contain similar terms to the 2004 Debentures and the 2005 Debentures. Upon the quotation of the Company’s common shares on the OTCBB and concurrent delisting from the TSX Venture Exchange, the principal and interest amount of the debentures will be automatically converted into a minimum of 192,233 units (each a “Unit”). Each Unit would consist of one common share and one Class A purchase warrant and one-half of one Class B purchase warrant. Each whole Class A purchase warrant would be exercisable into one common share at a price of $0.12 Cdn per share and each whole class B purchase warrant would be exercisable into one common share at a price of $0.12 Cdn per share. Both Class A and B purchase warrants issued would be exercisable for a period of five years following April 6, 2006. The 2006 Debentures are unsecured and bear interest at 5% per annum.

The 2006 Debentures contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the 2006 Debentures measured on the commitment date, over the amount of proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the 2006 Debentures allocated to the beneficial conversion feature is $(5,180).

Also on April 6, 2006, the Company agreed to an extension of terms for those holders of 2005 Debentures maturing on that date that did not elect to be paid in cash. The extension extended the maturity date for an additional six months until October 6, 2006. The extension also modified the number of Units to be issued upon conversion from 10,358,379 to 12,947,983 and modified the exercise price for Class A and Class B purchase warrants to $0.12 Cdn per share. This change was considered to be significant, and the Company accounted for the issuance as an extinguishment of the maturing 2005 Debentures. No gain or loss was recognized on the extinguishment of the 2005 Debentures. Because the 2005 Debentures were considered repaid by the extinguishment before the Company’s quotation of its common shares on the OTCBB, the calculated beneficial conversion feature and Additional Warrants were never recognized or required to be issued. The Company determined the value of the 2005 Debenture at April 6, 2005 to be $1,395,585.

The amended 2006 Debentures are also considered to contain a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable upon conversion

9.	CONVERTIBLE DEBENTURE (continued)

	(a)	Debenture offerings (continued)

of the 2006 Debentures, measured on the commitment date, over the amount of proceeds from the issuance of the 2006 Debentures allocated to the beneficial conversion feature which is $(348,896). Because both the newly issued 2006 Debentures and amended 2005 Debentures become convertible only upon the quotation of the Company’s common shares on the OTCBB, the contingent beneficial conversion feature will not be recognized in earnings until the contingency is resolved.

The provision for Additional Warrants on the amended 2004 Debentures, the 2005 Debentures and the 2006 Debentures would result in the issuance of additional warrants upon conversion. Because the debenture becomes convertible only upon the Company’s listing its shares on the OTCBB, the additional warrants were not recognized in earnings until the contingency was resolved upon “Conversion”.

	(b)	Debenture conversion

On September 1, 2006, the Company’s registration statement on Form SB-2 (File No. 333-129408) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Effective October 3, 2006, the approximately $1,406,529 of debenture financing which closed on April 6, 2006 (described above) and accumulated interest of $76,805 converted into 13,842,027 common shares, 14,472,753 Class A Common Share Purchase Warrants and 7,236,372 Class B Common Share Purchase Warrants (the “Conversion”).

The 13,842,027 common shares related to 13,124,494 debenture principal shares and 717,533 debenture interest shares. The 14,472,753 Class A Common Share Purchase Warrants related to 13,124,494 debenture principal shares, 717,533 debenture interest shares, and 630,723 penalty interest warrants. The 7,236,372 Class B Common Share Purchase Warrants related to 6,562,247 debenture principal shares, 358,766 debenture interest shares, and 315,342 penalty interest warrants. The number of shares and warrants finally issued varied slightly from the amounts detailed in the 2004 Debentures and the two subsequent re-financings thereto due to a variance between the estimated amounts accrued prior to the debenture conversion and the final calculations at conversion.

Each class A Common Share Purchase Warrant and each class B Common Share Purchase Warrant is exercisable for one common share expiring from October 6, 2009 through April 6, 2011, as summarized below, and an exercise price of Cdn$0.12.

Summary of warrants by expiration dates:

	Class “A”	Class “B”	Total
	Warrants	Warrants	Warrants
Expires October 6, 2009	6,893,056	3,446,511	10,339,567
Expires October 6, 2010	7,370,178	3,685,086	11,055,264
Expires April 6, 2011	209,519	104,758	314,277
Total	14,472,753	7,236,355	21,709,108

In addition, 33,723 shares valued at $3,608 and cash of $2,548 was paid for interest from September 1, 2006, the date the Form SB-2 was declared effective with the SEC, through October 3, 2006, the date the debentures converted.

9.	CONVERTIBLE DEBENTURE (continued)

(c) Derivative liabilities

Evaluation of criteria under EITF Issue No. 00-19, “Accounting for Derivative Financial Instrument Indexed to, and Potentially Settle in, a Company’s Own Stock,” resulted in the determination that the Company’s outstanding warrants should be classified as a derivative liability. In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked to market each reporting period, with a corresponding non-cash gain or loss reflected in the current period.

Using a Black-Scholes-Merton model valuation with the following assumptions for each “series by expiration date”, expected volatility of 105.28%, 102.47% and 100.48% respectively; risk free interest rate of 4.12%; and a remaining contractual life of 2.67 years, 3.67 years and 4.17 years respectively, the aggregate fair value of these warrant derivative liabilities at January 31, 2007 was $2,860,590.

The Black-Scholes-Merton model was developed for use in estimating the fair value of financial instruments. Such models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates.

Summary of warrant values as of January 31, 2007:

	Warrants	Amount
Expires October 6, 2009	10,339,567	$1,315,243
Expires October 6, 2010	11,055,264	1,500,037
Expires April 6, 2011	314,276	45,310
Totals	21,709,108	$2,860,590

(d) Beneficial conversion feature

Evaluation of criteria under EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” resulted in the determination using the guidance of Issue 15 therein that the Debentures contained a beneficial conversion feature represented by the excess of the fair value of common shares and warrants issuable on conversion of the Debentures, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion. The portion of the proceeds from the issuance of the Debentures allocated to the common shares upon conversion was $1,406,529 (when converted to US$ at date of conversion). The portion of the proceeds from the issuance of the 2006 Debentures allocated to the beneficial conversion features was $351,633 (when converted to US$ at date of conversion). This calculated beneficial conversion feature of $351,633 was charged to “Loss on Derivative Instruments” and credited to “Additional-Paid-In Capital”. While the portion credited to Additional-Paid-In Capital is not subject to exchange rate gains or losses, the amounts charged to “Loss on Derivative Instruments” are subject to change in future periods.

(e) Agent Warrants

As outlined above, the Company had engaged an agent for the Debenture financing. Accordingly, the Company also issued as of October 3, 2006, 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of

9.	CONVERTIBLE DEBENTURE (continued)

(e) Agent Warrants (continued)

Cdn$0.23, and 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of Cdn$0.22 to the agent involved in the Debenture financing. Using a Black-Scholes-Merton model valuation assuming an expected dividend yield of zero, expected stock price volatility of 103%, risk free interest rate of 4.12% and a remaining contractual life of 4.67 years, the aggregate fair value of the warrant derivative liability at January 31, 2007 was $118,887. Such amount was charged to “Loss on Derivative Instruments” and credited to “Warrant Derivative Liability” on the January 31, 2007 balance sheet.

10.	RECENT ISSUANCES OF STOCK AND WARRANTS

	(a)	Unregistered sales of equity securities

On September 5, 2006, the Company completed a non-brokered private placement of 2,400,000 units at a price of $0.10 per unit for gross proceeds to the Company of $240,000. Each unit is comprised of one common share and one common share purchase warrant exercisable into one common share at an exercise price of $0.15 for a period of two years. Concurrently with this offering, related party debt in the amount of $156,546 held by two directors of the Company was also converted into 1,565,464 units with the same terms as the units issued in the private placement.

Accordingly, 3,965,464 shares were issued and the 3,965,464 of two year common share warrants were valued using a Black-Scholes-Merton model valuation assuming an expected dividend yield of zero, expected stock price volatility of 106%, risk free interest rate of 4.12% and a remaining contractual life of 1.58 years, the aggregate fair value of the warrant derivative liability at January 31, 2007 was determined to be $436,201. This amount was charged to “Loss on Derivative Instruments” and credited to “Warrant Derivative Liability” on the January 31, 2007 balance sheet.

	(b)	Unregistered shares issued to investor relations consultant

On September 5, 2006, the Company issued 1,500,000 common shares to an investor relations consultant in consideration for a six month consulting agreement. The Company valued the shares at $0.10 and expensed the amount over the six months of the contract using as guidance EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The value of the consultant shares was based on the value the Company received for private placement shares referred to above in Note 10(a). Accordingly, the year-ended January 31, 2007 includes $125,000 within Stock based compensation and consulting fees.

10.	RECENT ISSUANCES OF STOCK AND WARRANTS (continued)

(c) Summary of warrant liability at January 31, 2007

As of January 31, 2007 the Company had warrant liability as follows:

	Warrants	Amount
Conversion Warrants expiring October 6, 2009	10,339,567	$1,315,243
Conversion Warrants expiring October 6, 2010	11,055,264	1,500,036
Conversion Warrants expiring April 6, 2011	314,276	45,310
Private Placement Warrants expiring September 5, 2008	3,965,464	436,201
Agent Warrants expiring October 6, 2011	876,200	118,889
Total	26,550,789	$3,415,679

This warrant liability will be adjusted quarterly based on a Black-Scholes-Merton value model and any changes in fair value will be recorded as income/cost of derivative financial instruments.

11.	2007 INCENTIVE STOCK PLAN

On January 25, 2007, the Company awarded 3,400,000 common shares (the “Incentive Shares”) as restricted stock to certain directors, officers, and key employees of the Company. The Incentive shares were issued pursuant to the Company’s 2007 Incentive Stock Plan, and were issued for no consideration other than future services to be rendered. The Incentive Shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering of securities.

The market value of the Company’s stock on the award date was $0.19, accordingly the fair value of the entire award was $646,000. The awards vest 20% each year and the Company expects to spread the $646,000 cost over the 5 years of vesting at $129,200 per year. Accordingly, $2,512 of stock compensation expense was recorded for the year-ended January 31, 2007 and 3,400,000 shares are included in issued and outstanding shares, but not included in the weighted average number of shares outstanding (basic).

12.	COMMON SHARES

(a) Authorized

The Company’s authorized share capital consists of the following:

Unlimited number of common shares with voting rights Unlimited number of preference shares, issuable in series

(b) Fiscal 2007 private placement

During the year-ended January 31, 2007, the Company completed a series of private placements for an aggregate of 5,465,464 common shares for $546,546. In addition, 3,965,464 warrants were issued. See Note 10 (a) and Note 10 (b).

12.	COMMON SHARES (continued)

	(c)	Escrowed shares

In connection with the Company’s acquisition of Data Gathering Service, Inc. on December 18, 1998, 5,059,566 common shares issued to certain stockholders were placed in escrow pursuant to the requirements of the Alberta Stock Exchange (now the TSX Venture Exchange). Originally, these common shares were to be released under the terms of the escrow agreement pursuant to a formula based on cash flows; however, this escrow agreement was later amended such that the common shares are released on a time based method. The first release occurred in July 2004, and subsequent releases have occurred semi-annually thereafter.

During the year-ended January 31, 2006, a total of 505,956 shares were released from escrow. During the year-ended January 31, 2007, an additional 505,956 shares were released from escrow, leaving 3,541,695 escrowed shares at January 31, 2007.

	(d)	Stock options – 1998 Stock Option Plan

Under the Stock Option Plan (1998), (the “1998 Plan”), options may be granted to directors,

officers, employees, and consultants of the Company at an exercise price determined by the Board of Directors provided that such exercise price should not be less than permitted under the rules of any stock exchange where the shares are listed. The period during which an option may be exercised (the “Option Period”) is determined by the Board at the time the option is granted, subject to any vesting limitations which may be imposed by the Board in its sole discretion at the time such option is granted. The options are exercisable during a period not to exceed 5 years from the date the option is granted unless otherwise specifically provided by the Board, and in any event, no option shall be exercisable for a period exceeding 10 years from the date the option is granted. Options are exercisable as determined by the Board at the date of the grant. No options have been granted under this plan since December 14, 2004 and were vested four months after date of grant. Shares covered by options granted with respect to any year may not exceed 10% of the issued and outstanding shares of the Company, calculated on a non-diluted basis.

The following tables reflect the movement and status of the stock options granted under the 1998 Plan:

(*)

The exercise prices have been converted into U.S. dollars based on the foreign exchange rate as at January 31, 2007. The number of options presented reflects the most current conversion price information.

	2007		2006
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
Options outstanding	Options	Price (*)	Options	Price (*)

Balance, beginning of the year	3,627,317	$0.18	4,089,988	$0.20
Options granted during the year	-	-	-	-
Options cancelled during the year	(396,600)	0.08	(374,171)	0.13
Options exercised during the year	(392,676)	0.10	(88,500)	0.14
Balance, end of the year	2,838,041	$0.23	3,627,317	$0.18

12.	COMMON SHARES (continued)

(d) Stock options – 1998 Stock Option Plan (continued)

January 31, 2007
Options Outstanding		Options Exercisable
	Weighted		Weighted
Number	Average Life (Yrs)	Number	Average Life (Yrs)
100,000	1.7	100,000	1.7
200,000	1.8	200,000	1.8
616,150	1.9	616,150	1.9
700,000	2.2	700,000	2.2
584,000	2.4	584,000	2.4
637,891	2.8	637,891	2.8
2,838,041	2.3	2,838,041	2.3

(e) Stock options – 2007 Stock Option Plan

On January 19, 2007, the Company adopted the 2007 Incentive Plan (the “2007 Plan”) for the Company’s employees, non-employee directors and consultants, reserving a total of 15,000,000 of the Company’s common shares for issuance pursuant to awards or grants made under the 2007 Plan. The 2007 Plan has terms and conditions similar to the 1998 Plan.

On January 19, 2007, the Company entered into stock option agreements under the 2007 Plan with certain employees and non-employee directors of the Company, and granted options to purchase an aggregate of 5,600,000 common shares of the Company, of which options to purchase an aggregate of 4,900,000 common shares were granted to executive officers and directors of the Company. The grant price was $0.13 per share, with a term of 5 years, vesting 20% per year over the five years.

Under FAS 123R, the Company recognizes stock options in the financial statements based on their fair value. As described in Note 2, the fair value at date of grant was determined to be $436,800. Accordingly, the Company is recognizing the first years expense of $112,000 and these financial statements include $4,044 of stock compensation expense at January 31, 2007.

The following reflects the movement and status of the stock options under the 2007 plan:

Balance, beginning of the year	-	-
Options granted during the year	5,600,000	$0.13
Options cancelled during the year	-	-
Options exercised during the year	-
Balance, end of the year	5,600,000	$0.13

Options outstanding at January 31, 2007 were 5,600,000 and none were exercisable.

(f) Earnings per share

For the years ended January 31, 2007 and 2006, all options to purchase shares were excluded in the diluted share calculation because they were anti-dilutive for earnings per share purposes.

13.	INCOME TAXES

The reconciliation of income taxes computed at the blended (Canadian and U.S.) statutory tax rate to the Company’s effective tax rate is as follows:

13.	INCOME TAXES (continued)

	2007	2006
Loss before income taxes	$(4,754,051)	$(830,326)
Combined basic federal and provincial rates	36.60%	36.70%
Income tax benefit based or statutory rate	1,740,000	305,000
Permanent differences	(1,435,000)	(7,500)
Valuation allowance	(305,000)	(297,500)
Income tax benefit	$-	$-

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred income tax assets and liabilities are approximately as follows:

Canada

	2007	2006
Non-capital loss carryforwards	$1,561,000	$1,603,000
Net capital loss carryforwards	80,000	80,000
Capital assets	81,000	81,000
Total gross future tax assets	1,722,000	1,764,000
Valuation allowance	(1,722,000)	(1,764,000)
Income tax benefit	$-	$-

As at January 31, 2007, the Company has non-capital loss carryforwards (federal and provincial) which are available to offset taxable income in future years and expire if unused beginning in year 2007 and ending in year 2017.

As at January 31, 2007, the Company has net capital loss carryforwards of approximately $583,000 available to offset taxable capital gains in future years. These net capital loss carryforwards are available to carry forward indefinitely.

For financial statement purposes a valuation allowance has been established since it is more likely than not that the benefits of the loss carryforward will not be used prior to expiration.

United States

	2007	2006
Non-capital loss carryforwards	$3,259,000	$3,522,000
Capital assets	8,000	8,000
Other temporary differences	13,000	13,000
Total gross deferred tax assets	3,280,000	3,543,000
Valuation allowance	(3,280,000)	(3,543,000)
Income tax benefit	$-	$-

13.	INCOME TAXES (continued)

As at January 31, 2007, the Company has U.S. net operating tax loss carryforwards which are available to offset taxable income and expire if unused beginning in year 2009 and ending in year 2027.

The use of the U.S. loss carryforwards may be limited in any given year as a result of previous changes in ownership.

For financial statement purposes a valuation allowance has been established since it is more likely than not that the benefits of the loss carryforward will not be used prior to expiration.

14.	CASH FLOW INFORMATION

(a) Supplemental Information

	2007	2006
Cash paid during the year for interest	$30,603	$33,422

During the year-ended January 31, 2007, the Company converted certain convertible debentures (see Note 9(b) which were treated as a conversion of debt and issuance of common shares in the amount of $1,406,529 and as such have not been included in the statement of cash flows. Interest of $76,805 for the Debenture conversion and interest of $28,895 for related party debt were exchanged for common shares totaling $105,700.

	January 31,	January 31,
	2007	2006
NON-CASH ACTIVITY
Common shares issued in connection with a consulting agreement	$150,000	-
Common shares issued for related party loan payable	$131,210	-
Debenture converted into common shares	$1,406,529	-
Common stock issued for satisfaction of debenture accrued interest	$80,414	-
Common stock issued for satisfaction of related party loan interest	$25,286	-
Fair value of derivative liabilities	$3,415,417	-
Common shares issued for stock compensation plan	$6,573	-

15.	INTEREST AND OTHER EXPENSES

	2007	2006
Amortization of debt financing costs (Note 9)	$0	$60,201

Interest on long-term debt (Note 8)	18,783	22,283
Interest on capital leases (Note 7)	2,480	3,347
Other interest, bank charges and late fees	100,204	67,330
	$121,467	$153,161

16.	RELATED PARTY TRANSACTIONS

On February 28, 2005, the Company entered into a joint venture agreement (“JV1”) with a member of the Company's Board of Directors. The purpose of this joint venture is to add five additional CarBiz Auto Credit centers in the state of Florida over five years. Under the agreement, the Company will contribute its intellectual property and permanent, non-exclusive license agreements in exchange for a 50% share of the joint venture. The partner contributed $500,000 for the remaining 50% share. In April 2005, the joint venture signed a five-year lease for the premises of the first center, at a price of $31,200 annually.

The Company accounts for the joint venture using FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities”) and how to determine when and which business enterprise (the “primary beneficiary”) should consolidate the variable interest entity. Because the joint venture is operated as a CAC location and is fully integrated under the daily control and management of the Company, the Company is, under this guidance, the “primary beneficiary”. Accordingly operational revenue and expenses, and all assets and liabilities are fully consolidated. The 50% share of the joint venture not owned by the Company is presented on the Minority Interest line on the Consolidated Balance Sheets.

A Summary of 100% of the joint venture revenues and expenses and assets are listed below:

	January 31, 2007	January 31, 2006
Sales	$296,302	$284,276
Cost of sales	242,082	198,709
Gross Profit	54,220	85,567
Operating Expenses (1)	123,433	102,159
Operating Loss	$(69,213)	$(16,592)
Depreciation	(1,113)	(742)
Net Loss	$(70,326)	$(17,334)

Total Assets	$431,602	$502,693

(1) Excluding depreciation and amortization.

16.	RELATED PARTY TRANSACTIONS (continued)

In July 2005, the Company entered into a $150,000 short-term loan agreement with a company owned by a significant stockholder. The loan proceeds were received in three $50,000 installments received in July, August, and September 2005. Interest on the loan is at a rate of 17.7% per annum. Repayment of the loan and interest commenced on October 1, 2005 and was suspended after the second payment, although interest continued to accrue. The balance outstanding at January 31, 2006 of $131,210 was included in current liabilities. On September 5, 2006, the $131,210 principal balance, plus $25,336 of accrued interest was converted into common shares as discussed in Note 10(a). During the fourth quarter of FYE 1/31/2007, the Company borrowed $230,000 on a short term, informal, non-interest bearing basis from a company owned by a significant stockholder. The balance at January 31, 2007 was $230,000 and is included in current liabilities. This advance is expected to be repaid during 2007 from the proceeds of subsequent financings.

17.	COMMITMENTS AND CONTINGENCIES

Future minimum annual payments under operating leases for equipment and premises (exclusive of realty taxes and other occupancy charges) are approximately as follows:

2008	$194,217
2009	197,031
2010	103,428
2011	11,173
2012	1,152
$507,001

18.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The carrying amount of financial instruments including cash and cash equivalents, capital leases, accounts receivable and accounts payable and accrued liabilities approximates fair value because of the limited term of these instruments. The carrying value of the long-term debt approximates fair value because the interest rate is tied to the daily U.S. prime rate. The carrying value of the convertible debenture approximates fair value because it was negotiated shortly before year-end.

The Company is exposed to the following risks related to its financial assets and liabilities:

Interest rate risk

The Company currently has notes payable that incur interest based on the U.S. prime lending rate. The Company is therefore exposed to interest rate risk through fluctuations in the U.S. prime- lending rate. The Company does not use derivative instruments to reduce its exposure to interest rate risk.

18.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

Credit risk

Credit risk arises from the possibility that the Company’s customers may experience financial difficulty and be unable to fulfill their financial obligations. The risk is mitigated through proactive credit screening, a stringent collection policy, and the ability to restrict user access on certain products.

Foreign currency risk

The Company conducts most of its business in the United States of America. The Company’s exposure to foreign currency risk arises from purchases denominated in Canadian dollars. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. At the years ended January 31, 2007 and 2006, the Company had Canadian dollar assets of Cdn $29,364 in 2007 and Cdn $2,018 in 2006, and the Company had Canadian dollar liabilities of Cdn $5,022,577 in 2007 and Cdn $2,266,643 in 2006. During the years ended January 31, 2007 and 2006, the Company recorded foreign exchange losses of $73,834 in 2007 and $151,583 in 2006. See Note 2 – Foreign currency translation for the Company’s policy on foreign currency translation.

19.	SEGMENTED INFORMATION

The Company operates and manages its business in three segments, which are its used car sales and financing segment (“Carbiz Auto Credit” or “CAC”), its used car sales and financing joint venture (“JV1”), and various software and consulting services offered to independent car dealerships (“Software and Other Products”). Approximately 99% of the Company’s revenue is generated in the United States. In addition almost all of the Company’s assets are located in the U.S. A fourth business segment, TaxMax, a tax preparation service, was sold on May 16, 2006. The Company has eliminated Tax Max from the segment information. See Note 20.

CAC purchases automobiles through auctions and sells them to end users at two car lots located in the State of Florida. When required, the Company will also finance these sales with loans that are generally 80 weeks in length. CAC operates a third car lot located in the State of Florida under a joint venture, Carbiz Auto Credit JV1, LLC (Note 16).

Software and other products consists of new sales and recurring monthly revenues for software products, and new sales and recurring monthly revenues of consulting products, and other related revenue from credit bureau fees, supply sales and forms programming.

19.	SEGMENTED INFORMATION (continued)

	2007
	Carbiz		Software
	Auto	Joint	and Other
	Credit	Venture	Products	Total
Sales	$533,452	$296,302	$2,380,077	$3,209,830
Cost of Sales	577,830	242,082	976,208	1,796,120
Gross Profit	(44,378)	54,220	1,403,868	1,413,710
Operating Expenses (1)	217,245	123,433	2,254,818	2,595,496
Income (Loss) From
Segments	$(261,623)	$(69,213)	$(850,950)	(1,181,787)
Depreciation &
Amortization				136,247
Total Operating
Income (Loss)				$(1,318,034)

Total Assets	$(531,150)	$431,602	$867,262	$767,714

	2006
	Carbiz		Software
	Auto	Joint	and Other
	Credit	Venture	Products	Total
Sales	$1,212,570	$284,276	$2,421,501	$3,918,347
Cost of Sales	1,004,296	198,709	825,732	2,028,737
Gross Profit	208,274	85,567	1,595,769	1,889,610
Operating Expenses (1)	522,676	102,159	1,827,885	2,452,720
Income (Loss) From
Segments	$(314,402)	$(16,592)	$(232,116)	(563,110)
Depreciation &
Amortization				(122,192)
Total Operating
Income (Loss)				$(685,302)

Total Assets	$(237,038)	$502,693	$1,031,232	$1,296,888

(1) Excluding depreciation and amortization

20.	DISCONTINUED OPERATIONS

On May 16, 2006, the Company completed the sale of its TaxMax business to Tax Refund Services, Inc. located in Tampa, Florida. The proceeds of $442,000 received from the sale will be primarily used to expand CAC operations. The book value of the assets sold was $20,575; therefore, the Company realized a gain of $421,425 on the disposition. No reserves for disposition were deemed appropriate prior to the sale.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), the financial results of the TaxMax business have been presented as discontinued operations on the financial statements for all periods presented. The TaxMax segment had revenue of $253,004 for the period beginning February 1, 2006 through May 16, 2006. The operating income for this period was $135,358 plus a gain on disposal of $421,425.

The former segment had revenue of $498,852 and operating income of $171,487 for the year-ended January 31, 2006.

21.	SUBSEQUENT EVENTS

On February 28, 2007, the Company completed a financing arrangement with an unrelated third party. Such arrangement includes the sale of up to $2,500,000 Secured Convertible Debentures. Terms include interest from 8% to 12%, convertible to common shares at the Debenture holders option, additional warrants and a pledge of an additional 30,000,000 common shares of the Company as additional security. In accordance with the terms of the arrangement, on March 8, 2007, the Company repaid in full the amount due of $215,990 remaining on a long term debt (See Note 8) plus accrued interest.

On March 23, 2007, the Company completed a second financing arrangement with a second unrelated third party. Such arrangement include a Revolving Credit Facility of up to $10,000,000, available in two (2) $5,000,000 tranches. Advances under the credit facility will be based upon CarBiz eligible receivables from its auto credit business segment. Interest will be at 15% and fees payable on the first $5,000,000 tranche will be $350,000 and $325,000 on the second $5,000,000 tranche. On the date of closing, CarBiz had receivables eligible for a $210,000 advance under the terms of the credit facility.

CARBIZ INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTERS ENDING APRIL 30, 2007 AND 2006

CARBIZ INC.
Condensed Consolidated Balance Sheets
(expressed in U.S. dollars)

	As at	As at
	April 30, 2007	January 31, 2007
	(unaudited)
ASSETS
CURRENT
Cash and cash equivalents	$343,509	$67,990
Accounts receivable	51,519	48,482
Current portion of notes receivable	335,578	274,151
Inventory	128,206	67,785
Prepaids and other assets	127,482	171,350
Deferred costs	10,809	13,309
	997,103	643,067
NOTES RECEIVABLE	87,202	44,887
DEFERRED FINANCING COSTS	774,999	-
DEFERRED COSTS	2,036	3,706
PROPERTY AND EQUIPMENT	60,976	76,054
	$1,922,316	$767,714

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$548,793	$1,232,610
Loan payable
Related party	230,000	230,000
Other	249,000	-
Current portion of capital leases	7,841	7,662
Current portion of long-term debt	-	180,139
Convertible debenture	71,077	-
Derivative liability	4,348,791	3,415,679
Deferred revenue	133,973	121,239
	5,589,475	5,187,329
DEFERRED REVENUE	13,575	49,805
CAPITAL LEASES	8,695	10,724
LONG-TERM DEBT	-	35,851
	5,611,745	5,283,709
MINORITY INTEREST	212,264	206,170
STOCKHOLDERS' DEFICIENCY
COMMON SHARES	16,274,119	16,274,119
Unlimited shares authorized, 64,224,404 and 64,224,404 common shares issued and outstanding as at April 30 and January 31, 2007, respectively
ADDITIONAL PAID-IN CAPITAL	6,282,697	6,222,397
OTHER COMPREHENSIVE LOSS	(385,197)	(385,197)
ACCUMULATED DEFICIT	(26,073,312)	(26,833,484)
	(3,901,693)	(4,722,165)
	$1,922,316	$767,714

The accompanying notes are an integral part of these condensed financial statements.

CARBIZ INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(expressed in U.S. dollars)

	For the three months ended
	April 30
	2007	2006
SALES
Software and Consulting Services	$609,980	$557,592
Used Car Sales and Financing	270,606	200,166
	880,586	757,758
COST OF SALES
Software and Consulting Services	218,151	225,208
Used Car Sales and Financing	197,802	212,017
	415,954	437,225
GROSS PROFIT	464,632	320,533
GAIN ON DEBT FORGIVENESS	391,337	-
OPERATING EXPENSES
Personnel Expenses	241,918	248,069
Selling Expenses	72,360	93,973
Other Operating Expenses	364,537	333,271
	678,815	675,313
OPERATING INCOME (LOSS)	177,154	(354,780)

INTEREST AND OTHER EXPENSES	(89,508)	(35,438)
GAIN (LOSS) ON DERIVATIVE INSTRUMENTS	678,621	-
MINORITY INTEREST	(6,094)	10,197

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	760,173	(380,021)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS		145,192

NET INCOME (LOSS)	$760,173	$(234,829)
NET INCOME (LOSS) PER SHARE FROM
CONTINUING OPERATIONS (basic and diluted)	$0.01	$(0.01)
NET INCOME (LOSS) PER SHARE FROM
DISCONTINUED OPERATIONS	$-	$0.00

NET INCOME (LOSS) PER SHARE (basic and diluted)	$0.01	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	60,824,404	41,092,048

The accompanying notes are an integral part of these condensed financial statements.

CARBIZ INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(expressed in U.S. dollars)

	For the Three Months Ended
	April 30, 2007	April 30, 2006
NET INFLOW (OUTFLOW) OF CASH RELATED
TO THE FOLLOWING ACTIVITIES
OPERATING
Net income (loss)	$760,173	$(234,829)
Items not affecting cash
Depreciation of property and equipment	26,550	23,670
Minority interest	6,094	10,197
Loss on disposal of assets	-	5,560
Gain on derivative financial instruments	(678,621)	-
Gain on debt forgiveness	(391,337)	-
Amortization of deferred finaning costs	35,368	-
Amortization of debt discount	41,748	-
Stock compensation	60,300	-
Provision for bad debts	(24,352)	-
	(164,077)	(195,402)
Net changes in non-cash operating assets and liabilities
Accounts receivable	(3,066)	5,156
Notes Receivable	(79,359)	124,692
Prepaids and other assets	22,398	(13,603)
Inventory	(60,421)	9,717
Deferred costs	4,170	20,332
Accounts payable and accrued liabilities	(396,013)	106,505
Deferred revenue	(23,497)	(83,817)
NET CASH FLOWS FROM OPERATING ACTIVITIES	(699,865)	(26,420)
INVESTING
Acquisition of property and equipment	(11,472)	(7,524)
NET CASH FLOW FROM INVESTING ACTIVITIES	(11,472)	(7,524)
FINANCING
Repayment of capital leases	(1,849)	(2,036)
Proceeds from line of credit	249,000	-
Repayment long-term debt	(215,990)	(31,847)
Proceeds from Trafalgar debenture, including derivative components	1,480,719	-
Payment of deferred financing costs	(416,087)	-
Issuance of convertible debenture	-	(20,000)
Issuance of share capital	-	20,000
Issuance of new warrant liability	-	155
NET CASH FLOWS FROM FINANCING ACTIVITIES	1,095,793	(33,728)
EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS	(108,937)	21,827
INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	275,519	(45,845)
CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	67,990	119,735
CASH AND CASH EQUIVALENTS,

The accompanying notes are an integral part of these condensed financial statements.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

1.	ORGANIZATION AND BUSINESS

Carbiz Inc. (the “Company”) was incorporated pursuant to the provisions of the Business Corporations Act of Ontario (“OBCA”) under the name “Data Gathering Capital Corp.” on March 31, 1998. On September 1, 1999, the Company changed its name by articles of amendment under the OBCA to Carbiz.com Inc., and then changed its name again on July 15, 2003 to Carbiz Inc. As of October 3, 2006, the Company’s common shares are quoted on the United States Over the Counter Bulletin Board. Prior to such date, the Company’s common shares were traded on the TSX Venture Exchange (“TXSV”), formerly the Canadian Venture Exchange (“CDNX”).

In the opinion of management, all adjustments, consisting of normal recurring adjustments, have been made in the April 30, 2007 and 2006 financial statements, which are necessary for a fair financial statement presentation. The results for the three months ended April 30, 2007 and 2006 are not necessarily indicative of financial operations for the full year. These financial statements are combined and condensed. For further information, refer to the financial statements and footnotes in the Company’s audited financial statements for the year ended January 31, 2007 which are included in the Company’s Form 10KSB filed with the U.S. Securities and Exchange Commission (the “SEC) on April 20, 2007 (“January 31, 2007 Form 10KSB”).

References to the Company typically include the Company’s consolidated subsidiaries and joint venture. The Company’s operations are principally conducted through its two operating subsidiaries, Carbiz USA Inc., a Delaware corporation, and Carbiz Auto Credit, Inc. (“CAC”), and a joint venture, Carbiz Auto Credit JV1, LLC (“JV1”). Collectively, Carbiz Inc., Carbiz USA Inc., CAC , and JV1 are referred to herein as “Carbiz” or the “Company”.

All dollar figures presented in this report are denominated in U.S. dollars unless otherwise indicated.

The Company is in the business of developing, marketing, distributing and supporting software and Internet products for the automotive sales finance industry. The Company also previously supplied a seasonal lead generation product that facilitates tax-refund loans which are primarily used for down payments on car loans. The assets associated with this business segment, however, were sold on May 16, 2006. During the three months ended April 30, 2007, the Company operated two CAC dealerships and a third location under its JV1 joint venture, all of which sell and finance used automobiles.

Going concern assumption

While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, several adverse conditions and events cast substantial doubt upon the validity of this assumption.

The Company has incurred losses in the current year (exclusive of gains on derivative instruments and debt forgiveness) and in each of the past several years. In addition, the Company has a working capital deficiency (excluding derivative liability) of $(243,581) as at April 30, 2007. This deficiency grows to $(4,592,372) when you include the derivative liability of $4,438,791. The Company’s continued existence is dependent upon its ability to achieve profitable operations and to obtain additional financing. The Company expects to expand operations in its existing CAC dealerships and open new dealerships with the proceeds which are available under its new line of credit (see Note 5). The Company believes that the new CAC dealerships, combined with its existing software and consulting businesses will improve its operating cash flows going forward. However, there can be no assurance that the Company will achieve profitable operations or that financing efforts will be successful.

If the going concern assumption were not appropriate to these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported net loss and the balance sheet classifications used.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

2.	SUMMARY OF ACCOUNTING POLICIES

Inventory

Inventory consists of used vehicles and is related to the CAC operations. Inventory is stated at the lower of cost or net realizable value. Cost is determined on a specific item basis.

Deferred finance costs

Deferred financing costs related to the convertible debentures and line of credit discussed in Notes 4 and 5 and are amortized over the respective terms of the debt to which the costs related. Future amortization of these costs is expected to be as follows:

Periods ending April 30
2008	$350,191
2009	302,464
2010	63,828
2011	58,516
2012	-
$774,999

Earnings per share

Earnings per share are based on the weighted average number of common shares outstanding (basic) adjusted, to the extent they are dilutive, for outstanding stock options and stock purchase warrants (diluted). The calculation of diluted earnings per share excludes any potential conversion of warrants or options that would increase earnings per share or decrease loss per share.

The weighted average number of common shares outstanding (basic) for the three months ended April 30, 2007 does not include 3,400,000 non-vested restricted shares issued for the 2007 Incentive Stock Plan, 30,000,000 shares pledged in support of the Trafalgar Debentures (as defined in Note 4 herein), 8,438,041 common share options outstanding, or the warrants outstanding which are summarized in Note 6 herein. Diluted net income per share for the period, including these securities, was no different than the basic net income per share.

Stock-based compensation

Effective, February 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”), No. 123(R), “Share-Based Payment,” (“SFAS 123R”). This statement is a revision of SFAS 123 and supersedes Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB Opinion 25”). SFAS 123R requires all stock options to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R using the modified prospective method, which requires application of the standard to all options granted, modified, repurchased or cancelled on or after February 1, 2006, and to all options granted that were unvested as of February 1, 2006.

No stock options were granted during the three months ended April 30, 2007.

During the three months ended April 30, 2007, the Company recognized stock-based compensation expense of $28,000 as a result of new options issued on January 19, 2007. See Note 12(e) to the January 31, 2007 Form 10-KSB.

In addition, on January 25, 2007, the Company awarded 3,400,000 common shares as restricted stock to certain directors, officers, and key employees of the Company. During the three months ended April 30, 2007 the Company recognized stock-based compensation expense of $32,300 as a result of this restricted stock transaction. See Note 11 to the January 31, 2007 Form 10KSB.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

2.	SUMMARY OF ACCOUNTING POLICIES (continued)

Total options outstanding and vested at April 30, 2007 were 2,838,041 with a weighted average exercise price of $0.23 per share and a weighted average life of 2 years. In addition, non-vested options of 5,600,000 were outstanding at April 30, 2007 with an exercise price of $0.13 per share and life of 4.7 years. The Company expects to record a total of $436,800 of compensation expense during periods subsequent to April 30, 2007 for non-vested options as of that date.

Derivative Instruments

We review the terms of our convertible debt and equity instruments to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to operations. We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair value. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement.

For less complex derivative instruments, such as freestanding warrants, we generally use the Black-Scholes- Merton option valuation model because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal factors and external market indicators. In addition, option based techniques are highly volatile and sensitive to changes in our trading market price which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income reflects the volatility in these estimate and assumption changes.

3.	CONVERTIBLE DEBENTURES – 2004

On September 1, 2006, the Company’s SB-2 registration statement was declared effective by the U.S. Securities and Exchange Commission (SEC). Effective October 3, 2006, the approximately US$1,406,529 of debenture financing which closed on April 6, 2006 (described in Note 9(a) of the January 31, 2007 Form 10KSB) and accumulated interest of $76,805 were converted into 13,842,027 common shares, 14,472,753 Class A Common Share Purchase Warrants and 7,236,355 Class B Common Share Purchase Warrants (the “Conversion”).

The 14,472,753 Class A Common Share Purchase Warrants related to 13,124,494 debenture principal, 717,533 debenture interest, and 630,723 penalty interest warrants. The 7,236,372 Class B Common Share Purchase Warrants related to 6,562,247 debenture principal, 358,766 debenture interest, and 315,342 penalty interest warrants. Each class A common share purchase warrant and each class B common share purchase warrant is exercisable for one common share expiring from October 6, 2009 through April 6, 2011, quantities summarized in Note 6(e) herein, and an exercise price of CDN$0.12.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

4.	CONVERTIBLE DEBENTURES - TRAFALGAR

On February 28, 2007, the Company sold $2,500,000 Secured Convertible Debentures to Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) and (“Trafalgar Debentures”). Of this amount, $1,000,000 was released upon execution (March 2, 2007), $750,000 was released after the Company filed a Registration Statement on Form SB-2 (April 17, 2007) and the $750,000 balance will be released no later than June 30, 2007. The Trafalgar Debentures bear an interest rate of 12% compounded monthly from the date of issuance until the Company filed the Registration Statement (April 17, 2007), 10% compounded monthly from the date the registration was filed until it becomes effective, and 8% per annum thereafter until the Trafalgar Debentures are paid in full.

The Trafalgar Debentures are convertible at Trafalgar’s option into common shares of the Company at a price per share equal to the lesser of (i) US$0.22 or (ii) 85% of the lowest daily closing bid price of the Company’s common shares, as quoted by Bloomberg, L.P. for the five trading days immediately preceding the date of conversion. The Trafalgar Debentures are secured by a pledge of 30,000,000 common shares of the Company. These shares are held in escrow, not considered issued and outstanding and, therefore, they are not considered in earnings per share calculation. See Note 2 herein.

As mentioned above, the filing of the Company’s Registration Statement resulted in the release of the second tranche of funding ($750,000 on April 17, 2007), provided, further, that failure by the Company to have it declared effective could result in the Company having to pay liquidated damages to Trafalgar.

In addition, the Company issued to Trafalgar warrants to purchase up to an aggregate of 2,500,000 common shares of the Company at a strike price of US$0.15 per share, exercisable over the next 5 years.

When we evaluated the Trafalgar Debentures and warrants, we concluded that equity classification was not appropriate under EITF 00-19. Accordingly we allocated proceeds from the debentures to the detachable warrants, the compound derivative embedded in the convertible debenture, and the convertible debenture itself in the amounts of $562,500, $1,259,228, and $29,329 respectively, based upon the fair values of these financial instruments. The compound derivatives arising from bifurcation comprises (i) the embedded conversion option, (ii) mandatory redemption feature, (iii) equity-interest payments, and (iv) cash payable puts. Because the aggregate fair values of these derivative instrument liabilities exceeded the gross proceeds, we recognized a day-one derivative loss amounting to $101,058. At April 30, 2007 the Company had incurred: (a) $290,114 of deferred financing costs and amortized $13,187 to interest expense on a straight line basis; (b) $49,166 of prepaid interest was deducted by Trafalgar and $22,181 amortized to interest expense; (c) $41,639 of debt discount was amortized to interest expense leaving a debenture balance of $71,077; (d) the warrants were revalued at fair value of $264,750 (see Note 6 herein) with a resulting gain on derivative instrument of $297,750; and (e) the compound derivative revalued at fair value of $1,440,638 (see Note 6 herein) with a resulting loss on derivative instrument of $181,410.

The convertible debentures are payable interest only through January 2008 and thereafter in monthly installments through February 2009, at which time the then remaining $700,000 balance is due. Annual principal maturities are as follows:

Year ending April 30
2008	$212,650
2009	1,537,350
1,750,000
Less unamortized discount	(1,678,923)
$71,077

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

5.	LINE OF CREDIT FINANCING

On March 23, 2007, Carbiz USA, Inc., Carbiz Auto Credit, Inc. and Carbiz Auto Credit JV1, LLC, as borrowers and Carbiz, Inc., as guarantor, entered into a Loan and Security Agreement (the “Loan Agreement”) with Colossus Capital Fund, L.P (the “Credit Facility”). The Credit Facility has a maximum commitment of $10 million, and expires on March 23, 2011. The initial amount of the Credit Facility is $5 million. The amount may be increased to $10 million at the option of the Company. The Credit Facility is secured by a first priority interest in all the existing and after acquired tangible and intangible assets of the Company. The Credit Facility may be used to finance the Company’s working capital needs.

Advances under the Credit Facility are limited to the lesser of (A) the total amount of the Credit Facility or (B) the lesser of (i) 58% of the outstanding balance of all Eligible Receivables (as defined in the Loan Agreement), or (ii) 100% of the Company’s cost basis in the Eligible Receivables. All borrowings accrue interest at 15% per annum and upon the occurrence and during the continuance of an event of default, the interest rate will be increased by 6% per annum.

Under the Loan Agreement, the Company was required:

(i)	to pay a facility commitment fee of $75,000;
(ii)	to pay a second facility commitment fee of $75,000 if the Company elects to increase the amount of the credit facility to $10,000,000;
(iii)	to pay an asset management fee of $5,000 per quarter, which will increase to $10,000 per quarter upon increase of the amount of the Credit Facility to $10 million;
(iv)

to pay an unused facility fee of 0.50%, payable month in arrears, on the difference between (A) the total amount of the Credit Facility and (B) the actual average daily amount outstanding for the month; and

(v)	to pay a termination fee if the Credit Facility is fully repaid and terminated prior to the maturity date. Such termination fee may range from 4.0% to 1.0% of the total amount of the Credit Facility.

In addition, the Credit Facility contains customary financial covenants and provides for customary events of default. At April 30, 2007 the Company had total outstanding borrowings under the Credit Facility of $249,000.

At April 30, 2007, interest expense was $3,538 and the Company had incurred approximately $380,000 of deferred financing costs which will be amortized on a straight line basis over the sixty month life of the line of credit.

6.	DERIVATIVE LIABILITIES

	(a)	2004 Debenture Conversion Warrants

Evaluation of criteria under EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, resulted in the determination that the Company’s outstanding warrants issued upon conversion of the 2004 Debentures (See Note 3 herein) should be classified as a derivative liability. In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked to market each reporting period, with a corresponding non-cash gain or loss reflected in the current period.

	(b)	Agent Warrants

As described in Note 9(a) and (e) of the January 31, 2007 Form 10KSB, the Company had engaged an agent for the 2004 Convertible Debenture financing. Accordingly, the Company also issued as of October 3, 2006 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of CDN$0.23, and 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of CDN$0.22. These 438,100 warrants were determined to be derivative liabilities.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

6.	DERIVATIVE LIABILITIES (continued)

(c) Private Placement Warrants - 2006

As a result of an unregisted sale of equity securities in September, 2006, the Company issued 2,400,000 of share purchase warrants for two years at an exercise price of $0.15. Concurrently, related party debt held by two directors of the Company was converted to common shares and the Company issued 1,565,464 share purchase warrants under the same terms. These 3,965,464 warrants were determined to be derivative liabilities.

(d) Trafalgar Debenture Warrants and Embedded Compound Derivative – 2007

As described in Note 4 herein, the Company issued 2,500,000 share purchase warrants for five years and an embedded compound derivative in conjunction with the Trafalgar Debenture financing and these instruments were determined to be derivative liabilities.

(e) Total Warrants

As of April 30, 2007, the Company had derivative liability as follows:

	Warrants	Amount
2004 Conversion Warrants expiring October 6, 2009	10,339,567	$1,018,317
2004 Conversion Warrants expiring October 10, 2010	11,055,264	1,187,786
2004 Conversion Warrants expiring April 6, 2011	314,276	33,768
2006 Private Placement Warrants expiring September 5, 2008	3,965,464	317,237
2004 Agent Warrants expiring October 6, 2011	876,200	86,295
2007 Trafalgar Warrants expiring February 28, 2012	2,500,000	264,750
2007 Trafalgar Embedded Derivative	-	1,440,638

	29,050,771	$4,348,791

This derivative liability is adjusted quarterly based on a value model discussed in Note 2 herein and any changes in fair value are recorded as gain or loss on derivative financial instruments in the consolidated statements of operations.

7.	CASH FLOW INFORMATION

(a) Supplemental Information

	Three months ended
	April 30, 2007	April 30, 2006
Cash paid during the period for Interest	$30,687	$31,350

(b) Supplemental non-cash information

During the three months ended April 30, 2006, the Company extended certain convertible debentures which were treated as an extinguishment and re-issuance of debt in the amount of $1,396,305 and as such have not been included in the statements of cash flows. See Note 9(a) to the January 31, 2007 Form 10KSB. During the three months ended April 30, 2007, the Company issued $1,750,000 of Convertible Debentures in which $269,281 of proceeds were allocated to and capitalized as deferred financing costs.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

8.	RELATED PARTY TRANSACTIONS

On February 28, 2005, the Company entered into a joint venture agreement (JV1) with a member of the Company's Board of Directors (the “JV1 Agreement”). The purpose of this joint venture is to add five additional CAC centers in the state of Florida over five years. Under the JV1 Agreement, the Company will contribute its intellectual property and permanent, non-exclusive license agreements in exchange for a 50% share of the joint venture. The director/joint venture partner contributed $500,000 for the remaining 50% share. In April 2005, JV1 signed a five-year lease for the premises of the first center, at a price of $31,200 annually.

The Company accounts for the joint venture using FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities”) and how to determine when and which business enterprise (the “primary beneficiary”) should consolidate the variable interest entity. Because the joint venture is operated as a CAC location and is fully integrated under the daily control and management of the Company, the Company is, under this guidance, the “primary beneficiary”. Accordingly operational revenue and expenses, and all assets and liabilities are fully consolidated. The 50% share of the joint venture not owned by the Company is presented on the Minority Interest line item on the Consolidated Balance Sheets. A Summary of 100% of the joint venture revenues and expenses and assets are listed below:

	April 30, 2007	April 30, 2006
Sales	$134,507	$62,947
Cost of sales	95,468	48,465
Gross Profit	39,039	14,482
Operating Expenses (1)	26,572	34,598
Operating Income (Loss)	$12,467	$(20,116)
Depreciation	(278)	(278)
Net Income (Loss)	$12,189	$(20,394)

Total Assets	$443,934	$481,234

(1) Excluding depreciation and amortization.

During the fourth quarter of the fiscal year ended January 31, 2007, the Company borrowed $230,000 on a short term, informal, non-interest bearing basis from a company owned by a significant stockholder. The balance at April 30, 2007 was $230,000 and is included in current liabilities. This advance is expected to be repaid during 2007 from the proceeds of subsequent financings.

9.	SEGMENT INFORMATION FOR CONTINUING OPERATIONS

          The Company operates and manages its business in three segments, which are its used car sales and financing segment (“Carbiz Auto Credit” or “CAC”), its used car sales and financing joint venture (“JV1”), and various software and consulting services offered to independent car dealerships (“Software and Other Products”). Approximately 99% of the Company’s revenue is generated in the United States. In addition almost all of the Company’s assets are located in the U.S. A fourth business segment, TaxMax, a tax preparation service, was sold on May 16, 2006. The Company has eliminated TaxMax from the segment information. See Note 10 herein.

          CAC purchases automobiles through auctions and sells them to end users at two car lots located in the State of Florida. When required, the Company will also finance these sales with loans that are generally 80 weeks in length. CAC operates a third car lot located in the State of Florida under a joint venture, Carbiz Auto Credit JV1, LLC.

CARBIZ INC.
Notes to the Condensed Consolidated Financial Statements
April 30, 2007 and 2006
(unaudited)

9.	SEGMENT INFORMATION FOR CONTINUING OPERATIONS (continued)

          Software and Other Products consists of new sales and recurring monthly revenues for software products, and new sales and recurring monthly revenues of consulting products, and other related revenue from credit bureau fees, supply sales and forms programming.

Three months ended April 30	2007
	Carbiz Auto		Software and
	Credit	JV1	Other	Total
Sales	$136,099	$134,507	$609,980	$880,586
Cost of Sales	102,334	95,468	218,152	415,954
Gross Profit	33,765	39,039	391,828	464,632
Operating Expenses (1)	41,878	26,294	584,093	652,265
Income (Loss) From Segments	$(8,113)	$12,745	$(192,265)	(187,633)
Depreciation & Amortization				(26,550)
Gain on Debt Forgiveness				391,337
Total Operating Income (Loss)				$177,154
Total Assets	$(546,686)	$443,934	$2,025,068	$1,922,316

Three months ended April 30	2006
	Carbiz Auto		Software and
	Credit	JV1	Other	Total
Sales	$137,219	$62,947	$557,592	$757,758
Cost of Sales	163,552	48,465	225,208	437,225
Gross Profit	(26,333)	14,482	332,384	320,533
Operating Expenses (1)	32,738	34,598	584,307	651,643
Income (Loss) From Segments	$(59,071)	$(20,116)	$(251,923)	(331,110)
Depreciation & Amortization				(23,670)
Total Operating Income (Loss)				$(354,780)
Total Assets	$(309,751)	$481,234	$934,108	$1,105,591

(1) Excluding depreciation and amortization

10.	DISCONTINUED OPERATIONS

On May 16, 2006, the Company completed the sale of its TaxMax business to Tax Refund Services, Inc. located in Tampa, Florida. The proceeds of $442,000 received from the sale will be primarily used to expand CAC operations. The book value of the assets sold was $20,575, therefore, the Company realized a gain of $421,425 on the disposition. No reserves for disposition were deemed appropriate prior to the sale.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), the financial results of the TaxMax business have been presented as discontinued operations on the financial statements for all periods presented. The former segment had revenue of $248,082 and operating income of $145,192 for the three months ended April 30, 2006.

11.	GAIN ON DEBT FORGIVENESS

During the three months ending April 30, 2007, the Company negotiated the settlement of a $466,337 trade payable which resulted in a gain on debt forgiveness of $391,337.

CARBIZ INC.

Up to 11,852,514 Common Shares

____________

End of Prospectus
____________

August 31, 2007

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

•	acted honestly and in good faith with a view to our best interests; and
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario) and the regulations thereunder or from liability for any breach thereof.

Item 25. Other Expenses of Issuance and Distribution.

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the common shares being registered hereby. All amounts are estimates. No portion of these expenses will be paid by the Selling Shareholders.

Item	Amount
Registration Fees	$158.63
Legal fees and expenses	$45,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous expenses	$5,000.00
Total	$65,158.63

Item 26. Recent Sales of Unregistered Securities.

          The following is a summary of the transactions by Carbiz during the last three years involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

          On August 1, 2007, we issued 460,500 common shares pursuant to the exercise of class A common share warrants issued to one individual. The securities issued pursuant to the exercise of the warrants were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act because such individual was an “accredited investor,” as such term is defined in Regulation D.

          On February 28, 2007, we sold an aggregate of $2,500,000 secured convertible debentures to Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”). The debentures bear an annual interest rate of (i) 12% compounded monthly from the date of issuance until the company files a registration statement with the Securities and Exchange Commission; (ii) 10% compounded monthly from the date the registration statement is filed until it becomes effective; and (iii) 8% per annum thereafter until the debentures are paid in full. The debentures are convertible at Trafalgar’s option into common shares of the company at a price per share equal to the lesser of (i) $0.22 or (ii) 85% of the lowest daily closing bid price of the company’s common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion. The debentures are secured by a pledge of 30,000,000 common shares of the company pursuant to a Pledge and Escrow Agreement dated February 28, 2007 among the parties and James G. Dodrill, II, P.A. and further secured by a pledge of all of the company’s assets under a Security Agreement dated February 28, 2007 between the parties. In addition, the company issued Trafalgar warrants to purchase up to an aggregate of 2,500,000 common shares of the company at a strike price of $0.15 per share, exercisable over the next 5 years. The debentures and warrants were issued to persons located outside the United States who were not “U.S. persons,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act, in reliance upon the exclusion from registration available under Regulation S.

          On January 25, 2007, we awarded 3,400,000 common shares (the “Incentive Shares”) to eleven individuals as restricted stock, subject to certain restrictions set forth in the restricted stock agreements entered into with each award recipient. The Incentive Shares were issued pursuant to the company’s 2007 Incentive Stock Plan, and were issued for no consideration other than services rendered.

The Incentive Shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering of securities.

          On October 17, 2006, we issued 129,776 common shares pursuant to the exercise of options issued to two individuals. The securities issued pursuant to the exercise of the options were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act as the issuance did not involve any public offering.

          Effective October 3, 2006, the approximately $1.3 million in debentures related to our debenture financing which closed on April 6, 2006 converted into 13,842,027 common shares, 14,472,753 class A common share purchase warrants and 7,236,355 class B common share purchase warrants. Each class A common share purchase warrant and each class B common share purchase warrant is exercisable for one common share until October 6, 2010 at an exercise price of Cdn$0.12 per common share. The conversion occurred as a result of the quotation of the company’s shares on the U.S. Over-The-Counter Bulletin Board and the delisting of the company’s shares from the TSX Venture Exchange. The securities issued pursuant to the conversion were issued in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act as the issuance involved the exchange of securities of the company with existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Pursuant to the terms of the placement agent agreement related to the financing, the company also issued as of October 3, 2006, 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of Cdn$0.23, and 438,100 common share purchase warrants, with each warrant exercisable for one common share until October 3, 2011 at an exercise price of Cdn$0.22, to the agent involved in the financing. The securities issued pursuant to the placement agent agreement were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act with the agent being an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D.

          On September 5, 2006, we completed a non-brokered private placement of 2,400,000 units issued to nine investors at a price of $0.10 per unit for gross proceeds to the company of $240,000. Each unit is comprised of one common share and one common share purchase warrant exercisable into one common share at an exercise price of $0.15 for a period of two years. Concurrently with this offering, related party debt in the amount of $156,546.44 held by two directors of the company was also converted into 1,565,464 units with the same terms as the units issued in the private placement. The Units issued pursuant to the private placement and the debt conversion were issued in private transactions in the United States in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act with each participant in the offering being an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D).

          On September 5, 2006, we entered into an investor relations consulting agreement, in consideration for which the company issued to the other party to such agreement 1,500,000 common shares of the company. These common shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act as this issuance did not involve a public offering of such securities.

          On August 31, 2006, we issued 200,000 common shares pursuant to the exercise of an option issued to consultant of the company. The securities issued pursuant to the exercise of the option were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act, as the issuance did not involve any public offering.

          On May 12, 2006, we issued 62,900 common shares pursuant to the exercise of options issued to seven individuals. The securities issued pursuant to the exercise of the options were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act as the issuance did not involve any public offering.

          On April 6, 2006, we completed a non-brokered private placement to Jon Kochevar of Cdn$23,238 principal amount 5% convertible debentures. Prior to the maturity date, the debenture converts automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debenture converts into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.12 per unit. Each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. Each whole class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. The maturity date for the debentures is October 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on a debenture that matured on April 6, 2006, because the debenture holder would not extend the maturity date of his debenture until October 6, 2006. The debenture in this private placement were issued in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act, because such purchaser was an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

          On October 6, 2005, we completed a non-brokered private placement involving two non-U.S. purchasers and two U.S. purchasers of Cdn$809,119.94 principal amount 5% convertible debentures. The non-U.S. purchasers acquired Cdn$747,398.94 in debentures, and the U.S. purchasers acquired Cdn$61,721 in debentures. Prior to the maturity date, the debentures convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debentures convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.15 per unit. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. Each whole class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. The maturity date for the debentures is April 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on certain other debentures that matured on October 6, 2005, because the debenture holders would not extend the maturity date of those debentures until April 6, 2006. The debentures in this private placement were issued to the non-U.S. and U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by April 6, 2006 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. One holder of Cdn$25,150 principal amount of our debentures sought to be paid the principal and interest on his debenture, while the remaining debenture holders agreed to the extension of the maturity date. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act.

          On July 29, 2005, we completed a non-brokered private placement of a $150,000 principal amount promissory note that bears interest at a rate of 17.7% with a U.S. purchaser and a non-U.S. purchaser. The promissory note was issued to the U.S. purchaser in reliance upon the exemption from registration available under Section 4(2) under the Securities Act. The promissory note was issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act.

          On December 14, 2004, we granted an aggregate of 637,891 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.20 per share. These options expire on December 14, 2009. Options to purchase 319,012 common shares were granted to three of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$63,802.40, and options to purchase 318,879 common shares were granted to three of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$411,232.40.

          On October 12, 2004, we completed a brokered private placement of 5% convertible debentures involving 27 purchasers for net proceeds of Cdn$1,614,030. The debentures were to convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares from trading on the TSX Venture Exchange. The debentures were to convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.22 per unit. Each class A common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.23 per common share. Each whole class B common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.30 per common share. Interest did not accrue on the debentures until May 1, 2005. If the conditions necessary for the conversion of these debentures were not met by October 6, 2005, the debentures matured and the principal and accrued interest would be due and payable in full on that date.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by October 6, 2005 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until April 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-

Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.15 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.15. The holders of Cdn$846,297.50 principal amount of our debentures sought to be paid the principal and interest on their debentures, while the remaining debenture holders agreed to the extension of the maturity date.

          In consideration for the services provided by an agent related to the private placement on October 12, 2004, the agent received a cash commission equal to 10% of the gross proceeds raised by the agent, which totaled $61,974. The agent is also entitled to receive a cash fee equal to 2% of the gross proceeds from the subsequent exercise within twelve months from the date the debentures are converted of any class A common share purchase warrants or class B common share purchase warrants that were issued upon conversion of debentures placed by the agent. In addition, the agent will receive that number of units that is equal to 10% of the number of units to be issued on the date the debentures are converted with respect to debentures placed by the agent. Each unit shall consist of one first common share purchase warrant and one second common share purchase warrant. Each first common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.22 per share on or before the date that is five years from the date the debentures are converted into units. Each second common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.23 per share on or before the date that is five years from the date the debentures are converted into units.

          The securities were issued to the purchasers and the agent in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act, because such persons were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act.

          On September 16, 2004, we completed a non-brokered private placement involving two purchasers of 91,000 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$27,300. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until September 16, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

          On August 16, 2004, we completed a non-brokered private placement of 10% convertible debentures involving two purchasers pursuant to which a total of Cdn$332,693 principal amount of debentures were issued. The debentures matured in March 2005 with both principal and interest being convertible into our common shares. The principal is convertible at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to conversion or the price of any financing completed by us prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The interest is convertible on the maturity date at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The debentures were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act.

Item 27. Exhibits.

          (a) Exhibits.

          The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

          (b) Financial Statement Schedules.

          Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

Item 28. Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24, or otherwise, Carbiz has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

SIGNATURES

          In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on August 30, 2007.

CARBIZ INC.

By:	/s/ Carl Ritter
Carl Ritter, Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
*
Carl Ritter	Chief Executive Officer, Chairman and a Director	August 30, 2007
(Principal Executive Officer)

*
Richard Lye	President, Corporate Secretary and a Director	August 30, 2007

*
Stanton Heintz	Chief Financial Officer and a Director	August 30, 2007
(Principal Financial and Accounting Officer)

*
Ross Quigley	Director	August 30, 2007

*
Theodore Popel	Director	August 30, 2007

*
Christopher Bradbury	Director	August 30, 2007

*	Director	August 30, 2007
Wallace Weylie

*
Vernon Haverstock	Director	August 30, 2007

*
Gene Tomsic	Director	August 30, 2007

*
Brandon Quigley	Director	August 30, 2007

* /s/ Carl Ritter		August 30, 2007
Carl Ritter
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Carbiz Inc. in the United States on August 30, 2007.

/s/ Carl Ritter
 Carl Ritter, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate
4.2(1)	Specimen of Preferred Share Certificate
4.3(1)	Form of 5% Convertible Debenture (October 2004)
4.4(1)	Form of Amendment of Debenture Agreement
4.5(1)	Form of 5% Convertible Debenture (October 2005)
4.6(3)	Form of Class A Common Share Purchase Warrant
4.7(3)	Form of Class B Common Share Purchase Warrant
4.8(1)	Form of Agent’s First Common Share Purchase Warrant
4.9(1)	Form of Agent’s Second Common Share Purchase Warrant
4.10(1)	Investors’ Rights Agreement dated October 6, 2004 among Carbiz and certain investors
4.11(1)	Investors’ Rights Agreement dated October 6, 2005 among Carbiz and certain investors
4.12(3)	Form of 5% Convertible Debenture (April 2006)
4.13(7)	Form of Registration Rights Agreement among Carbiz and certain investors (September 2006)
4.14(7)	Form of Common Share Purchase Warrant (September 2006)
4.15(5)	Form of Secured Convertible Debenture (February 2007)
4.16(5)	Registration Rights Agreement dated February 28, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg
4.17(5)	Form of Common Share Purchase Warrant (February 2007)
5.1(7)	Legal Opinion of Harris + Harris LLP
10.1(1)	Management Agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc.
10.2(1)	Lease Agreement dated April 1, 2004 between Carbiz and Tony and Julie Katsamakis with respect to premises located in Palmetto, Florida
10.3(1)	Lease Agreement dated October 4, 2003 between Carbiz and Herrig Enterprises L.L.C. with respect to premises located in Sarasota, Florida
10.4(1)	Lease Agreement dated September 22, 2004 between Carbiz Auto Credit Inc. and D.O. & M.G. Investment, Inc. with respect to the premises located in St. Petersburg, Florida
10.5(1)	Lease Agreement dated April 1, 2005 between Carbiz Auto Credit Inc. and Wilfredo and Violeta Quintero with respect to the premises located in Tampa, Florida
10.6(1)	Stock Option Plan
10.7(1)	Form of 5% Convertible Debenture Subscription Agreement (October 2004)
10.8(1)	Placement Agent Agreement dated September 29, 2004 between Carbiz and Innovation Capital, LLC
10.9(1)	First Amendment dated October 12, 2004 to Placement Agent Agreement between Carbiz and Innovation Capital, LLC
10.10(1)	Operating Agreement dated March 16, 2005 of Carbiz Auto Credit JV1, LLC
10.11(1)	Software License Agreement dated March 4, 2005 between Carbiz and Carbiz Auto Credit JV1, LLC
10.12(1)	Promissory Note dated July 29, 2005 issued to Medipac International
10.13(1)	Debenture Instructions
10.14(3)	Debenture Extension
10.15(3)	Asset Sale Agreement dated May 16, 2006 between Carbiz USA, Inc. and Tax Refund Services Inc.
10.16(7)	Investor Relations Consulting Agreement dated September 1, 2006 between Carbiz and Crescent Fund, LLC
10.17(7)	Form of Unit Subscription Agreement among Carbiz, and certain investors (September 2006)
10.18(4)	2007 Stock Incentive Plan

10.19(4)	Form of Incentive Stock Option Agreement for Employees
10.20(4)	Form of Non-Qualified Stock Option Agreement for Employees
10.21(4)	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors
10.22(4)	Form of Non-Qualified Stock Option Agreement for Consultants
10.23(4)	Form of Restricted Stock Agreement for Employees
10.24(4)	Form of Restricted Stock Agreement for Non-Employee Directors
10.25(4)	Form of Restricted Stock Agreement for Consultants
10.26(5)	Securities Purchase Agreement dated February 28, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg,
10.27(5)	Pledge and Escrow Agreement dated February 28, 2007 among Carbiz, Trafalgar Capital Specialized Investment Fund, Luxembourg, and James G. Dodrill II, P.A.
10.28(5)	Security Agreement dated February 28, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg
10.29(6)

Loan and Security Agreement dated March 23, 2007 among Carbiz USA Inc., Carbiz Auto Credit Inc., Carbiz Auto Credit JV1 LLC, Carbiz Inc., Colossus Capital Fund L.P. and certain other lenders, and SWC Services LLC

10.30(6)	Guaranty and Security Agreement dated March 23, 2007 between Carbiz Inc. and SWC Services LLC
10.31(6)	Pledge Agreement dated March 23, 2007 between Carbiz Inc. and SWC Services LLC
10.32*	Subordination and Intercreditor Agreement dated March 2007 among Carbiz Inc., Carbiz USA Inc., Carbiz Auto Credit, Inc., Carbiz Auto Credit JV1, LLC, Trafalgar Capital Specialized Investment Fund, Luxembourg, and SWC Services LLC
21.1(1)	List of Subsidiaries
23.1*	Consent of Christopher, Smith, Leonard, Bristow & Stanell, P.A.
23.2(7)	Consent of Harris + Harris LLP (Included as part of Exhibit 5.1)
23.3*	Consent of Aidman, Piser & Company, P.A.
24.1(7)	Powers of Attorney for Carl Ritter, Richard Lye, Stanton Heintz, Ross Quigley, Theodore Popel, and Christopher Bradbury (Included on the signature pages to the registration statement)
24.2 (8)	Powers of Attorney for Wallace Weylie, Vernon Haverstock, Gene Tomsic and Brandon Quigley (Included on the signature pages to the registration statement)
99.1(1)	Form F-X

* Filed herewith.

(1)	Previously filed with Form SB-2 on November 2, 2005 and incorporated by reference.
(2)	Previously filed with Form SB-2/A on March 8, 2006 and incorporated by reference.
(3)	Previously filed with Form SB-2/A on June 30, 2006 and incorporated by reference.
(4)	Previously filed with Form 8-K on January 25, 2007 and incorporated by reference.
(5)	Previously filed with Form 8-K on March 12, 2007 and incorporated by reference.
(6)	Previously filed with Form 8-K on March 29, 2007 and incorporated by reference.
(7)	Previously filed with Form SB-2 on April 16, 2007 and incorporated by reference.
(8)	Previously filed with Form SB-2/A on July 9, 2007 and incorporated by reference.